                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         CORPORATE OFFICE PROPERTIES TRUST, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                                               Filed Pursuant To
                                                               Rule 424(b)(3)
                                                               File No.333-45649

[COPT LOGO OR LETTERHEAD]

                                                               February 11, 1998

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of Corporate Office Properties Trust, Inc., a Minnesota corporation (the "Company"), to be held at 10:30 a.m., local time, on March 12, 1998 at Room 803, Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania.

    At the Special Meeting, you will be asked to consider and vote upon a proposal to reform the Company (the "Reformation") as a Maryland real estate investment trust ("REIT"). The Company is proposing the Reformation in order to change its domicile to that of a state which is recognized by REIT analysts and investors as a domicile of choice for REITs and to achieve greater organizational and investment flexibility. The Reformation provides the structure the Company needs to execute on its growth plans. There are also certain state and local tax benefits that will also inure to the Company. As a result, management of the Company believes that this new structure will benefit all shareholders and should enhance the long-term value of their investment.

    The Company will be reformed as a Maryland REIT, which will be named Corporate Office Properties Trust, pursuant to two consecutive mergers, (a) of the Company into a newly formed, wholly owned subsidiary corporation of the Company and (b) of the former subsidiary corporation into a newly formed, wholly owned subsidiary Maryland real estate investment trust (the "Trust"), and the conversion of each outstanding share of common stock of the Company into one common share of beneficial interest of the Trust. Approval of the Reformation will constitute approval of all of the provisions set forth in the Declaration of Trust and the Bylaws of the Trust, including a classified board of trustees, the members of which are the same as the current directors of the Company. The Company believes the use of staggered terms for the trustees enhances the continuity and stability of the board of trustees.

    The Reformation is more fully described in the accompanying Proxy Statement/Prospectus. We urge you to review carefully the Proxy
Statement/Prospectus and accompanying Appendices. A copy of the Agreement and Plan of Merger and the Declaration of Trust and the Bylaws of the Trust are attached as Appendices A, B and C, respectively, to the accompanying Proxy Statement/Prospectus.

    In addition to voting on the Reformation, you will be asked to consider and vote upon the adoption of the 1998 Long Term Incentive Plan (the "Plan"). The Company believes that a long-term, equity-based incentive plan is important to the retention of its senior management team, and also aligns the economic interests of its senior management team with the economic interests of its shareholders. A copy of the Plan is attached as Appendix D to the accompanying Proxy Statement/Prospectus.

    The Company's Board of Directors recommends a vote FOR the Reformation and the Plan.

    Your vote is important to the Company. Failure to return your proxy card or vote would have the same effect as a vote against the Reformation. Please complete, date and sign the enclosed proxy card and return it in the accompanying postage-paid envelope.

Sincerely,

             /s/ Jay H. Shidler                           /s/ Clay W. Hamlin III
            Chairman of the Board              President and Chief Executive Officer

                    CORPORATE OFFICE PROPERTIES TRUST, INC.
                          ONE LOGAN SQUARE, SUITE 1105
                        PHILADELPHIA, PENNSYLVANIA 19103

                           NOTICE OF SPECIAL MEETING
                           TO BE HELD MARCH 12, 1998

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Corporate Office Properties Trust, Inc., a Minnesota corporation (the "Company"), will be held on March 12, 1998 at 10:30 a.m., local time, at Room 803, Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, to consider and vote upon the following matters more fully described in the accompanying Proxy Statement/Prospectus:

    1. A proposal to approve the reformation of the Company as a Maryland real estate investment trust, which will be named Corporate Office Properties Trust, pursuant to two consecutive mergers, (a) of the Company into a newly formed, wholly owned subsidiary corporation of the Company and (b) of the former subsidiary corporation into a newly formed, wholly owned subsidiary Maryland real estate investment trust (the "Trust"), and the conversion of each outstanding share of common stock of the Company into one common share of beneficial interest of the Trust, which approval shall constitute approval of all the provisions set forth in the Declaration of Trust and the Bylaws of the Trust, including a classified board of trustees, the members of which are the same as the current directors of the Company, and the more flexible operational and investment policies permitted thereunder.

    2. The adoption of the 1998 Long Term Incentive Plan.

    3. Such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on February 11, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. A list of such shareholders will be available for inspection at the offices of the Company, One Logan Square, Suite 1105, Philadelphia, Pennsylvania, at least ten days prior to the Special Meeting.

                                          By order of the Board of Directors.

                                                       [LOGO]

                                          Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                           PROXY STATEMENT/PROSPECTUS
                    CORPORATE OFFICE PROPERTIES TRUST, INC.
                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 12, 1998
                            ------------------------

                       CORPORATE OFFICE PROPERTIES TRUST

                                   PROSPECTUS

             UP TO 2,341,083 COMMON SHARES OF BENEFICIAL INTEREST,
        PAR VALUE $0.01 PER SHARE, OF CORPORATE OFFICE PROPERTIES TRUST

    This Proxy Statement/Prospectus is furnished to the shareholders of Corporate Office Properties Trust, Inc., a Minnesota corporation ("COPT" or the "Company"), previously named Royale Investments, Inc. ("Royale"), in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") for use at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held on March 12, 1998, at 10:30 a.m., local time, at Room 803, Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania, and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement/Prospectus and form of proxy solicited on behalf of the Board will first be sent to the Company's shareholders is on or about February 11, 1998.

    At the Special Meeting, holders of record (the "Shareholders") of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company will consider and vote upon (i) the reformation of the Company as a Maryland real estate investment trust, which will be named Corporate Office Properties Trust, pursuant to two consecutive mergers, (a) of the Company into a newly formed, wholly owned subsidiary corporation of the Company and (b) of the former subsidiary corporation into a newly formed, wholly owned subsidiary Maryland real estate investment trust (the "Trust"), and the conversion of each outstanding share of Common Stock into one common share of beneficial interest, par value $0.01 per share (the "Common Shares"), of the Trust (the "Reformation") pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), which approval shall constitute approval of the Merger Agreement and all of the provisions set forth in the Amended and Restated Declaration of Trust (the "Declaration of Trust") and the Bylaws (the "Maryland Bylaws") of the Trust, including a classified board of trustees (the "Board of Trustees"), the members of which are the same as the current directors of the Company, and the more flexible operating and investment policies permitted thereunder, (ii) the adoption of the 1998 Long Term Incentive Plan (the "Plan") and (iii) such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. A copy of the Merger Agreement, the Declaration of Trust, the Maryland Bylaws and the Plan are attached hereto as Appendices A, B, C and D, respectively. The Board recommends a vote FOR the Reformation and a vote FOR the adoption of the Plan. See "Proposal 1--Reformation of the Company" and "Proposal 2--Adoption of the Plan."
                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" COMMENCING ON PAGE 9 OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHAREHOLDERS SHOULD CONSIDER WITH RESPECT TO THE REFORMATION AND THE SECURITIES BEING OFFERED HEREBY.
                             ---------------------

    This Proxy Statement/Prospectus is accompanied by a copy of Royale's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1996, Quarterly Report on Form 10-QSB for the period ended September 30, 1997 and Current Report on Form 8-K filed January 20, 1998.
                            ------------------------

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED UPON OR
          ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

     THE SECURITIES ISSUABLE IN THE REFORMATION HAVE NOT BEEN APPROVED OR
      DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
     ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
         OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS FEBRUARY 9, 1998.

(CONTINUED FROM PREVIOUS PAGE)

    The close of business on February 11, 1998 has been fixed by the Board as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. On February 11, 1998, the Company had outstanding 2,268,583 shares of Common Stock. The Common Stock is the Company's only class of voting securities and each share entitles the holder to one vote on all matters to come before the meeting. There is no cumulative voting. Under Minnesota law, the affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Reformation. The adoption of the Plan requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote, in person or by proxy, at the Special Meeting. Presence at the Special Meeting, in person or by proxy, of holders of a majority of the shares of Common Stock outstanding and entitled to vote will constitute a quorum for the transaction of business at the Special Meeting.

    Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Special Meeting FOR the Reformation and FOR the adoption of the Plan. With respect to any other business which may properly come before the Special Meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in the discretion of the designated proxy holders. A Shareholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting will not by itself be sufficient to revoke a proxy.

    Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspector appointed for the meeting. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter upon which the Shareholder has abstained. Broker non-votes with respect to a given proposal will not be counted as either "for" or "against" it. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

    The cost of preparing, assembling and mailing the Notice of Special Meeting, this Proxy Statement/ Prospectus and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies may also be solicited personally or by telephone by directors and officers of the Company, who will receive no additional compensation.

    This Proxy Statement/Prospectus also constitutes the prospectus of the Trust filed with the Securities and Exchange Commission (the "Commission") as a part of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Shares to be issued to Shareholders of the Company upon consummation of the Reformation.

    The Company's Common Stock is listed for trading on the Nasdaq Small Cap Market tier of the Nasdaq Stock Market ("NASDAQ") under the symbol COPT. On February 3, 1998, the last sale price for the Company's Common Stock as reported on NASDAQ was $10.00 per share.

    No person has been authorized to give any information or to make any representations not contained in this Proxy Statement/Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Trust. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the Trust subsequent to the date hereof.

                                    CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................          1
INCORPORATION OF DOCUMENTS BY REFERENCE....................................................................          1
SUMMARY....................................................................................................          2
  Summary Historical Consolidated Financial Data of the Company............................................          6
  Market Price and Distribution Information................................................................          8
RISK FACTORS...............................................................................................          9
  Reliance on Major Tenants................................................................................          9
  Lack of Geographical Diversity...........................................................................          9
  Risk of Inability to Sustain Distribution Level..........................................................          9
  Effects of Ownership Limit, Classified Board and Power to Issue Additional Shares........................          9
  Tax Risks................................................................................................         11
  Conflicts of Interest....................................................................................         13
  Real Estate Investment Risks.............................................................................         14
  Real Estate Financing Risks..............................................................................         17
  Possible Adverse Effect of Shares Available for Future Sale on Price of Common Shares....................         18
  Control of Management; Limits on Change of Control.......................................................         18
  Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt.........................         19
  Dependence on Key Personnel..............................................................................         19
  Possible Adverse Effect on Price of Common Shares........................................................         19
  Risks Associated with Reliance on Forward-Looking Statements.............................................         19
PROPOSAL 1--REFORMATION OF THE COMPANY.....................................................................         20
  General..................................................................................................         20
  Board Recommendation; Reasons for the Reformation........................................................         20
  Vote Required............................................................................................         20
  Reformation..............................................................................................         21
  The Merger Agreement.....................................................................................         21
  Certain Consequences of the Mergers......................................................................         22
  Accounting Treatment of the Mergers......................................................................         23
  Rights of Dissenting Shareholders........................................................................         23
  Description of Shares of Beneficial Interest.............................................................         25
  Comparison of Rights of Shareholders of the Company and Shareholders of the Trust........................         29
THE COMPANY................................................................................................         40
  General..................................................................................................         40
  Business Objectives and Growth Strategies................................................................         40
  Capitalization Strategy..................................................................................         41
PROPERTIES.................................................................................................         42
  The Suburban Office Properties...........................................................................         42
  The Retail Properties....................................................................................         48
  Tenants..................................................................................................         49
  Lease Expiration--Portfolio Total........................................................................         50
  Lease Expirations by Property............................................................................         51
DISTRIBUTION POLICY........................................................................................         54
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES................................................................         54
  Investment Policies......................................................................................         54
  Financing Policies.......................................................................................         55
  Conflict of Interest Policies............................................................................         56
  Working Capital Reserves.................................................................................         57
OPERATING PARTNERSHIP AGREEMENT............................................................................         58

                                                                                                               PAGE
                                                                                                             ---------
  General..................................................................................................         58
  Management...............................................................................................         58
  Conversion and Redemption................................................................................         59
  Liability and Indemnification............................................................................         59
  Capital Contributions....................................................................................         59
  Tax Matters..............................................................................................         60
  Operations...............................................................................................         60
  Term.....................................................................................................         60
MANAGEMENT.................................................................................................         61
  Executive Officers and Trustees..........................................................................         61
  Certain Information Regarding the Board of Trustees and Committees.......................................         64
  Executive Compensation...................................................................................         64
  Employment Agreement.....................................................................................         65
  Existing Plan............................................................................................         65
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS................................................................         66
  The Company..............................................................................................         66
  The Operating Partnership................................................................................         67
  Registration Rights......................................................................................         67
CERTAIN TRANSACTIONS.......................................................................................         68
  The Transactions.........................................................................................         68
  Management Agreement.....................................................................................         69
  Other....................................................................................................         69
DESCRIPTION OF PROPERTY FINANCING..........................................................................         69
FEDERAL INCOME TAX CONSIDERATIONS..........................................................................         70
  Taxation of the Trust....................................................................................         71
  Tax Aspects of the Trust's Investments in Partnerships...................................................         75
  Taxation of Shareholders.................................................................................         76
  Other Tax Considerations.................................................................................         78
PROPOSAL 2--ADOPTION OF THE PLAN...........................................................................         80
  Description of the Plan..................................................................................         80
  Board Recommendation.....................................................................................         80
  Vote Required............................................................................................         80
  Federal Income Tax Consequences..........................................................................         81
INDEPENDENT ACCOUNTANTS....................................................................................         82
SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS..........................................         82
OTHER MATTERS..............................................................................................         82
LEGAL MATTERS..............................................................................................         82
EXPERTS....................................................................................................         83
INDEX TO FINANCIAL STATEMENTS..............................................................................        F-1

Appendix A--Agreement and Plan of Merger...................................................................        A-1
Appendix B--Amended and Restated Declaration of Trust of the Trust.........................................        B-1
Appendix C--Maryland Bylaws of the Trust...................................................................        C-1
Appendix D--1998 Long Term Incentive Plan..................................................................        D-1
Appendix E--Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act.......................        E-1

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission relating to its business, financial position, results of operations and other matters. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed for trading on the NASDAQ. Such reports, proxy statements and other information can also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006. Such reports, proxy statements and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's web site (http://www.sec.gov).

    The Trust has filed with the Commission the Registration Statement under the Securities Act with respect to the Common Shares offered hereby. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the Common Shares offered hereby.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company (File No. 0-20047) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

        1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 (other than the audited financial information of the Company set forth therein);

        2. The Company's Quarterly Reports on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

        3. The Company's Current Reports on Form 8-K filed October 29, 1997, November 6, 1997, December 24, 1997 and January 20, 1998.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy
Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO CORPORATE OFFICE PROPERTIES TRUST, INC., ONE LOGAN SQUARE, SUITE 1105, PHILADELPHIA, PENNSYLVANIA 19103, ATTN: DENISE J. LISZEWSKI (TELEPHONE NUMBER (215) 567-1800). IN ORDER TO ENSURE TIMELY DELIVERY OF THE INCORPORATED DOCUMENTS, REQUESTS SHOULD BE RECEIVED PRIOR TO FEBRUARY 28, 1998.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" REFERS TO ROYALE PRIOR TO OCTOBER 14, 1997, AND THEREAFTER INCLUDES ITS SUBSIDIARY CORPORATE OFFICE PROPERTIES HOLDINGS, INC., A DELAWARE CORPORATION FORMERLY NAMED FCO HOLDINGS, INC. ("HOLDINGS"), AND CORPORATE OFFICE PROPERTIES, L.P., FORMERLY NAMED FCO, L.P. (THE "OPERATING PARTNERSHIP"), TOGETHER WITH THE DELAWARE AND PENNSYLVANIA LIMITED PARTNERSHIPS IN WHICH THE COMPANY, THROUGH HOLDINGS AND THE OPERATING PARTNERSHIP, HAS INTERESTS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE DESCRIPTION OF THE TRUST ASSUMES THE REFORMATION HAS OCCURRED. CERTAIN CAPITALIZED TERMS WHICH ARE USED HEREIN BUT NOT DEFINED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

The Company..................  The Company is a self-administered real estate investment trust ("REIT") which focuses principally on the ownership, acquisition and management of suburban office properties in high growth submarkets in the United States. The Company
                               currently owns interests in ten suburban office buildings in
                               Pennsylvania and New Jersey containing approximately 1.5
                               million rentable square feet (the "Shidler Acquisition
                               Properties") and seven retail properties located in the
                               Midwest containing approximately 370,000 rentable square
                               feet. As of December 31, 1997, the Company's properties were over 99% leased.

                               The Company was formed in 1988 as Royale Investments, Inc.
                               to own and acquire retail properties and subsequently became an externally advised REIT. On October 14, 1997, the
                               Company, as part of a series of transactions, acquired the
                               Mid-Atlantic suburban office operations of The Shidler
                               Group, a national real estate firm (the "Transactions"). As a result of the Transactions, the Company relocated its
                               headquarters from Minneapolis to Philadelphia and became
                               internally administered. Further, Jay Shidler became the
                               Company's Chairman of the Board and Clay Hamlin became the
                               Company's President and Chief Executive Officer. On January
                               1, 1998, the Company changed its name to Corporate Office
                               Properties Trust, Inc.

The Trust....................  A newly formed Maryland REIT. The Trust expects to continue the Company's qualification as a REIT for federal income tax purposes.

The Transactions.............  On October 14, 1997, the Company completed a number of transactions in connection with the acquisition of the
                               Mid-Atlantic suburban office operations of The Shidler Group pursuant to the Formation/Contribution Agreement dated
                               September 7, 1997, as amended (the "Formation Agreement").
                               Although the Transactions involved a number of properties
                               and partnerships and were effected by a series of
                               intermediate steps, the Transactions, in effect, constituted the acquisition by the Company of an interest in the
                               Operating Partnership formed to acquire (the "Acquisition")
                               the Shidler Acquisition Properties. See "Certain
                               Transactions--The Transactions."

The Special Meeting..........  The Special Meeting will be held on March 12, 1998 at 10:30
                               a.m., local time, at Room 803, Four Seasons Hotel, One Logan
                               Square, Philadelphia, Pennsylvania. The purpose of the
                               Special Meeting is to

                               consider and vote upon (i) the Reformation, (ii) the Plan
                               and (iii) such other business as may properly come before
                               the Special Meeting.

                               Only holders of record of the Common Stock at the close of business on February 11, 1998 (the "Record Date") will be
                               entitled to vote at the Special Meeting or any postponement or adjournment thereof. As of the Record Date, there were
                               2,268,583 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

                               The directors and officers of the Company and their
                               affiliates owned as of the Record Date 864,892 outstanding shares of Common Stock representing approximately 38% of the outstanding Common Stock entitled to vote at the Special
                               Meeting. All such persons have indicated their present
                               intention to vote their shares in favor of the Reformation and to adopt the Plan.

Required Vote................  Under Minnesota law, the affirmative vote of a majority of the outstanding shares of Common Stock is required to
                               approve the Reformation. The adoption of the Plan requires the affirmative vote of a majority of the shares of Common
                               Stock represented and entitled to vote, in person or by
                               proxy, at the Special Meeting.

Recommendations of the
Board........................  The Board, including the independent directors, who constitute a majority of the Board, has unanimously approved the Merger Agreement and has determined that the Reformation is fair to, and in the best interests of, the Company and
                               its Shareholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE
                               SHAREHOLDERS VOTE FOR APPROVAL OF THE REFORMATION. The
                               Company is proposing the Reformation in order to domicile in a state which is recognized by REIT analysts and investors as a domicile of choice for REITs and to achieve
                               organizational and investment flexibility. The Reformation provides the structure the Company needs to execute on its growth plans. There are also certain state and local tax
                               benefits that will also inure to the Company. For a further discussion of the reasons for the Reformation and the
                               factors considered by the Board in approving the Merger
                               Agreement, see "Proposal 1--Reformation of the
                               Company--Board Recommendation; Reasons for the Reformation."

                               The Board also unanimously recommends that the Shareholders adopt the Plan. The Company believes that a long-term,
                               equity-based incentive plan is important to the retention of its senior management team, and also aligns the economic
                               interests of its senior management team with the economic
                               interests of its shareholders. See "Proposal 2--Adoption of the Plan--Board Recommendation."

Revocability of Proxies......  A Shareholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a
                               written notice of such revocation, by filing with the
                               Secretary of the Company a duly executed proxy bearing a
                               later date or by voting in person at the Special Meeting.

The Reformation..............  The reformation of the Company as a Maryland real estate investment trust accomplished through the Mergers (as
                               hereinafter defined).

The Mergers..................  The merger of the Company into a newly formed Maryland corporation (the "Company Merger"), which shall be the
                               surviving corporation, followed by the merger of the
                               surviving corporation into the Trust with the Trust
                               surviving (the "Trust Merger" and, together with the Company
                               Merger, the "Mergers"), in each case pursuant to the Merger
                               Agreement. The Reformation is taking the form of this
                               two-step merger because Minnesota law does not permit the
                               direct merger of a Minnesota corporation into a Maryland
                               real estate investment trust. See "Proposal 1--Reformation of the Company-- Reformation."

Consequences of the
Mergers......................  As a result of the Mergers, each share of Common Stock will be converted into one Common Share. The Trust will succeed to all of the assets and liabilities of the Company. See
                               "Proposal 1-- Reformation of the Company--Certain
                               Consequences of the Mergers."

Effective Time of the
Mergers......................  If the Reformation is approved, the effective time of the
                               Mergers will be the later of the filing of the Articles of
                               Merger with the Secretary of State of the State of Minnesota and the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of
                               Maryland. See "Proposal 1--Reformation of the
                               Company--Certain Consequences of the Mergers--Effective
                               Time."

Conditions to the Mergers....  The Merger Agreement provides that, among others, the following are conditions to the Mergers: (i) the approval of the Merger Agreement by the Shareholders at the Special
                               Meeting; (ii) holders of less than 5.0% of the outstanding shares of Common Stock shall have exercised their
                               dissenter's rights; and (iii) no order to restrain or enjoin the consummation of the Mergers shall have been entered.
                               Certain of the conditions may be waived. The Merger
                               Agreement also provides that the parties may terminate the
                               Merger Agreement before or after the Special Meeting. See
                               "Proposal 1--Reformation of the Company--The Merger
                               Agreement."

Accounting Treatment.........  The Reformation will be accounted for as if it were a pooling of interests with no adjustment to the carrying
                               value of the underlying assets and liabilities. See
                               "Proposal 1--Reformation of the Company--Accounting
                               Treatment of the Mergers."

Certain Federal Income Tax
Consequences.................  The Company believes that the Reformation will be tax-free under the Internal Revenue Code of 1986, as amended (the
                               "Code"). Accordingly, (i) no gain or loss will be recognized under the Code by holders of shares of Common Stock who
                               exchange such shares for Common Shares as a result of the
                               Reformation, and (ii) no gain or loss will be recognized
                               under the Code by the Company or the Trust as a result of
                               the Reformation. See "Proposal 1--Reformation of the
                               Company--Certain Consequences of the Mergers--Federal Income
                               Tax Consequences."

Dissenters' Rights...........  Shareholders who comply with the specific requirements of
                               Section 302A.471 of the Minnesota Business Corporation Act
                               (the "MBCA") will have certain dissenters' rights in
                               connection with the Mergers. It is a condition to the
                               Mergers that holders of less than 5.0% of the outstanding
                               shares of Common Stock shall have exercised such rights. For a description of these rights and the procedures that must be followed by shareholders to obtain these rights, see
                               "Proposal 1-- Reformation of the Company--Rights of
                               Dissenting Shareholders."

Comparison of Shareholder
Rights.......................  At the effective time of the Mergers, the Company's shareholders will automatically become holders of beneficial interests in the Trust and their rights as shareholders will be governed by Maryland law and by the Declaration of Trust and the Maryland Bylaws. The rights of shareholders of the
                               Trust differ from the rights of shareholders of the Company with respect to a number of important matters. For a summary of these differences, see "Proposal 1--Reformation of the
                               Company--Comparison of Rights of Shareholders of the Company
                               and Shareholders of the Trust."

Risk Factors.................  Shareholders should carefully consider certain risk factors in evaluating the Reformation. See "Risk Factors."

                        SUMMARY HISTORICAL CONSOLIDATED
                         FINANCIAL DATA OF THE COMPANY

    The following summary financial information of the Company for each of the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996 has been derived from the Company's audited financial statements contained in its Annual Reports on Form 10-K for the years ended December 31, 1992 and 1993 and its Current Report on Form 8-K filed for the years ended December 31, 1994, 1995 and 1996 and is qualified in its entirety by such documents. The summary financial information of the Company for the nine months ended September 30, 1996 and 1997 has been derived from unaudited consolidated financial statements contained in its Quarterly Report on Form 10-Q for the period ended September 30, 1997 (and is qualified in its entirety by such documents), and, in the opinion of the Company's management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the unaudited interim periods. The operating results for the nine months ended September 30, 1997 are not necessarily indicative of results for the full fiscal year. This information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company and the Consolidated Financial Statements and the Notes thereto of the Company incorporated by reference in this Proxy Statement/Prospectus.

    The financial data set forth below do not reflect the effect of the Transactions, which closed on October 14, 1997. This information should be read in conjunction with the Combined Financial Statements of the Shidler Acquisition Properties and the Unaudited Pro Forma Condensed Consolidating Financial Statements of the Company contained in the Company's Current Report on Form 8-K dated December 24, 1997 incorporated by reference in this Proxy
Statement/Prospectus.

                            ROYALE INVESTMENTS, INC.
                             SUMMARY FINANCIAL DATA

                                                                                                       NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                               -----------------------------------------------------  --------------------
                                                 1992       1993       1994       1995       1996       1996       1997
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                                                          (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT PER SHARE AND PROPERTY DATA)
OPERATING DATA:

Revenue:
  Rental income..............................  $     518  $   1,074  $   2,038  $   2,436  $   2,477  $   1,844  $   1,881
  Other......................................        119         70        217         49         32         25         18
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total revenue..........................        637      1,144      2,255      2,485      2,509      1,869      1,899
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Expenses:
  Interest...................................        243        461      1,098      1,267      1,246        937        920
  Depreciation and amortization..............        125        256        476        567        567        425        425
  Property expenses..........................         99        204        345        344        361        269        255
  General and administrative.................         36         42         35         35         42         24         36
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total expenses.........................        503        963      1,954      2,213      2,216      1,655      1,636
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income...................................  $     134  $     181  $     301  $     272  $     293  $     214  $     263
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income per share.........................  $    0.19  $    0.17  $    0.21  $    0.19  $    0.21  $    0.15  $    0.19
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash distributions declared..................  $     639  $     923  $   1,207  $     710  $     710  $     533  $     533
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash distributions per share.................  $    0.90  $    0.88  $    0.85  $    0.50  $    0.50  $    0.38  $    0.38
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA (AS OF PERIOD END):

Real estate investments, net of accumulated
  depreciation...............................  $   9,931  $  15,110  $  24,179  $  23,624  $  23,070  $  23,209  $  22,654
Total assets.................................     10,798     18,882     25,647     24,779     24,197     24,252     23,686
Mortgages payable............................      4,800      7,450     15,153     14,918     14,658     14,718     14,448
Total liabilities............................      5,235      7,950     15,620     15,191     15,026     14,982     14,784
Shareholders' equity.........................      5,563     10,932     10,026      9,588      9,171      9,270      8,902

OTHER DATA:
Cash flows provided by (used in):
  Operating activities.......................  $     534  $     358  $     690  $     678  $     841  $     552  $     613
  Investing activities.......................     (9,278)    (5,461)    (9,511)      (551)       127         64        368
  Financing activities.......................      4,062      7,829      8,357     (1,001)      (967)      (730)      (742)
Funds from Operations (a)....................        259        437        768        827        847        630        679
Weighted average shares outstanding..........        710      1,065      1,420      1,420      1,420      1,420      1,420

PROPERTY DATA (AS OF PERIOD END):
Number of properties owned...................          2          4          7          7          7          7          7
Total net rentable square feet owned (in
  thousands).................................        135        215        370        370        370        370        370

------------------------

(a) Management generally considers Funds from Operations ("FFO") to be a useful measure of the operating performance of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. FFO also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company has adopted the National Association of Real Estate Investment Trusts definition of FFO and has used it for all periods presented. FFO is calculated as net income (loss) (computed in accordance with GAAP) adjusted for depreciation and amortization expense attributable to capitalized leasing costs, tenant allowances and improvements, and extraordinary and nonrecurring items less minority interests.

                   MARKET PRICE AND DISTRIBUTION INFORMATION

    The Company's Common Stock is listed for trading on NASDAQ under the symbol "COPT" and prior to January 1, 1998 was listed under the symbol "RLIN." The following table sets forth the range of the high and low last reported sale prices as reported on NASDAQ as well as the quarterly distributions declared per share of Common Stock. The quotations shown represent interdealer prices without adjustment for retail markups, markdowns or commissions, and may not reflect actual transactions.

                                                                                      LOW       HIGH     DISTRIBUTION
                                                                                   ---------  ---------  -----------
1996

First Quarter....................................................................  $   4.750  $   5.375   $   0.125
Second Quarter...................................................................      4.875      5.750       0.125
Third Quarter....................................................................      4.875      5.750       0.125
Fourth Quarter...................................................................      4.750      5.500       0.125

1997

First Quarter....................................................................      4.500      6.000       0.125
Second Quarter...................................................................      4.500      5.625       0.125
Third Quarter....................................................................      5.000      7.875       0.125
Fourth Quarter...................................................................      6.813     11.750       0.125

1998

First Quarter
  (through February 3, 1998).....................................................      9.750     11.500      --

    On September 5, 1997, the last trading day before the announcement of the Transactions, the last sale price of the Common Stock, as reported on NASDAQ, was $5-9/16. On September 8, 1997, the date on which the Transactions were first announced, the last sale price for the Common Stock, as reported on NASDAQ, was $7-7/8 per share. On October 13, 1997, the day before the Transactions were consummated, the last sale price for the Common Stock, as reported on NASDAQ, was $7-5/8 per share. On February 3, 1998, the last sale price for the Common Stock, as reported on NASDAQ, was $10.00 per share. The approximate number of holders of record of the shares of the Common Stock was 234 as of February 3, 1998.

    In early 1995, the Company established a distribution policy of basing future distributions on funds from operations, which the Trust intends to continue. The Trust's ability to pay cash distributions in the future will be dependent upon (i) amounts distributed by the Operating Partnership from properties or interests held by it, (ii) income from the properties held directly by the Company and (iii) cash generated by financing transactions. The ability of the Trust to make cash distributions will also be limited by the terms of the limited partnership agreement of the Operating Partnership (the "Operating Partnership Agreement") and the Property Financing (as hereinafter defined) as well as limitations imposed by state law and the agreements governing any future indebtedness of the Trust or the Operating Partnership. See "Distribution Policy," "Certain Transactions --The Transactions" and "Federal Income Tax Considerations--Taxation of the Trust--Annual Distribution Requirements."

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON SHARES INVOLVES VARIOUS RISKS AND
CONSIDERATIONS. SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS IN EVALUATING THE REFORMATION BEFORE MAKING A DECISION WITH RESPECT TO THE COMMON SHARES OFFERED HEREBY.

RELIANCE ON MAJOR TENANTS

    The Trust's two major tenants, Unisys Corporation ("Unisys") and Teleport Communications Group Inc. ("TCG," which has recently announced the intention to merge with a subsidiary of AT&T), accounted for 39.6% and 15.5% of Total Rental Revenue (as hereinafter defined) as of February 1, 1998, respectively. The Trust's top five tenants accounted for 78.0% of Total Rental Revenue as of such date. See "Properties--Tenants." In the event that one or more of these tenants experiences financial difficulties, or defaults on its obligation to make rental payments to the Trust, the Trust's financial performance and ability to make expected distributions to shareholders would be materially adversely affected.

LACK OF GEOGRAPHICAL DIVERSITY

    A substantial portion of the Trust's properties are located in the Philadelphia region and, to a lesser extent, the Princeton region. Over 74.3% of Total Rental Revenue as of February 1, 1998 was derived from office properties in the Philadelphia and Princeton markets. As a result, the Trust does not have the benefits of portfolio geographic diversity and is subject to any issues selectively affecting these regions. Therefore, in the long-term, based upon the properties currently owned directly or indirectly by the Trust, the Trust's financial performance and ability to make expected distributions to shareholders is dependent upon the Philadelphia and Princeton markets. There can be no assurance as to the stability or growth conditions of the Philadelphia and Princeton markets.

RISK OF INABILITY TO SUSTAIN DISTRIBUTION LEVEL

    The Trust initially intends to maintain the distribution level of the Company. However, the level of distributions is based on a number of assumptions, including assumptions relating to future operations of the Trust. These assumptions concern, among other matters, continued property occupancy and profitability of tenants, distributions received from the Operating Partnership, the amount of future capital expenditures and expenses relating to the Trust's properties, the level of leasing activity and future rental rates, the strength of the commercial real estate market, competition, the costs of compliance with environmental and other laws, the amount of uninsured losses and decisions by the Trust to reinvest rather than distribute cash available for distribution. The Trust currently expects to maintain its initial distribution level throughout 1998. A number of the assumptions described above, however, are beyond the control of the Trust. Accordingly, no assurance can be given that the Trust will be able to maintain its distribution level.

EFFECTS OF OWNERSHIP LIMIT, CLASSIFIED BOARD AND POWER TO ISSUE ADDITIONAL
  SHARES

    POTENTIAL EFFECTS OF OWNERSHIP LIMITATION. For the Trust to maintain its qualification as a REIT under the Code, not more than 50% in value of the outstanding shares of beneficial interest of the Trust may be owned, directly or indirectly, by five or fewer persons (defined in the Code to include certain entities) at any time during the last half of any taxable year. See "Federal Income Tax Considerations--Taxation of the Trust." The Declaration of Trust authorizes the Board of Trustees, subject to certain exceptions, to take such actions as may be necessary or desirable to preserve its qualification as a REIT and to limit any person to direct or indirect ownership of no more than (i) 9.8% of the Trust's number of issued and outstanding shares of beneficial interest, or (ii) 9.8% of the total equity value of such shares of beneficial interest (the "Ownership Limit"). The Board of Trustees, upon such conditions as the Board of Trustees, in its sole discretion, may establish (which may include receipt of an appropriate ruling from the Internal Revenue Service (the "Service") or an opinion of counsel), may exempt a proposed transferee from the Ownership Limit. However, the Board of Trustees may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of shares of beneficial interest of the Trust in excess of the Ownership Limit would result in the termination of the Trust's status as a REIT. The Board of Trustees has exempted the Common Shares to be issued in the Reformation in exchange for the shares of Common Stock originally issued in the Transactions from the Ownership Limit, as well as the Common Shares to be issued following redemption of the units of limited partnership interest in the Operating Partnership ("Units") issued in the Transactions. For an indication of the number of such Common Shares, see "Security Ownership of Management and Others" and "Certain Transactions--The Transactions." A transfer of Common Shares in violation of the above limits may result in the constructive transfer of the Common Shares to a trust administered for charitable purposes and/or trigger the Trust's right to repurchase such Common Shares. The foregoing restrictions on transferability and ownership will continue to apply until the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT. The Ownership Limit may have the effect of delaying, deferring or preventing a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "Proposal 1--Reformation of the Company--Description of Shares of Beneficial Interest--Restrictions on Transfer."

    POTENTIAL EFFECTS OF STAGGERED ELECTIONS OF TRUSTEES. If the Reformation is approved by Shareholders, the Board of Trustees will assume the responsibilities currently exercised by the Board. The Board of Trustees is divided into three classes of trustees (the "Trustees"). The initial terms of the first, second and third classes of the Trustees will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, Trustees of each class will be chosen for three-year terms upon the expiration of their current terms and one class of Trustees will be elected by the shareholders each year. The staggered terms of the Trustees may reduce the possibility of a tender offer or an attempt to change control of the Trust, even though a tender offer or change in control might be considered by the shareholders to be desirable. See "Proposal 1--Reformation of the Company--Comparison of Rights of Shareholders of the Company and Shareholders of the Trust-- Classified Board."

    POTENTIAL EFFECTS OF ISSUANCE OF ADDITIONAL SHARES; OTHER MATTERS. The Trust's Declaration of Trust authorizes the Board of Trustees to (i) amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of shares of beneficial interest of any class, including Common Shares, that the Trust has the authority to issue, (ii) cause the Trust to issue additional authorized but unissued Common Shares or preferred shares of beneficial interest, par value $0.01 per share (the "Preferred Shares"), and
(iii) classify or reclassify any unissued Common Shares and Preferred Shares and to set the preferences, rights and other terms of such classified or unclassified shares. See "Proposal 1-- Reformation of the Company--Description of Shares of Beneficial Interest." The Company is presently considering issuing in the near term for cash, either in a private placement or through a public offering, a significant amount of Common Shares. In addition, the Company is likely to issue directly, or through the issuance of Units by the Operating Partnership, a substantial number of Common Shares, or Units redeemable or exchangeable for Common Shares, in connection with acquisitions. The Company is presently exploring a number of potential acquisitions, some of which could be material and a number of which could be effected in the near term in the event the Company's explorations are successful. In addition, although the Board of Trustees has no intention to do so at the present time, it will be authorized pursuant to these provisions to establish a class or series of shares of beneficial interest that could, depending on the term of such series, delay, defer or prevent a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. The Declaration of Trust, the Maryland Bylaws and Maryland law also contain other provisions that may have the effect of delaying, deferring or preventing a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "Proposal 1--Reformation of the Company--Comparison of Rights of Shareholders of the Company and Shareholders of the Trust--Removal of Directors and Trustees," "-- Control Share Acquisitions" and "--Advance Notice of Nominations and New Business."

    Holders of Units have the right to cause the Operating Partnership to redeem their Units on the occurrence of certain events, including a transaction resulting in a group becoming the beneficial owner of 20% or more of the Common Shares (other than Permitted Holders, as defined in the Operating Partnership Agreement) or a merger or consolidation involving the Trust. The Trust has the option to deliver cash or Common Shares in satisfaction of such redemption obligation. See "Certain Transactions-- The Transactions." This redemption provision may have the effect of delaying, deferring or preventing a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. In addition, there is no limit on the ability of the Operating Partnership to issue additional Units, which Units may be convertible or redeemable for Common Shares. See "--Possible Adverse Effect of Shares Available for Future Sale on Price of Common Shares." Existing shareholders will have no preemptive right to acquire any such equity securities, and any such issuance of equity securities could result in dilution of an existing shareholder's investment in the Trust.

    The issuance of Common Shares or Preferred Shares discussed above could have a dilutive effect on shareholders.

TAX RISKS

    FAILURE TO QUALIFY AS A REIT. The Company was organized and has operated, and the Trust intends to operate, so as to qualify as a REIT for federal income tax purposes. The Trust has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT. The Trust has received an opinion of its counsel that, based upon certain assumptions and representations, the Company has so qualified and the Trust will continue to so qualify. Shareholders should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Trust based upon such counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Trust as a REIT will depend on the Trust's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to its shareholders. There can be no assurance that the Trust will do so successfully. See "Federal Income Tax Considerations--Taxation of the Trust."

    If the Trust were to fail to qualify as a REIT for any taxable year, the Trust would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. Although management intends to operate the Trust in a manner designed to meet the REIT qualification requirements, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Trustees to revoke the REIT election. See "Federal Income Tax Considerations."

    To qualify as a REIT, a company must establish, among other things, that it is not "closely held" (i.e., during the last half of each taxable year, not more than 50% in value of a company's outstanding stock may have been owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities)). In order to ascertain the actual ownership of a company's outstanding shares, Treasury Regulations require that the company demand from certain shareholders written statements disclosing the actual owners of the company's stock. The Company unintentionally made required demands for shareholder statements later than the time permitted by the regulations for its taxable years 1994 through 1996 (and failed to make such demands for its taxable years 1992 and 1993, which are generally closed years for purposes of the assessment of federal income tax). As a consequence, the Service may contend that the Company failed to qualify as a REIT for some or all of such years. The Company, however, believes that it has substantially complied with the purposes of the shareholder demand regulation. At its own initiative, the Company requested that the Service enter into a closing agreement with the Company whereby the Service would agree not to treat the Company as failing to qualify as a REIT because of the Company's failure strictly to comply with the shareholder demand regulation. The Service has not yet advised the Company whether it will enter into such closing agreement, although the Company has been advised that the Service has in some cases agreed to enter into such agreements under similar circumstances. The Service has given no indication that it intends to challenge the Company's qualification as a REIT for a failure to make the shareholder demands. If such a challenge were successfully made, the Company believes that any liability for income taxes and interest for the taxable years 1994 through 1996 could be material. If the Service were successful in challenging the Company's REIT status for failure to satisfy the shareholder demand regulation, the Company's qualification as a REIT for 1997 would depend on the Company's ability to prove that its failure to make the shareholder demands was due to reasonable cause and not due to willful neglect. Otherwise, the Company and the Trust could not elect REIT status, potentially until 1999. The Company estimates that if it were unable to elect REIT status until 1999, the Company's and the Trust's aggregate liability for income taxes and interest for the years 1994 through 1996 would be approximately $165,000 plus applicable interest. An additional tax liability could also fall due with respect to tax years 1997 and 1998.

    OTHER TAX LIABILITIES. Even if the Trust qualifies as a REIT, it will be subject to certain state and local taxes on its income and property, and may be subject to certain federal taxes. In connection with the Reformation, the Trust will be formed as a Maryland business trust and treated as a corporation for tax purposes. Generally, all corporations operating in Pennsylvania are subject to the Pennsylvania Corporate Net Income Tax ("CNI") and the Pennsylvania Capital Stock/Foreign Franchise Tax ("CS/FF") apportioned to Pennsylvania based on that corporation's activities within the Commonwealth. However, a foreign business trust that confines its activities in Pennsylvania to the maintenance, administration and management of intangible investments and qualifies as a REIT under Section 856 of the Code or a qualified REIT subsidiary under Section 856(i) of the Code is not subject to the CS/FF or CNI. If the Trust were to fail to qualify as REIT for any tax year, the Trust would be subject to CNI and CS/FF based upon the Trust's income and equity apportioned to Pennsylvania.

    In the Transactions, the transfers of partnership interests to the Operating Partnership relating to the properties located in Pennsylvania were structured as transfers of 89% of the capital interests with the remaining interests to be acquired by the Operating Partnership not later than December 2000. This structure is intended to comply with informal advice from the Pennsylvania Department of Revenue that such transfers are not subject to Pennsylvania real estate transfer taxes. However, the Trust has not obtained a formal ruling from the Pennsylvania Department of Revenue on this issue. If the Pennsylvania Department of Revenue were to successfully challenge this structure, or the remaining interests were required to be transferred for financing or other purposes prior to October 14, 2000, the Operating Partnership would be subject to Pennsylvania state and local transfer taxes of approximately $2.7 million.

    REIT MINIMUM DISTRIBUTION REQUIREMENTS; POSSIBLE INCURRENCE OF ADDITIONAL DEBT. In order to qualify as a REIT, the Trust generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Trust will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year and (iii) 100% of its undistributed taxable income from prior years. The Trust intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Trust's income will consist primarily of its share of the income of the Operating Partnership and, to a significantly lesser extent, from the properties it owns directly, and the cash available for distribution by the Trust to its shareholders will consist of its share of cash distributions from the Operating Partnership and, to a significantly lesser extent, cash flow from the properties it owns directly together with funds available to it from borrowings. Differences in timing between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Trust could require the Trust, directly or indirectly through the Operating Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. See "--Real Estate Financing Risks."

CONFLICTS OF INTEREST

    RISKS RELATING TO STRUCTURE. The Company currently owns its retail properties directly and its interest in the office properties indirectly through its interests in the Operating Partnership and the Properties Partnerships (as hereinafter defined). Certain of the Trustees and the Company's directors, including Messrs. Shidler and Hamlin, are limited partners of the Operating Partnership ("Limited Partners") and are limited partners in certain of the Properties Partnerships. Certain Trustees and directors also own Preferred Units (as defined in the Operating Partnership Agreement) which receive a priority return to the Partnership Units (as defined in the Operating Partnership Agreement) held by the Company, and it is anticipated that additional Preferred Units will be sold in the future. See "Certain Transactions--The Transactions." As a result, there are basically two pools of assets in which the Company has differing interests and conflicts of interest may arise concerning, among other things, the allocation of resources (financial or otherwise) between asset pools, assets sales and the reduction of indebtedness.

    The Trust, as the general partner (the "General Partner") of the Operating Partnership, may have fiduciary duties to the Limited Partners, the discharge of which may conflict with interests of the Trust shareholders. Pursuant to the Operating Partnership Agreement, however, the Limited Partners have acknowledged that the Trust is acting both on behalf of the Trust shareholders and, in its capacity as General Partner, on behalf of the Limited Partners. The Limited Partners have agreed that the Trust will discharge its fiduciary duties to the Limited Partners by acting in the best interests of the Trust's shareholders. Limited Partners will also have the right to vote on amendments to the Operating Partnership Agreement, many of which will require the vote of holders (other than the Trust) of a majority of the Partnership Units and the Preferred Units, voting separately, and individually to approve certain amendments that will adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of the Trust's shareholders.

    In addition, distributions from the Operating Partnership and income from the retail properties may not be sufficient to both pay the Trust's current overhead expenses and maintain the current level of distributions to shareholders. To the extent that there continues to be a mismatch between expenses and shareholder distributions, on the one hand, and Operating Partnership distributions and rental income, on the other hand, the Trust would be required to seek discretionary distributions or loans from the Operating Partnership, to incur additional indebtedness in order to fund operating expenses and distributions or to decrease shareholder distributions. See "--Real Estate Financing Risks." Alternatively, the Trust may seek to issue additional Common Shares, although the proceeds from such issuance would be required to be contributed to the Operating Partnership absent a waiver by the Limited Partners.

    In connection with the Transactions, the Company negotiated to receive allocations in excess of those which it would have been allocated as a result of its ownership of Partnership Units until December 31, 2000 ("Excess Allocations"). See "Certain Transactions--The Transactions." However, the distributions from the Operating Partnership are generally PRO RATA, based upon each party's interest. As a result, the Trust may be allocated taxable income in excess of the distributions it receives from the Operating Partnership. Although the Trust anticipates that it will be able to sustain distributions sufficient to comply with the REIT annual distribution requirements in the Code from cash available from properties it owns directly, additional discretionary distributions from the Operating Partnership or the incurrence of indebtedness, there can be no assurance that such distributions will be possible.

    RISKS RELATED TO OUTSIDE INVESTMENTS. Mr. Shidler, the Chairman of the Board, also has interests in a number of other real estate investments, including First Industrial Realty Trust, Inc., a REIT, of which he is Chairman of the Board. As a result, Mr. Shidler will only spend a portion of his time on the Trust's business. Instances may arise in which Mr. Shidler's interests with respect to his overall activities, or a given investment opportunity, may be inconsistent with the interests of the Trust. Mr. Hamlin, President, Chief Executive Officer and a director of the Company, also has interests in a number of other real estate investments, including First Industrial Realty Trust, Inc. and TriNet Corporate Realty Trust, Inc. and other REITs. Although Mr. Hamlin has entered into an employment agreement with the Company which contains a non-compete clause, there can be no assurance that instances would not arise which present conflicts of interest. See "Management--Executive Officers and Trustees."

    Entities controlled by Mr. Shidler and Mr. Hamlin also own undeveloped property contiguous to certain of the Trust's properties. Although all such entities will grant the Trust an option to acquire these properties at fair market value, there can be no assurance that the Trust will acquire these properties. These properties could be developed and compete with the Trust for tenants.

REAL ESTATE INVESTMENT RISKS

    GENERAL RISKS. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of rental income earned and capital appreciation generated, as well as property operating and other expenses incurred. If the Trust's properties do not generate revenues sufficient to meet operating expenses of the Operating Partnership and the Trust, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Operating Partnership or the Trust may have to borrow additional amounts to cover fixed costs, and the Trust's financial performance and ability to make distributions to its shareholders may be adversely affected.

    The Trust's revenues and the value of its properties may be adversely affected by a number of factors, including (i) the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates), (ii) the perceptions of prospective tenants of the attractiveness, convenience and safety of the Trust's properties, (iii) the ability of the Trust to provide adequate management, maintenance and insurance, (iv) the ability to collect all rent from tenants on a timely basis, (v) the expense of periodically renovating, repairing and reletting spaces and (vi) increasing operating costs (including real estate taxes and utilities) to the extent that such increased costs cannot be passed through to tenants. Certain significant costs associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) generally are not reduced when circumstances cause a reduction in rental revenues from the property and vacancies result in loss of the ability to receive tenant reimbursements of operating costs customarily borne by commercial real estate tenants. In addition, real estate values and income from properties are also affected by such factors as compliance with laws applicable to real property, including environmental and tax laws, interest rate levels and the availability of financing. Furthermore, the amount of available rentable square feet of commercial property is often affected by market conditions and may therefore fluctuate over time.

    TENANT DEFAULTS AND BANKRUPTCY. Substantially all of the Trust's income will be derived, directly or through distributions from the Operating Partnership, from rental income from properties. The distributable cash flow and ability to make expected distributions to shareholders would be adversely affected if a significant number of the Trust's tenants failed to meet their lease obligations. Tenants may seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease and thereby cause a reduction in the Trust's cash flow and the amounts available for distributions to its shareholders. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant, from time to time, may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy, or if a tenant's financial condition weakens, the Trust's results of operations and the amounts available for distribution to its shareholders may be adversely affected.

    OPERATING RISKS. The Trust's properties will be subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy and rental rates. Such properties will be subject to increases in operating expenses such as cleaning, electricity, heating, ventilation and air conditioning, maintenance, insurance and administrative costs, and other general costs associated with security, landscaping, repairs and maintenance. While the Trust's current tenants generally are obligated to pay a portion of these escalating costs, there can be no assurance that tenants will agree to pay all or a portion of such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. While the Trust implements cost-saving incentive measures at each of its properties, the Trust's results of operations and ability to make distributions to shareholders could be adversely affected if operating expenses increase without a corresponding increase in revenues, including tenant reimbursements of operating costs. In addition, when tenant leases expire, the Trust may incur significant retenanting costs for leasing commissions and tenant improvements.

    COMPETITION; RISK OF NOT MEETING TARGETED LEVEL OF LEASING ACTIVITY, ACQUISITIONS AND DEVELOPMENT. Numerous commercial properties compete with the Trust's properties in attracting tenants to lease space, and additional properties can be expected to be built in the markets in which the Trust's properties are located. The number and quality of competitive commercial properties in a particular area will have a material effect on the Trust's ability to lease space at its current properties or at newly acquired properties and on the rents charged. Some of these competing properties may be newer or better located than the Trust's properties. In addition, the commercial real estate market is highly competitive particularly within the Mid-Atlantic region in which the Trust presently operates. There are a significant number of buyers of commercial property, including other publicly traded commercial REITs, many of which have significant financial resources. This has resulted in increased competition in acquiring attractive commercial properties. See "--Real Estate Investment Risks--Risks Associated with Acquisition, Development and Construction Activities." Accordingly, it is possible that the Trust may not be able to meet its targeted level of property acquisitions and developments due to such competition or other factors which may have an adverse effect on the Trust's expected growth in operations.

    POSSIBLE ENVIRONMENTAL LIABILITIES. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs"), into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of real properties, the Trust may be potentially liable for any such costs.

    Phase I environmental site assessments ("ESAs") were obtained in connection with the Property Financing for each of the Trust's properties. The purpose of Phase I ESAs is to identify potential sources of contamination for which a company may be responsible and to assess the status of environmental regulatory compliance. Where recommended in the Phase I ESA, invasive procedures, such as soil sampling and testing or the installation and monitoring of groundwater wells, were subsequently performed. The Phase I ESAs, including subsequent procedures where applicable, have not revealed any environmental liability that, after giving effect to indemnification available to the Trust, the Trust believes would have a material adverse effect on the Trust's business, assets or results of operations, nor is the Trust aware of any such material environmental liability. Nevertheless, it is possible that the indemnification would be unavailable at the time the Trust sought to make a claim thereunder, the Phase I ESAs relating to any one of its properties have not revealed all environmental liabilities or that there are material environmental liabilities of which the Trust is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Trust's properties will not be affected by tenants, by the condition of land or operations in the vicinity of such properties (such as the presence of underground storage tanks) or by third parties unrelated to the Trust.

    EFFECT OF AMERICANS WITH DISABILITIES ACT COMPLIANCE ON CASH FLOW AND DISTRIBUTIONS. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Existing commercial properties generally are subject to provisions requiring that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers, and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants. While the amounts of such compliance costs, if any, are not currently ascertainable, they are not expected to have a material effect on the Trust.

    CHANGES IN LAWS. Because increases in income or service taxes may not be passed through to tenants under some leases, such increases may adversely affect the Trust's results of operations and its ability to make distributions to shareholders. In addition, the Trust's properties are subject to various federal, state and local regulatory requirements and to state and local fire and lifesafety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Trust believes that its properties currently are in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Trust and could have an adverse effect on the Trust's cash flow and ability to make expected distributions to shareholders.

    UNINSURED LOSSES. The Trust will generally carry commercial general liability insurance, standard "all-risk" property insurance, and flood and earthquake (where appropriate) and rental loss insurance with respect to its properties with policy terms and conditions customarily carried for similar properties. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur in the future which would adversely affect the business of the Trust and its financial condition and results of operations. In addition, certain types of losses may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Trust could lose its capital invested in a property, as well as the anticipated future revenue from such property, and would continue to be obligated on any mortgage indebtedness or other obligations related to the property.

    RISKS ASSOCIATED WITH ILLIQUIDITY OF REAL ESTATE. Equity real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Trust to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits the ability of a REIT to sell properties held for fewer than four years, which may affect the Trust's ability to sell properties without adversely affecting returns to holders of Common Shares.

    RISKS ASSOCIATED WITH ACQUISITION, DEVELOPMENT AND CONSTRUCTION
ACTIVITIES. The Trust intends to acquire existing commercial properties to the extent that they can be acquired on advantageous terms and meet the Trust's investment criteria. Acquisitions of such properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform in accordance with expectations or that estimates of the costs of improvements to bring an acquired property up to the Trust's standards may prove inaccurate.

    The Trust also intends to grow in part through the selective development, redevelopment and construction of commercial properties, including build-to-suit properties and speculative development, as suitable opportunities arise. Additional risks associated with such real estate development and construction activities include the risk that the Trust may abandon development activities after expending significant resources to determine their feasibility; the construction cost of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; and the construction and lease up of a property may not be completed on schedule (resulting in increased debt service and construction costs). Development activities are also subject to risks relating to inability to obtain, or delays in obtaining, necessary zoning, land-use, building occupancy and other required governmental permits and authorizations. If any of the above occur, the Trust's results of operations and ability to make expected distributions to shareholders could be adversely affected. In addition, new development activities, regardless of whether they are ultimately successful, may require a substantial portion of management's time and attention.

REAL ESTATE FINANCING RISKS

    As of December 31, 1997, on a pro forma basis after giving effect to the Reformation, the Trust and the Operating Partnership would have had approximately $14 million and $100 million of outstanding indebtedness, respectively, all of which is secured. The indebtedness of the Trust is in the form of mortgage notes which are non-recourse to any property of the Trust, other than the specific retail store property or properties collateralizing the mortgage note, and are subject to prepayment penalties. The Property Financing matures in October 2000 (subject to an ability, under certain circumstances, to extend for two additional years). For a description of the indebtedness outstanding to the Properties Partnerships, see "Description of Property Financing." The Trust intends to continue to operate in the near term with higher debt levels than most other REITs. The Declaration of Trust does not limit the amount of indebtedness that the Trust may incur. In addition, as a result of, among other things, the annual income distribution requirements applicable to REITs under the Code, the Trust will be required to rely on borrowings, either directly or through the Operating Partnership, and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. Accordingly, the Trust and the Operating Partnership will be subject to real estate financing risks, including changes from period to period in the availability of such financing, the risk that the Trust's or the Operating Partnership's cash flow may not be sufficient to cover both required debt service payments and distributions to shareholders and the risk that indebtedness secured by properties will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. Each of the Trust's properties, whether directly owned or owned through the Operating Partnership, has been mortgaged to secure indebtedness. If the Trust or the Operating Partnership becomes unable to meet its required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by or otherwise transferred to the mortgagee, with a consequent loss of income and asset value to the Trust.

    In addition, to the extent the Operating Partnership was unable to meet its debt service obligations, cash distributions to the Trust could be reduced or eliminated. The Property Financing contains provisions that could restrict the ability of the Operating Partnership to make distributions to the Trust. Not only does the Property Financing specifically limit certain distributions and contain financial covenants the practical effect of which may require cash to be retained by the Operating Partnership, but in the event of a default by the Operating Partnership, the lender under the Property Financing could require the Operating Partnership to significantly curtail or eliminate all distributions. Any indebtedness incurred in the future by the Operating Partnership may contain similar limitations and covenants. There can be no assurance that the lenders under the Property Financing or such future indebtedness would grant waivers of these provisions. Any reduction in distributions from the Operating Partnership could require the Trust to reduce distributions to shareholders or incur debt to maintain the current level of distributions.

POSSIBLE ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE SALE ON PRICE OF COMMON
  SHARES

    Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Shares. Sales or issuances of Common Shares could have a dilutive effect on existing shareholders. In addition to the Common Shares offered by the Trust, 2,899,310 Partnership Units and 1,913,545 Preferred Units were outstanding as of December 31, 1997 which were as of such date convertible under certain circumstances into an aggregate of 2,899,310 and 6,834,035 Common Shares, respectively. Holders of the Retained Interests (as hereinafter defined) were also entitled, as of December 31, 1997, to receive Partnership Units convertible into 282,508 Common Shares and Preferred Units convertible into 665,905 Common Shares. Subject to compliance with the Operating Partnership Agreement, the holders of the Partnership Units (the "Unit Holders") have the right to require the Operating Partnership to redeem all or a portion of such Partnership Units beginning on September 1, 1998 for cash. The Operating Partnership has the option to pay such redemption price in Common Shares, which option it currently anticipates exercising in the event any Units are redeemed. Each Preferred Unit is convertible into 3.5714 Partnership Units, subject in turn to the right of redemption referred to above, beginning on October 1, 1999. Upon the issuance of Common Shares in satisfaction of the Operating Partnership's redemption obligations, the Common Shares may be sold in the public market pursuant to shelf registration statements which the Trust is obligated to file on behalf of the Unit Holders or pursuant to any available exemptions from registration. See "Certain Transactions--The Transactions."

    Options to purchase a total of 75,000 shares of Common Stock have been issued by the Company under its existing Stock Option Plan for Directors (the "Existing Plan") which options will be assumed by the Trust. Following the adoption of the Plan, the Trust does not intend to issue additional options under the Existing Plan. See "Proposal 1--Reformation of the Company--Certain Consequences of the Mergers--Existing Plan." In addition, if approved, up to ten percent of the Common Shares outstanding from time to time will be available for grant under the Plan. See "Proposal 2--Adoption of the Plan."

    The Trust intends to cause the Operating Partnership to offer additional Preferred Units and Partnership Units in exchange for property or otherwise. Existing shareholders will have no preemptive right to acquire any such equity securities, and any such issuance of equity securities could result in dilution of an existing shareholder's investment in the Trust. No prediction can be made concerning the effect that future sales of any of such Common Shares will have on the market prices of shares.

CONTROL OF MANAGEMENT; LIMITS ON CHANGE OF CONTROL

    Trustees and executive officers of the Trust, as a group, beneficially owned, as of December 31, 1997, approximately 40% of the total issued and outstanding Common Shares (approximately 70% assuming issuance of Common Shares in satisfaction of the redemption obligations with respect to the Partnership Units and the Preferred Units owned and to be owned, following contribution of the Retained Interests to the Operating Partnership in exchange for Units, by such group, which Common Shares may be issued beginning September 1, 1998 (in the case of the Partnership Units) and October 1, 1999 (in the case of the Preferred Units)). See "Security Ownership of Management and Others." The Trust currently expects that, if permitted under the Operating Partnership Agreement provisions designed to maintain the Trust's REIT status, in the event of any redemption, it will elect to deliver Common Shares for such Units. Accordingly, such Trustees and executive officers will have substantial influence on the Trust, which influence might not be consistent with the interests of all other shareholders, and may in the future have a substantially greater influence on the outcome of any matters submitted to the Trust's shareholders for approval following redemption of the Units. Officers and directors who beneficially owned, as of December 31, 1997, 40% of the outstanding Common Stock have indicated that they intend to vote these shares in favor of the Reformation and the Plan. This significant ownership interest by Trustees and executive officers may have the effect of delaying, deferring or preventing a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "--Conflicts of Interest."

POSSIBLE CHANGES IN POLICIES WITHOUT SHAREHOLDER APPROVAL; NO LIMITATION ON DEBT

    The Trust's investment, financing and distribution policies, and its policies with respect to all other activities, including growth, capitalization and operations, will be determined by the Board of Trustees. The organizational documents of the Trust do not contain any limitation on the amount of indebtedness the Trust may incur. Although the Trust's Board of Trustees has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Trustees without a vote of the Trust's shareholders. A change in these policies could adversely affect the Trust's financial condition, results of operations or the market price of the Common Shares. See "Policies with Respect to Certain Activities."

DEPENDENCE ON KEY PERSONNEL

    The Trust is dependent on the efforts of its trustees and executive officers, including the Trust's Chairman of the Board of Trustees, President and Chief Executive Officer, and Vice President and Chief Investment Officer, respectively. Although Messrs. Hamlin and Bernheim have each entered into employment agreements with the Company, there can be no assurance that either of these individuals will not elect to terminate their agreement. The loss of any of their services could have an adverse effect on the operations of the Trust. See "Management."

POSSIBLE ADVERSE EFFECT ON PRICE OF COMMON SHARES

    One of the factors that is expected to influence the market price of the Common Shares is the annual distribution rate on the Common Shares. An increase in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual distribution rate from future distributions. Such an increase in the required distribution rate may adversely affect the market price of the Common Shares. Moreover, numerous other factors, such as regulatory action and changes in tax laws, could have a significant impact on the future market price of the Common Shares. There also can be no assurances that, following listing, the Trust will continue to meet the criteria for continued listing of the Common Shares on the NASDAQ.

RISKS ASSOCIATED WITH RELIANCE ON FORWARD-LOOKING STATEMENTS

    This Proxy Statement/Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "believe" or "continue" or the negative thereof or other variations thereon or comparable terminology. The Trust's actual results may differ significantly from the results discussed in such "forward-looking statements." Factors that could cause such differences include, but are not limited to, the risks described in this Risk Factors section of this Proxy Statement/Prospectus.

                                  PROPOSAL 1--
                           REFORMATION OF THE COMPANY

GENERAL

    The Board has unanimously approved a proposal to reform the Company as a Maryland real estate investment trust. The Company believes that after the Reformation, the Trust will be organized and will operate in such a manner as to continue the Company's qualification for taxation as a REIT under Sections 856 through 860 of the Code for its taxable year ending December 31, 1998, and the Trust intends to operate in such a manner in the future. The Board believes that the Reformation is in the best interests of the Company and its shareholders. See "--Board Recommendation; Reasons for the Reformation."

    A number of changes will be effected as a result of the Reformation. Such changes are described below under the headings "--Certain Consequences of the Mergers" and "--Comparison of Rights of Shareholders of the Company and Shareholders of the Trust."

    In the event this proposal is not adopted, the Company will continue to operate as a Minnesota corporation.

BOARD RECOMMENDATION; REASONS FOR THE REFORMATION

    The Board believes that the Reformation constitutes a necessary precondition to its implementation of the next steps in the growth of the Company. The Board believes that the terms of the Reformation are fair to and in the best interests of the Company and its shareholders. In reaching this determination, the Board consulted with management as well as financial and legal advisors, and considered the following factors, among others. The Board is presenting the Reformation in order to change the Company's domicile to Maryland because Maryland is recognized by REIT analysts and investors as a domicile of choice for REITs because in part, Maryland has a separate statute for REITs formed as trusts. Maryland law and the Declaration of Trust provide the Trust much greater organizational and investment flexibility when compared to the Minnesota law and the Company's organizational documents. The Board also believes that there are certain state and local tax benefits which will inure to the Trust. These tax benefits include the exemption from Pennsylvania capital stock and corporate net income tax available to REITs organized as business trusts. The new Declaration of Trust and Bylaws enhance the likelihood of continuity and stability in the composition of the Board of Trustees and in the policies they formulate. The Board believes that those changes will allow the Board of Trustees to adapt its policies as the business of the Trust evolves and to more effectively represent the interests of all shareholders. The Board considered a number of potentially negative factors in its deliberations concerning the Reformation. It was noted that the Declaration of Trust includes a number of provisions that may have the effect of making it less likely that the Trustees may be removed. In addition, the Declaration of Trust includes provisions which may have the effect of delaying, deferring or preventing a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. However, the Trust has elected to "opt out" of certain of these provisions of Maryland law. The Board believes that the new Trust structure will benefit all shareholders as it provides greater market acceptance, greater likelihood of continuity and stability and a firm base for future growth.

    The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive. In reaching the determination to approve and recommend the Reformation, in view of the wide variety of factors considered in connection with its evaluation of the proposed Reformation, the Board did not find it practical to, and did not, quantify or otherwise attempt to assign any relative or specific weight to the foregoing factors, and individual directors may have given different weights to different factors.

VOTE REQUIRED

    Under Minnesota law, the affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote on the proposal is required for approval of the Reformation. The

Common Stock is the only class of the Company's capital stock of which shares are outstanding and is the only class of stock entitled to vote on the proposal to approve the Reformation. Abstentions and broker non-votes will have the effect of votes against the proposal to approve the Reformation. The Reformation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board, circumstances arise that make such action advisable.

    A vote FOR the Reformation proposal will constitute approval of (i) the Merger Agreement, (ii) the change in the Company's state of formation through the Mergers, (iii) the Declaration of Trust and (iv) the Maryland Bylaws.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO REFORM THE COMPANY AS A MARYLAND REAL ESTATE INVESTMENT TRUST.

REFORMATION

    The proposed Reformation would be accomplished by (i) merging the Company into a newly formed Maryland subsidiary corporation (the "Maryland Company") which will be the surviving corporation of the merger and (ii) immediately thereafter merging the Maryland Company into the Trust, a newly formed Maryland subsidiary trust, in each case, pursuant to the Merger Agreement. The Maryland Company was incorporated in Maryland on January 21, 1998 and the Trust was formed in Maryland on January 21, 1998, specifically for purposes of the Reformation, and each has conducted no business and has no material assets or liabilities. The Reformation is being accomplished through the Company Merger followed by the Trust Merger because Minnesota law does not permit the direct merger of a Minnesota corporation into a Maryland real estate investment trust. The Maryland Company's and the Trust's principal executive offices are each located at One Logan Square, Suite 1105, Philadelphia, Pennsylvania. The Reformation would not result in any change in the Company's business, assets or liabilities and would not result in any relocation of management or other employees.

THE MERGER AGREEMENT

    The following is a brief summary of certain provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the Merger Agreement which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference in its entirety.

    The Merger Agreement, which has been signed by the Company, the Maryland Company and the Trust, contains no representations or warranties. The Merger Agreement does, however, provide that the Trust will use its reasonable best efforts to have the Common Shares approved for listing on the NASDAQ and will provide certain indemnification to directors and officers of the Company. In addition, the obligations of each party to effect the Mergers are subject to the following conditions: the Registration Statement of which this Proxy Statement/Prospectus is a part shall have been declared effective in accordance with the Securities Act; the Merger Agreement shall have been approved by the requisite vote of Shareholders at the Special Meeting; holders of not more than 5.0% of the Common Stock issued and outstanding on the Record Date shall have exercised their rights under Section 302A.471 of the MBCA; the Common Shares shall have been authorized for trading on NASDAQ, subject to official notice of issuance; no order to restrain, enjoin or otherwise prevent the consummation of the Mergers shall have been entered by any court or governmental body; and the Company shall have obtained all necessary consents. Certain of these provisions may be waived at the direction of the Company.

    The Merger Agreement may be terminated by the parties thereto and the Mergers abandoned by action of the Board, the Board of Trustees and the board of directors of the Maryland Company, at any time prior to the Effective Time (as hereinafter defined), before or after the approval by the Shareholders. Subject to applicable law, the Merger Agreement may also be amended or modified by agreement of the parties at any time prior to the Effective Time, with respect to any terms contained therein; PROVIDED,

HOWEVER, that after the Reformation has been approved by the Shareholders, no amendment or modification will change the amount or form of the consideration to be received by the Shareholders in the Mergers.

CERTAIN CONSEQUENCES OF THE MERGERS

    EFFECTIVE TIME. Following approval of the Mergers, the Company will file appropriate Articles of Merger with the Secretary of State of Minnesota and the State Department of Assessments and Taxation of Maryland (the "State Department"), and the Trust will file (i) appropriate Articles of Merger with the State Department. The Mergers will become effective upon the later of (i) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and (ii) the acceptance for record of the two Articles of Merger by the State Department (such time, the "Effective Time"). These filings are anticipated to be made as soon as practicable after the Reformation proposal is approved by the shareholders of the Company. As a result, the Company Merger and the Trust Merger will become effective simultaneously and, at the Effective Time, the separate corporate existence of the Company and the Maryland Company will cease and shareholders of the Company will become holders of Common Shares.

    MANAGEMENT AFTER THE MERGERS. Immediately after the Mergers, the Trustees will be composed of the current members of the Board; however, the Trustees of the Trust will have staggered terms, as described below under "Comparison of Rights of Shareholders of the Company and Shareholders of the Trust-- Classified Board." Immediately after the Mergers, the officers of the Company will be the officers of the Trust with the same duties and responsibilities presently enjoyed.

    SHAREHOLDER RIGHTS. Certain differences in shareholder rights exist under the MBCA and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law") and the organizational documents of the Company and the Trust. See "-- Comparison of Rights of Shareholders of the Company and Shareholders of the Trust" for a more complete discussion of the effects of the differences between the rights of shareholders under the MBCA and the Maryland REIT Law and the respective organizational documents of the Company and the Trust.

    CONVERSION OF COMMON STOCK. As a result of the Reformation, each outstanding share of Common Stock of the Company will automatically be converted into one Common Share. Because of various differences between Minnesota and Maryland law and between the Minnesota Articles and Minnesota Bylaws (each as defined below) and the Declaration of Trust and Maryland Bylaws (see "--Comparison of Rights of Shareholders of the Company and Shareholders of the Trust"), the rights and obligations of holders of the Common Stock will change in material respects as a result of the Reformation. The Common Shares will be listed for trading on NASDAQ under the same symbol as the Company's Common Stock.

    EXCHANGE OF COMMON STOCK. Promptly after the Effective Time, the Trust shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Common Stock (the "Certificates") a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange. SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. Upon surrender to the Trust of a Certificate, together with such letter of transmittal duly executed and any other required documents, the holder such Certificate shall be entitled to receive from the Trust in exchange therefor a certificate representing the number of Common Shares equal to the number of shares of Common Stock represented by the Certificate, and such Certificate shall forthwith be canceled. If any Common Shares are to be issued to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange of the Certificate surrendered to a person other than the registered holder or such person shall establish to the satisfaction of the Trust that such tax has been paid or is not applicable. Until surrendered, each Certificate shall represent, for all purposes, the right to receive one Common Share for each share of Common Stock evidenced by such Certificate, without any interest thereon. Failure of a shareholder to surrender his or her Certificates shall not result in the forfeiture of the right to receive distributions or to vote the Common Shares issuable to such shareholder.

    NUMBER OF COMMON SHARES OUTSTANDING. The number of outstanding Common Shares immediately following the Reformation will equal the number of shares of Common Stock of the Company outstanding immediately prior to the Effective Time.

    EXISTING PLAN. The Existing Plan will be continued by the Trust following the Reformation. Approval of the proposed Reformation will constitute approval of the adoption and assumption of the Existing Plan by the Trust. All options outstanding under the Existing Plan will be converted into options or rights to acquire Common Shares.

    FEDERAL INCOME TAX CONSEQUENCES. The Company believes that the Reformation will be tax-free under the Code. Accordingly, (i) no gain or loss will be recognized by the holders of shares of Common Stock who exchange such shares for Common Shares as a result of the Reformation, and (ii) no gain or loss will be recognized by the Company or the Trust as a result of the Reformation. Each former holder of shares of Common Stock will have the same tax basis in the Common Shares received by such holder pursuant to the Reformation as such holder has in the shares of Common Stock held by such holder at the Effective Time. Each shareholder's holding period with respect to the Common Shares will include the period during which such holder held the shares of Common Stock, so long as the latter were held by such holder as a capital asset at the Effective Time. The Company has not obtained, and does not intend to obtain, a ruling from the Service with respect to the tax consequences of the Reformation.

    The foregoing is only a summary of certain federal income tax consequences. Shareholders should consult their own tax advisors regarding the federal tax consequences of the Reformation, and the consequences of dissenting from the Reformation, as well as any tax consequences arising under the laws of any other jurisdiction.

ACCOUNTING TREATMENT OF THE MERGERS

    Upon consummation of the merger, all assets and liabilities of the Company will be transferred to the Trust at book value because the Reformation will be accounted for as if it were a pooling of interests.

RIGHTS OF DISSENTING SHAREHOLDERS

    THE COMPANY MERGER. Section 302A.471 of the MBCA grants any shareholder of the Company of record on February 11, 1998 and certain beneficial owners on such date who object to the Company Merger the right to have the Company purchase the shares of Common Stock owned by the dissenting shareholder at their fair value at the effective time of the Company Merger. It is a condition to the Mergers that shareholders holding less than 5.0% of the outstanding Common Stock shall have exercised their dissenter's rights. It is the present intention of the Company to abandon the Reformation in the event shareholders exercise dissenter's rights and the Company becomes obligated to make a substantial payment to said dissenting shareholders.

    To be entitled to payment, the dissenting shareholder must file, prior to the vote for the proposed Reformation, a written notice of intent to demand payment of the fair value of the shares and must not vote in favor of the proposed Reformation; provided, that such demand shall be of no force and effect if the proposed Reformation is not effected. A beneficial owner must also submit a consent from the record shareholder. The submission of a blank proxy will constitute a vote in favor of the Reformation and a waiver of dissenter's rights. The Company's liability to dissenting shareholders for the fair value of the shares shall also be the liability of the Trust when and if the Reformation is consummated. Any shareholder contemplating the exercise of these dissenter's rights should review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA, particularly the procedural steps required to perfect such rights.

SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTIONS 302A.471 AND 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED. A COPY OF SECTIONS 302A.471 AND 302A.473 IS ATTACHED AS APPENDIX E.

    Shareholders of the Company who do not demand payment for their shares as provided above and in Section 302A.473 of the MBCA shall be deemed to have assented to the Reformation. A vote against the Reformation, however, is not necessary to entitle dissenting shareholders to require the Company to purchase their shares.

    If and when the proposed Reformation is approved by shareholders of the Company and the Merger Agreement is not abandoned by the Board of Directors, the Company shall notify all shareholders who have properly dissented as provided above of:

        (1) the address to which demand for payment and certificates for shares must be sent to obtain payment and the date by which they must be received;

        (2) any restriction on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedures to be followed to obtain payment of the fair value for their shares.

    To receive the fair value of the shares, a dissenting shareholder must demand payment and deposit share certificates within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect. Under Minnesota law, notice by mail is given by the Company when deposited in the United States mail, postage prepaid. A shareholder who fails to make demand for payment and to deposit certificates will lose the right to receive the fair value of the shares notwithstanding the timely filing of the first notice of intent to demand payment. After the Effective Time, the Company shall remit to the dissenting shareholders who have complied with the above-described procedures the amount the Company estimates to be the fair value of such shareholder's shares, plus interest. Payment must be accompanied by certain information, including prescribed financial statements, a statement of the method used in arriving at the estimate of fair value and a copy of Sections 302A.471 and 302A.473.

    If a dissenter believes that the amount remitted by the Company is less than the fair value of the shares, with interest, the shareholder may give written notice to the Company of the dissenting shareholder's estimate of fair value, with interest, within 30 days after the Company mails such remittance and demand payment of the difference. UNLESS A SHAREHOLDER MAKES SUCH A DEMAND WITHIN SUCH THIRTY-DAY PERIOD, THE SHAREHOLDER WILL BE ENTITLED ONLY TO THE AMOUNT REMITTED BY THE COMPANY.

    Within 60 days after the Company receives such a demand from a shareholder, it will be required either to pay the shareholder the amount demanded or agreed to after discussion between the shareholder and the Company or to file in court a petition requesting that the court determine the fair value of the shares, with interest. All shareholders who have demanded payment for their shares, but have not reached agreement with the Company, will be made parties to the proceeding. The court will then determine whether the shareholders in question have fully complied with the provisions of Section 302A.473 and will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including the recommendation of any appraisers that may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by the Company or a shareholder. The costs and expenses of the court proceeding will be assessed against the Company, except that the court may assess part or all of those costs and expenses against a shareholder whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

    The fair value of the Company's shares means the fair value of the shares immediately before the effectiveness of the Company Merger. Under Section 302A.471, a shareholder of the Company has no right at law or equity to set aside the consummation of the Merger, except if such consummation is fraudulent with respect to such shareholder or the Company.

    Any shareholder making a demand for payment of fair value may withdraw the demand at any time prior to the determination of the fair value of the shares by filing written notice of such withdrawal with the Company.

    The foregoing summary of the applicable provisions of Sections 302A.471 and 302A.473 of the MBCA is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to such sections, the full texts of which are attached as Appendix D to this Proxy Statement.

    THE TRUST MERGER. Maryland law does not provide shareholders with appraisal rights with respect to the Mergers.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

    The following summary of the terms of the shares of beneficial interest of the Trust does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Maryland Bylaws, copies of which are attached hereto as Appendices B and C, respectively.

    GENERAL. The Declaration of Trust provides that the Trust may issue up to 45,000,000 Common Shares and 5,000,000 Preferred Shares. Upon the consummation of the Reformation, assuming no exercise of outstanding options and before giving effect to the redemption of Units, 2,268,583 Common Shares will be issued and outstanding and no Preferred Shares will be issued and outstanding. As permitted by the Maryland REIT Law, the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Trust, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue. The Trust believes that the power of the Board of Trustees to issue additional shares of beneficial interest will provide the Trust with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional shares of beneficial interest, possibly including Common Shares, will be available for issuance without further action by the Trust's shareholders, unless action by the shareholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Trust's securities may be listed or traded. Although the Board of Trustees currently has no intention of doing so, it could authorize the Trust to issue a class or series of shares that could, depending on the terms of such class or series, delay, defer or prevent a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable.

    Both the Maryland REIT Law and the Trust's Declaration of Trust provide that no shareholder of the Trust will be personally liable for any obligation of the Trust solely as a result of such shareholder's status as a shareholder of the Trust. The Trust's Declaration of Trust further provides that the Trust shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of such shareholder's being or having been a shareholder or former shareholder, subject to such shareholder providing notice to the Trust, and that the Trust shall pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by such shareholder in connection with any claim or liability unless it is established by a court that such claim or liability arose out of such shareholder's bad faith, willful misconduct or gross negligence. Inasmuch as the Trust carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Trust's assets plus its insurance coverage would be insufficient to satisfy the claims against the Trust and its shareholders.

    COMMON SHARES. All Common Shares will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of beneficial interest and to the provisions of the Trust's Declaration of Trust regarding the restriction on transfer of Common Shares, holders of Common Shares are entitled to receive dividends on such shares if, as and when authorized and declared by the Board of Trustees of the Trust out of assets legally available therefor and to share ratably in the assets of the Trust legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Trust.

    Each outstanding Common Share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of Trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares will not be able to elect any Trustees.

    Holders of Common Shares have no preference, conversion, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Trust. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of Common Shares, the Common Shares have equal dividend, distribution, liquidation and other rights.

    Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Trust's Declaration of Trust provides for approval by a majority of the votes cast at a shareholder meeting by holders of Common Shares entitled to vote on the matter in all situations permitting or requiring action by the shareholders, except with respect to: (i) the election of Trustees (which requires a plurality of all the votes cast at a meeting of shareholders of the Trust at which a quorum is present), (ii) the removal of Trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest of the Trust entitled to vote generally in the election of Trustees, which action can only be taken for cause by vote at a shareholder meeting), (iii) the merger or sale (or other disposition) of all or substantially all of the assets of the Trust (which requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the matter, which action can only be taken by vote at a shareholder meeting), (iv) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter) and (v) the dissolution of the Trust (which requires the affirmative vote of two-thirds of the outstanding shares entitled to vote on the matter). As allowed under the Maryland REIT Law, the Trust's Declaration of Trust permits (a) the Trustees by a two-thirds vote to amend the Declaration of Trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the approval of the shareholders and (b) the Trustees by a majority vote, without any action by the shareholders of the Trust, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue.

    CLASSIFICATION OR RECLASSIFICATION OF COMMON SHARES OR PREFERRED
SHARES. The Declaration of Trust authorizes the Board of Trustees to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Trust's Declaration of Trust to set for each such series, subject to the provisions of the Trust's Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for Common Shares or other attributes that the shareholders may consider to be desirable. As of the date hereof, no Preferred Shares are outstanding.

    RESTRICTIONS ON TRANSFER. For the Trust to qualify as a REIT under the Code, its shares of beneficial interest generally must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

    The Declaration of Trust, subject to certain exceptions, contains certain restrictions on the number of shares of beneficial interest of the Trust that a person may own. The Declaration of Trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Aggregate Share Ownership Limit") of the number or value of the outstanding shares of beneficial interest of the Trust. In addition, the Declaration of Trust prohibits any person from acquiring or holding, directly or indirectly, Common Shares in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares (the "Common Share Ownership Limit").

    The Board of Trustees, in its sole discretion, may exempt a proposed transferee from the Aggregate Share Ownership Limit and the Common Share Ownership Limit (an "Excepted Holder"). However, the Board of Trustees may not grant such an exemption to any person if such exemption would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in the Trust failing to qualify as a REIT. In order to be considered by the Board of Trustees as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, directly or indirectly, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to the satisfaction of the Board of Trustees that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Share Trust (as defined below). The Aggregate Share Ownership Limit and the Common Share Ownership Limit do not apply to the Common Shares to be issued in the Reformation in exchange for Common Stock originally issued in the Transactions, as well as Common Shares to be issued following redemption of Units issued in the Transactions. The Board of Trustees may require a ruling from the Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees, in its sole discretion, in order to determine or ensure the Trust's status as a REIT.

    The Declaration of Trust further prohibits (a) any person from beneficially or constructively owning shares of beneficial interest of the Trust that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Trust if such transfer would result in shares of beneficial interest of the Trust being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of beneficial interest of the Trust that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of the beneficial interest of the Trust that resulted in a transfer of shares to the Share Trust, is required to give notice immediately to the Trust and provide the Trust with such other information as the Trust may request in order to determine the effect of such transfer on the Trust's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

    If any transfer of shares of beneficial interest of the Trust occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest of the Trust in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of shares of beneficial interest of the Trusts, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share), shall be automatically transferred to a trust (the "Share Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violative transfer. Shares of beneficial interest held in the Share Trust shall be issued and outstanding shares of beneficial interest of the Trust. The Prohibited Owner shall not benefit economically from ownership of any shares of beneficial interest held in the Share Trust, shall have no rights to dividends and shall not possess any other rights attributable to the shares of beneficial interest held in the Share Trust. The trustee of the Share Trust (the "Share Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the Share Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that shares of beneficial interest have been transferred to the Share Trustee shall be paid by the recipient of such dividend or distribution to the Share Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Share Trustee. Any dividend or distribution so paid to the Share Trustee shall be held in Share Trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of beneficial interest held in the Share Trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the Share Trust, the Share Trustee shall have the authority (at the Share Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that such shares have been transferred to the Share Trust and (ii) to recast such vote in accordance with the desires of the Share Trustee acting for the benefit of the Charitable Beneficiary. However, if the Trust has already taken irreversible action, then the Share Trustee shall not have the authority to rescind and recast such vote.

    Within 20 days of receiving notice from the Trust that shares of beneficial interest of the Trust have been transferred to the Share Trust, the Share Trustee shall sell the shares of beneficial interest held in the Share Trust to a person, designated by the Share Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Declaration of Trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Share Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Share Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Declaration of Trust) of such shares on the day of the event causing the shares received by the Share Trustee from the sale or other disposition of the shares held in the Share Trust and (ii) the price per share received by the Share Trustee from the sale or other disposition of the Common Shares to be held by the Share Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by the Trust that shares of beneficial interest have been transferred to the Share Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Share Trust and (ii) to the extent that the Prohibited Owner received an amount for shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Share Trustee upon demand.

    In addition, shares of beneficial interest of the Trust held in the Share Trust shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Share Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Share Trustee has sold the shares of beneficial interest held in the Share Trust. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Share Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

    All certificates representing Common Shares will bear a legend referring to the restrictions described above.

    Every owner of more than 5% (or such other percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of the Trust's shares of beneficial interest, including Common Shares, within 30 days after the end of each taxable year, is required to give written notice to the Trust stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest of the Trust which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such beneficial ownership on the Trust's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit. In addition, each shareholder shall upon demand be required to provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

    These ownership limitations could delay, defer or prevent a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable.

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the Common Shares is Norwest Bank Minnesota, N.A.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF THE COMPANY AND SHAREHOLDERS OF THE
  TRUST

    The Company is organized as a corporation under the laws of the State of Minnesota, and the Trust is organized as a real estate investment trust under the laws of the State of Maryland. As a Minnesota corporation, the Company is subject to the MBCA, a general corporation statute dealing with a wide variety of matters, including election, tenure, duties and liabilities of directors and officers; dividends and other distributions; meetings of stockholders; and extraordinary actions, such as amendments to the certificate of incorporation, mergers, sales of all or substantially all of the assets and dissolution. The Company also is governed by its Amended and Restated Articles of Incorporation (the "Minnesota Articles") and Bylaws (the "Minnesota Bylaws"), which have been adopted pursuant to the MBCA. As a Maryland real estate investment trust, the Trust is governed by the Maryland REIT Law, certain provisions of the Maryland General Corporation Law (the "MGCL") and by the Declaration of Trust and the Maryland Bylaws. Certain differences between the MBCA, the Maryland REIT Law, the MGCL and among these various documents are summarized below.

    This summary of the comparative rights of the shareholders of the Company and the shareholders of the Trust does not purport to be complete and is subject to and qualified in its entirety by reference to the MBCA, the Maryland REIT Law and the MGCL and also to the Minnesota Articles, the Minnesota Bylaws, the Declaration of Trust and the Maryland Bylaws. The Declaration of Trust and the Maryland Bylaws will be substantially in the forms attached as Appendix B and Appendix C, respectively, to this Proxy Statement/Prospectus, and the Minnesota Articles and the Minnesota Bylaws may be obtained from the Company, without charge, by contacting Corporate Office Properties Trust, Inc., One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103, attn: Denise J. Liszewski.

    STANDARD OF CONDUCT FOR DIRECTORS AND TRUSTEES. The MBCA provides that a director shall discharge the director's duties in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would have exercised under similar circumstances. A director who so performs those duties may not be held liable by reason of being a director or having been a director of the corporation.

    The Maryland REIT Law contains no similar provision concerning the standard of conduct for trustees. However, Section 2-405.1 of the MGCL requires that a director of a Maryland corporation perform his duties in good faith, with a reasonable belief that the director's actions are in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. These provisions may be applicable to the Trustees.

    LIMITATION OF LIABILITY. The MBCA provides that, if the articles of incorporation so provide, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director may be eliminated or limited, but that the articles may not limit or eliminate such liability for (a) any breach of the director's duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(c) the payment of unlawful dividends, stock repurchases or redemptions, (d) any transaction in which the director received an improper personal benefit, (e) certain violations of the Minnesota securities laws and (f) any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective. The Minnesota Articles contain a provision eliminating the personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to the foregoing limitations.

    The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust contains such a provision limiting such liability to the maximum extent permitted by Maryland law. Because the exceptions from the limitation on liability are more extensive under the MBCA, trustees and officers of the Trust may not be liable for money damages for certain actions for which they would have otherwise been liable under the MBCA.

    There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors or officers is a party in which the rights of the Company or its stockholders would be affected if the Company already were subject to the provisions of Maryland law rather than Minnesota law.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The MBCA generally provides for mandatory indemnification of persons acting in an official capacity on behalf of the corporation if such a person acted in good faith, received no improper personal benefit, acted in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

    The Minnesota Articles and Minnesota Bylaws provide for indemnification of officers and directors and others acting in an official capacity on behalf of the Company generally in a manner consistent with the MBCA; provided that the person indemnified determined, in good faith, that the course of conduct which caused the loss or liability was in or at least not opposed to the best interests of the Company and, in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. Under the MBCA and the Minnesota Bylaws, the Corporation may pay reasonable costs and advances in advance of a final disposition of a proceeding upon receipt of an affirmation from the indemnified person that he or she in good faith believed that the criteria for indemnification had been met and an agreement to repay the advance if it is finally determined that he or she is not entitled to indemnification and the Board of Directors determines that known facts would not preclude indemnification.

    The Declaration of Trust authorizes the Trust, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who at the request of the Trust serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. The Maryland Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (ii) any such Trustee or officer who, at the request of the Trust, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and the Maryland Bylaws also permit the Trust to provide indemnification to any person who served a predecessor of the Trust in any of the capacities described above and to any employee or agent of the Trust or a predecessor of the Trust. The Maryland Bylaws require the Trust to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

    The Maryland REIT Law permits a Maryland real estate investment trust to indemnify, and to advance expenses to, its trustees and officers, to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Under the MGCL, rights to indemnification and expenses are nonexclusive, in that they need not be limited to those expressly provided by statute.

    The MBCA, the Maryland REIT Law and the Bylaws of both the Company and the Trust may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board has been advised that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

    SHAREHOLDERS' MEETINGS. The Minnesota Bylaws provide for an annual meeting of shareholders upon reasonable notice and within a reasonable time, but not less than 30 days, following delivery of the annual report. Minnesota law provides that if a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders. The Minnesota Bylaws provide that the chief executive officer, a majority of the Board or a majority of the Independent Directors or shareholders holding an aggregate of not less than 10% of the voting shares of the Company may call a special meeting. Minnesota law also provides that the chief financial officer and two or more directors may call a special meeting of the shareholders, except that a special meeting concerning a business combination must be called by 25% of the voting power of all shares entitled to vote.

    The Maryland REIT Law contains no provisions on shareholders meetings. The Declaration of Trust and Maryland Bylaws provide for an annual meeting of shareholders to be held upon reasonable notice and within a reasonable period, but not less than 30 days, following delivery of the Trust's annual report, but in any event within six months after the end of each full fiscal year. Special meetings of shareholders may be called by a majority of the Trustees or by certain executive officers of the Trust and shall be called upon the written request of shareholders holding in the aggregate not less than a majority of the outstanding shares of the Trust entitled to vote.

    ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS. Under the MBCA, shareholders may act by written consent in lieu of a shareholders' meeting. Under Minnesota law, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting by unanimous written consent signed by each of the shareholders entitled to vote on such action. This power cannot be restricted by a Minnesota corporation's articles. The Maryland REIT Law contains no similar provision to the MBCA regarding written consent of shareholders. The Declaration of Trust permits the Maryland Bylaws to include a provision that permits any action which may be taken at a meeting of shareholders to be taken without a meeting if a written consent of the action is signed by each shareholder entitled to vote on the matter. The Maryland Bylaws permit any action which may be taken at a meeting of shareholders to be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter, and any other shareholder entitled to notice of a meeting of shareholders has waived in writing any right to dissent from such action, and such consent is filed with the minutes of proceedings of shareholders.

    INSPECTION OF BOOKS AND RECORDS. Under Minnesota law, any shareholder of a publicly held corporation has an absolute right, upon written demand, to examine and copy, in person or by a legal representative, at any reasonable time, the corporation's share register and other corporate records reasonably related to the purpose described in the demand upon demonstrating that such stated purpose is a proper purpose. The Maryland REIT law provides that shareholders have the same rights to inspect the records of a real estate investment trust as stockholders of a corporation have under the MGCL. Under the MGCL, persons who together have been stockholders of a Maryland corporation for more than six months and own at least five percent of the outstanding stock of any class of a Maryland corporation may inspect and copy the corporation's books of account and stock ledger, request a written statement of the corporation's affairs and request a list of the corporation stockholders. In addition, any stockholder of a Maryland corporation may (a) inspect and copy the bylaws, minutes of the proceedings of stockholders and annual statements of affairs and (b) request the corporation to provide a sworn statement showing all stock, as well as any other securities, issued and all consideration received by the corporation during the preceding twelve months.

    INVESTMENT AND FINANCING POLICIES. The Minnesota Bylaws contain investment policies and restrictions which limit certain of the activities of the Company. In addition, the Minnesota Bylaws contain a restriction on indebtedness which limits the ability of the Company to incur indebtedness if, as a result, the consolidated indebtedness of the Company would exceed 300% of the Company's net assets, as defined in the Minnesota Bylaws. These policies may not be changed without the approval of a majority of the Independent Directors. The Maryland Bylaws do not contain the same investment policies and restrictions nor the same indebtedness restriction. Instead, the Board of Trustees has adopted certain investment and financing policies. See "Policies with Respect to Certain Activities." The Board of Trustees may, without shareholder approval, amend or modify its current policies at any time.

    CLASSIFIED BOARD. The MBCA permits a corporation's bylaws to provide for a classified board of directors and does not limit the number of classes. The Minnesota Bylaws do not provide for a classified board of directors. The Minnesota Bylaws currently provide for seven directors, all of whom are elected at the annual meeting of stockholders and hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

    The Declaration of Trust provides for a staggered Board of Trustees. The Maryland Bylaws provide that a majority of Trustees may establish, increase or decrease the number of Trustees. Upon the consummation of the Reformation, there will be seven Trustees. The Trustees are divided into three classes, with terms of three years each and with one class to be elected at each annual meeting of shareholders. See "Management" below for the identity of the Class I, Class II and Class III Trustees and for their respective initial terms of office, which will range from one to three years. At each annual meeting of shareholders of the Trust, commencing in 1999, successors of the class of Trustees whose term expires at that annual meeting will be elected for a three-year term.

    The Board believes that a classified board will be advantageous to the Trust and its shareholders because three-year terms will enhance the likelihood of continuity and stability in the composition of the Trust's Board of Trustees and in the policies formulated by its Board of Trustees. The Board believes that this, in turn, will permit the Board of Trustees more effectively to represent the interests of all shareholders. However, the classified Board of Trustees could have the effect of making the removal of incumbent Trustees time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to effect a change in control of the Trust or other transaction that might be beneficial to a majority of shareholders or to the Trust.

    With a classified Board of Trustees, it will generally take holders of a majority of the voting power two annual meetings of stockholders to elect a majority of the Board of Trustees. As a result, a classified board may delay, defer or prevent a tender offer or change in control of the Trust, even though a tender offer or change in control might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable. In addition, because under the Declaration of Trust a trustee may be removed, only for cause (as defined in the Declaration of Trust) by the affirmative vote of the holders of two thirds of the outstanding shares entitled to vote in the election of trustees, the classified Board of Trustees would delay shareholders who do not agree with the policies of the Board of Trustees from replacing a majority of the Board of Trustees for two years, unless they can demonstrate that the trustee should be removed for cause and obtain the requisite vote. Under Minnesota law, in general, unless a corporation's articles provide otherwise (which the Minnesota Articles do not), a director may be removed with or without cause by the affirmative vote of a majority of the shareholders. See "--Removal of Directors and Trustees."

    VACANCIES ON THE BOARDS OF DIRECTORS AND TRUSTEES. Under the MBCA, unless the articles or bylaws provide otherwise, (a) a vacancy on a corporation's board of directors may be filled by the vote of a majority of directors then in office, although less than a quorum, (b) a newly created directorship resulting from an increase in the number of directors may be filled by the board of directors and (c) any director so elected shall hold office only until a qualified successor is elected at the next regular or special meeting of shareholders. The Minnesota Bylaws follow these provisions. The Maryland Bylaws also permit the trustees of the Trust to fill vacancies in the Board of Trustees. The Maryland Bylaws provide that any vacancy on the Board of Trustees for any cause shall be filled by a majority of the remaining trustees, even if such majority is less than a quorum.

    REMOVAL OF DIRECTORS AND TRUSTEES. Under the MBCA and the Minnesota Bylaws, a director may be removed with or without cause by the affirmative vote of a majority of the shareholders. The Minnesota Bylaws do not limit the shareholders' ability to remove a director without cause. The Declaration of Trust provides that a Trustee may be removed only for cause upon the affirmative vote of at least two-thirds, rather than a simple majority, of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. This provision, when coupled with the provision in the Maryland Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees, except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

    AUTHORIZED SHARES OF CAPITAL STOCK. As of February 11, 1998, there were 50,000,000 shares of stock authorized, of which 2,268,583 shares of Common Stock were issued and outstanding, and there were no shares of preferred stock authorized. The Minnesota Articles provide that preemptive rights shall not exist with respect to shares of stock of the Company. Upon approval of the Reformation, the Board of Trustees of the Trust will be authorized to issue up to 50,000,000 shares of beneficial interest from time to time in such combination as the Trustees shall determine. As permitted by Maryland REIT Law, the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Trust, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has the authority to issue. Unless specifically provided by the Board of Trustees, holders of shares will have no preemptive rights to purchase or subscribe for any additional shares of beneficial interest or any other security of the Trust which it may sell.

    The Board of Trustees believes that the power to issue additional shares of beneficial interest will provide the Trust with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional shares of beneficial interest, including possible Common Shares, will be available for issuance without further action by the Trust's shareholders, unless action by the shareholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Trust's securities may be listed or traded. Although the Board of Trustees currently has no intention of doing so, it could authorize the Trust to issue a class or series that could, depending on the terms of such class or series, delay, defer or prevent a change in control of the Trust or other transaction that might involve a premium over the then prevailing market price for the Common Shares or other attributes that the shareholders may consider to be desirable.

    DIVIDENDS AND OTHER DISTRIBUTIONS. Generally, a Minnesota corporation may pay a dividend if its board of directors determines that the corporation will be able to pay its debts in the ordinary course of business after paying the dividend and if, among other things, the dividend payment does not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of liquidation to the holders of the shares having preferential rights, unless the payment is made to those shareholders in the order and to the extent of their respective priorities. The Maryland REIT Law contains no similar provision on dividends and other distributions. Under the Declaration of Trust, the Board of Trustees may from time to time authorize and declare such dividends or distribution in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion may determine. The Declaration of Trust provides that the Board of Trustees shall endeavor to authorize, declare and cause the Trust to pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or other distribution unless and until authorized and declared by the Board of Trustees. The Company has historically paid quarterly cash distributions and the Trust plans to continue to do so. Because of the provisions of the Code applicable to REITs, the Company does not believe that the differences between Minnesota and Maryland law regarding dividends or distributions will result in any material differences between the past practice of the Company and the anticipated future practice of the Trust in the payment of dividends or distributions. See "Federal Income Tax Considerations--Taxation of the Trust--Annual Distribution Requirements."

    CERTAIN BUSINESS COMBINATIONS. MBCA Section 302A.673 provides that an issuing public corporation may not engage in certain business combinations with any person that acquires beneficial ownership of ten percent or more of the voting stock of that corporation (i.e., an "interested shareholder") for a period of four years following the date that that person became an interested shareholder (the "share acquisition date") unless, prior to the share acquisition date, a committee of the corporation's disinterested directors approve either the business combination or the acquisition of shares.

    Only defined types of "business combinations" are prohibited by the Minnesota statute. In general, the definition includes: any merger or exchange of securities of the corporation with the interested shareholder; certain sales, transfers or other dispositions of assets of the corporation to an interested shareholder; transfers by the corporation to interested shareholders of shares that have market value of five percent or more of the value of all outstanding shares, except for a pro rata transfer made to all shareholders; any liquidation or dissolution of, or reformation in another jurisdiction of, the corporation which is proposed by the interested shareholder; certain transactions proposed by the interested shareholder or any affiliate or associate of the interested shareholder that would result in an increase in the proportion of shares entitled to vote owned by the interested shareholder; and transactions whereby the interested shareholder receives the benefit of loans, advances, guarantees, pledges or other financial assistance or tax advances or credits from the corporation.

    For purposes of selecting a committee of "disinterested" directors a director or person is "disinterested" under the MBCA if the director or person is neither an officer nor an employee, nor has been an officer or employee within five years preceding the formation of the committee, of the issuing public corporation or of a related corporation. The committee must consider and act on any written, good faith proposal to acquire shares or engage in a business combination. The committee must consider and take action on the proposal and within 30 days render a decision in writing regarding the proposal.

    Under the MGCL, as applicable to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of such trust (an "Interested Shareholder"), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. The Board of Trustees has approved the acquisition of additional Common Shares by Messrs. Shidler and Hamlin upon redemption of their Units received in the Transactions.

    Both the Minnesota and Maryland provisions permit a corporation or a trust to "opt out" of the business combination statute by electing to do so in its articles or declaration of trust or, in the case of Minnesota law, the bylaws or, in the case of Maryland law, by resolution of the Board of Trustees. Neither the Minnesota Articles nor the Minnesota Bylaws contain such an "opt-out" provision. The Board of Trustees has opted out of this statute by resolution.

    CONTROL SHARE ACQUISITIONS. The Minnesota control share acquisition statute, MBCA Section 302A.671 ("Section 671"), establishes various disclosure and shareholder approval requirements to be met by individuals or companies attempting a takeover of an "issuing public corporation." Section 671 provides that any person (an "acquiring person") proposing to make a "control share acquisition" must disclose certain information to the target corporation and the target corporation's shareholders must thereafter approve the control share acquisition, or else certain of the shares acquired in the control share acquisition will not have voting rights and will be subject to redemption by the target corporation for a specified period of time at the market value of such shares. A "control share acquisition" is an acquisition of shares of an issuing public corporation which results in the acquiring person's voting power increasing from its preacquisition level to one of the following levels of voting power: (i) at least 20% but less than 33 1/3%, (ii) at least 33 1/3% but less than or equal to 50% and (iii) over 50%. The definition of a "control share acquisition" specifically excludes acquisitions of shares from the corporation issuing such shares, and acquisitions pursuant to plans of merger or exchange which are approved by the shareholders of the corporation.

    The information that must be disclosed by the acquiring person includes, among other things, the terms of the proposed control share acquisition, the source of funds, any plans to liquidate the corporation and any plans to move the location of its principal executive offices or business activities. If an acquiring person meets certain requirements set forth in Section 671, the target corporation must call a meeting of its shareholders for the purpose of considering the proposed control share acquisition if the acquiring person so requests in writing. The notice of the shareholders' meeting must be accompanied by the information statement and a statement of the position of the board of directors on the proposed control share acquisition. Unless the disclosure provisions and the shareholder approval provisions of Section 671 are met, including affirmative votes by holders of a majority of shares (excluding all interested shares), shares acquired in a control share acquisition that exceed the initial threshold of any of the new ranges of voting power described above (i.e., 20%, 33 1/3% or 50%) are denied voting rights and are subject to redemption by the target corporation. Any such shares denied voting rights regain those voting rights only upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person. Such shares are subject to a call for redemption by the target corporation at a price equal to the market value of such shares. The call for redemption must be given by the target corporation within 30 days after the event giving rise to the option to call the shares for redemption and must be redeemed within 60 days after the call is given.

    The MGCL, as applicable to Maryland real estate investment trusts, provides that "Control Shares" (as defined below) of a Maryland real estate investment trust acquired in a "control share acquisition" (as defined below) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

    Under the MGCL, a person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

    Both Minnesota and Maryland law permit a corporation to "opt out" of the control share acquisition statute in the articles or bylaws. The Minnesota Articles and Minnesota Bylaws do not contain an "opt-out" provision. However, the Maryland Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Trust's shares of beneficial interest. The Board of Trustees may, however, amend the Maryland Bylaws at any time to eliminate such provision, either prospectively or retroactively.

    OTHER ANTI-TAKEOVER PROVISIONS. The MBCA includes four other provisions relating to takeovers that are not included in the Maryland REIT Law or the MGCL. These provisions address a corporation's use of golden parachutes, greenmail, the standard of conduct of the board of directors in connection with the consideration of takeover proposals and the acquisition of shares following a tender offer.

    The MBCA contains a provision which prohibits a publicly held corporation from entering into or amending agreements (commonly referred to as "golden parachutes") that increase current or future compensation of any officer or director during any tender offer or request or invitation for tenders.

    The MBCA also contains a provision which limits the ability of a corporation to repurchase shares at a price above market value (commonly referred to as "greenmail"). The statute provides that a publicly held corporation is prohibited from purchasing or agreeing to purchase any shares from a person who beneficially owns more than five percent of the voting power of the corporation if the shares had been beneficially owned by that person for less than two years, and if the purchase price would exceed the market value of those shares. However, such a purchase will not violate the statute if the purchase is approved at a meeting of the shareholders by a majority of the voting power of all shares entitled to vote or if the corporation's offer is of at least equal value per share and to all holders of shares of the class or series and to all holders of any class or series into which the securities may be converted.

    The MBCA authorizes the board of directors, in considering the best interests of the corporation with respect to a proposed acquisition of an interest in the corporation, to consider the interest of the corporation's employees, customers, suppliers and creditors, the economy of the state and nation, community and social considerations and the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

    The MBCA prohibits a tender offeror (as defined) from acquiring additional shares within two years following a tender offer unless the price and terms are substantially equivalent to those provided in the tender offer.

    DISSOLUTION OF THE COMPANY AND THE TRUST. The MBCA provides that a corporation may be dissolved by the voluntary action of holders of a majority of a corporation's shares entitled to vote at a meeting called for the purpose of considering such dissolution.

    The Declaration of Trust permits (i) the termination of the Trust and the discontinuation of the operations of the Trust by the affirmative vote of the holders of not less than two-thirds of the outstanding Common Shares entitled to be cast on the matter at a meeting of shareholders or by written consent and
(ii) the termination of the Trust's qualification as a REIT if such qualification, in the opinion of the Board of Trustees, is no longer advantageous to the shareholders.

    JUDICIAL DISSOLUTION. Under the MBCA, if a deadlock of the directors precludes corporate action, or if a division of the shareholders makes election of directors impossible, stockholders are permitted to seek judicial action. The MBCA provides that a court may dissolve a publicly owned corporation in an action by a shareholder where: (a) the situation involves a deadlock in the management of corporate affairs and the shareholders cannot break the deadlock;
(b) the directors have acted fraudulently, illegally, or in a manner unfairly prejudicial to the corporation; (c) the shareholders are divided in voting power for two consecutive regular meetings to the point where successor directors are not elected; (d) there is a case of misapplication or waste of corporate assets; or (e) the duration of the corporation has expired. The Maryland REIT Law contains no similar provisions.

    AMENDMENTS TO THE MINNESOTA ARTICLES AND THE DECLARATION OF TRUST. Under the MBCA, before the shareholders may vote on an amendment to the articles of incorporation, either a resolution to amend the articles must have been approved by the affirmative vote of the majority of the directors present at the meeting where such resolution was considered, or the amendment must have been proposed by shareholders holding three percent or more of the voting power of the shares entitled to vote. Amending the articles of incorporation requires the affirmative vote of the holders of the majority of the voting power present and entitled to vote at the meeting (and of each class, if entitled to vote as a class), unless the articles of incorporation require a larger proportion. The MBCA provides that a proposed amendment may be voted upon by the holders of a class or series even if the articles of incorporation would deny that right, if among other things, the proposed amendment would increase or decrease the aggregate number of authorized shares of the class or series, change the rights or preferences of the class or series, create a new class or series of shares having rights and preferences prior and superior to the shares of that class or series or limit or deny any existing preemptive right of the shares of the class or series. The Minnesota Articles require a majority vote for amendments other than in the case of a change in the terms or contract rights of any of its outstanding capital stock which requires the affirmative vote of not less than two-thirds of the aggregate number of votes entitled to be cast.

    Under the Maryland REIT Law, a real estate investment trust generally cannot amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Trust's Declaration of Trust provides for a majority vote with respect to amendments. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Trust's Declaration of Trust permits such action by the Board of Trustees.

    AMENDMENTS TO THE BYLAWS. The MBCA provides that, unless reserved by the articles to the shareholders, the power to adopt, amend or repeal a corporation's bylaws is vested in the board of directors, subject to the power of the shareholders to adopt, repeal or amend the bylaws. After adoption of initial bylaws, the board of a Minnesota corporation cannot adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a bylaw to increase the number of directors. The Minnesota Bylaws reserve to a majority of the shareholders the right to amend the Minnesota Bylaws. Under the Maryland Bylaws, the Trustees have the exclusive power to amend the Maryland Bylaws.

    DENIAL OF VOTING RIGHTS. The MBCA provides that holders of the outstanding shares of a class of stock shall be entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would change the aggregate number of authorized shares or the par value of the class or would adversely affect the powers, preferences or special rights of the class. There is no similar provision in the Maryland REIT Law.

    ADVANCE NOTICE OF NOMINATIONS AND NEW BUSINESS. The Maryland Bylaws provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (a) pursuant to the Trust's notice of the meeting, (b) by the Board of Trustees or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Maryland Bylaws and (ii) with respect to special meetings of shareholders, only the business specified in the Trust's notice of meeting may be brought before the meeting of shareholders. Nominations of persons for election to the Board of Trustees may be made only (a) pursuant to the Trust's notice of the meeting, (b) by the Board of Trustees or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Maryland Bylaws.

    The Minnesota Bylaws provide that with respect to both annual and special meetings, the notice of the meeting shall state that no business other than that provided in the notice may be conducted at the meeting.

    RESTRICTIONS ON OWNERSHIP AND TRANSFER OF COMMON STOCK AND COMMON
SHARES. Under the Minnesota Articles, any transfer of shares that would result in the disqualification of the Company as a REIT under the Code is void AB INITIO to the fullest extent permitted by law, and the intended transferee of such shares is deemed never to have had an interest therein. The Minnesota Articles specifically prohibit any person or group of persons from holding, directly or indirectly, ownership of a number of shares in excess of 9.8% of the outstanding capital stock. Shares owned by a person or group of persons in excess of such amounts are referred to in the Minnesota Articles as "excess shares." For this purpose, shares are deemed to be owned by a person if they are constructively owned by such person under the provisions of Section 544 of the Code (as modified by Section 856(h) of the Code) or are beneficially owned by such person under the provisions of Rule 13d-3 promulgated under the Exchange Act, and the term "group" has the same meaning as that term has for purposes of
Section 13(d)(3) of the Exchange Act. The above provisions in the Minnesota Articles are very similar to the ownership limit provisions set forth in the Declaration of Trust except that the Declaration of Trust specifically provides that, if any purported transfer of Common Shares would cause the Trust to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock. See "--Description of Shares of Beneficial Interest--Restrictions on Transfer."

    The remedy provided in the Minnesota Articles arising from a violation of the ownership limits described in the preceding paragraph is different from the remedy provided in the Declaration of Trust arising from a violation of the comparable provisions in the Declaration of Trust. Pursuant to the Minnesota Articles, the Board is authorized to refuse to transfer any shares to a person if, as a result of the transfer, that person would own excess shares. The Minnesota Articles also provide that in the event any person acquires excess shares, at the discretion of the Board such excess shares may be redeemed by the Company. The redemption price for such excess shares is the closing price as reported on the NASDAQ System on the last business day prior to the redemption date or, if the shares are listed on an exchange, the closing price on the last business day prior to the redemption date or, if neither listed on an exchange nor quoted on the NASDAQ System, the net asset value of the shares as determined in good faith by the Board, but in each case never greater than the net asset value of the shares as determined in good faith by the Board. The remedies available to the Trust in the Declaration of Trust include a constructive Trust for the shares in excess of the Ownership Limit, and the right to designate an alternative purchaser at a fixed price in addition to the right to repurchase the shares. The Share Trustee will vote all shares and receive all distributions prior to disposition of the excess shares. For a more complete description of the remedies available to the Trust under the Declaration of Trust see "--Description of Shares of Beneficial Interest-- Restrictions on Transfer."

    All certificates evidencing the Common Shares will bear a legend referring to the restrictions set forth in the Declaration of Trust.

    Under both the Minnesota Articles and the Declaration of Trust, each shareholder may be required to disclose to the Company or the Trust in writing such information as the Company or the Trust may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership of Common Stock or Common Shares on the status as a REIT and to ensure compliance with the ownership limits described above. In addition, under the Declaration of Trust, every owner of a specified percentage (or more) of the outstanding shares of Common Shares must file a completed questionnaire containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0% depending upon the number of record holders of the shares.

    The foregoing ownership limitations may have the effect of delaying, deferring or preventing a change of control of the Trust without the consent of the Board of Trustees.

    ANNUAL REPORT. Both the Minnesota Bylaws and the Declaration of Trust (pursuant to the Maryland REIT Law) require the Company and the Trust to deliver to shareholders an annual report concerning its operations for the preceding fiscal year containing financial statements prepared in accordance with GAAP which are audited and reported on by independent certified public accountants. The report must include a balance sheet, an income statement and a surplus statement. Annual reports must be mailed or delivered to each shareholder and must be placed on file at the principal office of the Trust within the time prescribed by the Maryland REIT Law.

    MARYLAND ASSET REQUIREMENTS. To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires at least 75% of the value of the Trust's assets to be held, directly or indirectly, in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables. The Maryland REIT Law also prohibits the Trust from using or applying land for farming, agricultural, horticultural or similar purposes.

    The MBCA does not have an equivalent provision.

                                  THE COMPANY

GENERAL

    The Company is a self-administered REIT, headquartered in Philadelphia, Pennsylvania, which focuses principally on the ownership, acquisition and management of suburban office properties in high growth submarkets in the United States. The Company currently owns interests in ten suburban office buildings in Pennsylvania and New Jersey containing approximately 1.5 million rentable square feet and seven retail properties located in the Midwest containing approximately 370,000 rentable square feet. As of December 31, 1997, the Company's properties were over 99% leased.

    The Company was formed in 1988 to own and acquire retail properties and subsequently became an externally advised REIT. On October 14, 1997, the Company, as part of the Transactions, acquired the Mid-Atlantic suburban office operations of The Shidler Group, a national real estate firm. As a result of the Transactions, the Company relocated its headquarters from Minneapolis to Philadelphia and became internally administered. Further, Jay Shidler became the Company's Chairman of the Board and Clay Hamlin became the Company's President and Chief Executive Officer. On January 1, 1998 the Company changed its name to Corporate Office Properties Trust, Inc.

BUSINESS OBJECTIVES AND GROWTH STRATEGIES

    The Company's primary business objectives are to achieve sustainable long-term growth in FFO per share and to maximize long-term shareholder value. The Company intends to achieve these objectives primarily through external growth and, to a lesser extent, through internal growth. The Company intends to focus its activities on acquiring, owning and operating suburban office properties in high growth submarkets throughout the United States. The Company does not intend to expand its existing investments in retail properties and, to the extent appropriate opportunities arise, it may contribute some or all of these properties to the Operating Partnership in exchange for additional Units or sell or exchange some or all of these properties and reinvest any net cash proceeds thereof in suburban office properties.

    - SUBURBAN OFFICE FOCUS. Management believes office buildings currently offer the strongest fundamentals of any real estate property type, and suburban office properties offer the Company the most attractive investment opportunities. The three key factors driving the strong fundamentals of suburban office properties are (i) declining vacancy rates, (ii) positive net absorption and (iii) limited new supply of office product. Management believes that many companies are relocating to, and expanding in, suburban locations because of the lower occupancy costs, proximity to residential housing and better quality of life than traditional central business districts.

    - EXTERNAL GROWTH. The Company is actively pursuing the acquisition of additional suburban office properties in United States submarkets with strong fundamentals. The Company's three-part acquisition strategy includes (i) entity transactions in which the Company enters new markets by acquiring significant portfolios along with their management, (ii) portfolio property purchases and (iii) opportunistic acquisitions of individual properties in submarkets in which the Company has a presence. The Company believes that there are a significant number of potential acquisitions that could greatly benefit from management's experience in enhancing property cash flow and value by renovating and repositioning properties.

    - INTERNAL GROWTH. Management believes that the Company's internal growth will come from (i) proactive property management and leasing, (ii) contractual rent increases, (iii) operating efficiencies achieved through increasing economies of scale and (iv) tenant retention and rollovers at increased rents where market conditions permit.

    The Company believes it has certain competitive advantages which will enhance its ability to identify and capitalize on acquisition opportunities, including: (i) management's national multiple market expertise in identifying, creatively structuring and closing acquisitions; (ii) management's experience in successfully growing public real estate companies utilizing a centralized/decentralized organizational structure; (iii) management's long-standing relationships with tenants, real estate brokers, and institutional and other owners of commercial real estate, which help the Company to identify acquisition opportunities resulting in a large acquisition pipeline; (iv) the Company's fully integrated real estate operations, which allow it to respond quickly to acquisition opportunities; (v) the Company's access to capital as a public company; and (vi) the Company's ability to offer tax deferred exchanges to sellers of properties.

CAPITALIZATION STRATEGY

    In conjunction with its growth strategies, the Company has developed a two-phase capital strategy. The Company intends that the first phase will be a rapid growth period, during which the Company plans to emphasize the issuance of Units to facilitate entity and portfolio acquisitions. To accelerate growth in FFO per share during this period, the Company will utilize a cash flow to debt service coverage ratio of approximately 1.6 to 1 which is anticipated to equate to a debt to total market capitalization of between 40% and 60%. During the second phase, the Company's mature growth period, it plans to gradually reduce its debt as a percentage of total market capitalization while continuing to grow FFO per share.

    The Company is presently considering issuing in the near term for cash, either in a private placement or through a public offering, a significant amount of Common Shares. In addition, the Company is likely to issue directly, or through the issuance of Units by the Operating Partnership, a substantial number of Common Shares, or Units redeemable or exchangeable for Common Shares, in connection with acquisitions. The Company is presently exploring a number of potential acquisitions, some of which could be material and a number of which could be effected in the near term in the event the Company's explorations are successful.

                                   PROPERTIES

THE SUBURBAN OFFICE PROPERTIES

    Set forth below is certain information with respect to the Company's office properties.

                                                       PERCENTAGE                   PERCENTAGE     TOTAL RENTAL
                               YEAR       RENTABLE       LEASED         TOTAL           OF            REVENUE
                              BUILT/       SQUARE        (AS OF        RENTAL      TOTAL RENTAL     PER SQUARE
PROPERTY LOCATION           RENOVATED       FEET         2/1/98)     REVENUE(1)     REVENUE(1)        FOOT(1)
-------------------------  ------------  -----------  -------------  -----------  ---------------  -------------
PHILADELPHIA REGION
  Unisys World Hdqtrs.
    751 Jolly Rd.           1966/1991       112,958         100.0%    $1,425,955           8.2%      $   12.62
    753 Jolly Rd.          1960/1992-94     424,380         100.0     2,903,216           16.6            6.84
                                         -----------                 -----------         -----
      Combined Total                        537,338                   4,329,171           24.8            8.06
    760 Jolly Rd.           1974/1994       199,380         100.0     2,516,925           14.4           12.62
  Merck Building
    785 Jolly Rd.           1970/1996       218,219         100.0     2,096,951           12.0            9.61

HARRISBURG REGION
  Gateway Corporate Ctr.
    6385 Flank Dr.             1995          32,800         100.0       431,616            2.5           13.16
  Commerce Court
    2601 Market Pl.            1989          67,377          98.3     1,071,348            6.1           16.19
    2605 Interstate Dr.        1990          84,268         100.0     1,159,160            6.6           13.76

PRINCETON REGION
  Teleport National
    Hdqtrs.
    429 Ridge Rd.           1966/1996       142,385         100.0     2,508,824           14.4           17.62
    437 Ridge Rd.           1962/1996        30,000         100.0       582,867            3.3           19.43
  IBM Building
    431 Ridge Rd.           1958/1967       170,000         100.0     2,767,414           15.9           16.28
                                         -----------                 -----------         -----
    TOTAL/WEIGHTED
      AVERAGE                             1,481,767          99.8%   1$7,464,276         100.0%      $   11.80
                                         -----------                 -----------         -----
                                         -----------                 -----------         -----

                                 MAJOR TENANTS
                           (10% OR MORE OF RENTABLE
PROPERTY LOCATION                SQUARE FEET)
-------------------------  -------------------------
PHILADELPHIA REGION
  Unisys World Hdqtrs.
    751 Jolly Rd.          Unisys Corp. (100%)
    753 Jolly Rd.          Unisys Corp. (100%)
      Combined Total
    760 Jolly Rd.          Unisys Corp. (100%)
  Merck Building
    785 Jolly Rd.          Unisys Corp. with 50%
                             sublease to Merck & Co.
                             Inc.
HARRISBURG REGION
  Gateway Corporate Ctr.
    6385 Flank Dr.         Cowles Magazines (35%)
                           Orion Capital (27%)
  Commerce Court
    2601 Market Pl.        Penn State Geisinger
                             (38%)
                           Ernst & Young (27%)
                           Texas-Eastern Gas
                             Pipeline Co. (27%)
    2605 Interstate Dr.    PA Emergency Mgmt. Agency
                             (55%)
                           USF&G (23%)
                           Health Central (16%)
PRINCETON REGION
  Teleport National
    Hdqtrs.
    429 Ridge Rd.          Teleport Communication
                             Group (100%)
    437 Ridge Rd.          IBM Corporation with 100%
                             sublease to Teleport
                             Communication Group
  IBM Building
    431 Ridge Rd.          IBM Corporation (100%)
    TOTAL/WEIGHTED
      AVERAGE

------------------------
(1) Total Rental Revenue is the monthly contractual base rent as of February 1, 1998 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases except for the Philadelphia Region properties, which are triple net leases pursuant to which the tenant pays all operating expenses directly.

    PHILADELPHIA SUBURBAN MARKET.

    REGIONAL ANALYSIS: Located along the Delaware and Schuylkill Rivers, Philadelphia is a cosmopolitan city situated at the crossroads of the Northeast Corridor, the most prosperous and densely populated region in the country. With a total population of over 5 million according to the 1990 U.S. Census, the Philadelphia Metropolitan Statistical Area ("MSA") is the fourth largest metropolitan area in the U.S. Philadelphia boasts a large, highly skilled workforce which forms the base of one of the most diverse economies in the nation. Although the Philadelphia metropolitan area is a market in itself, its location and extensive transportation system provide easy access to 25% of the U.S. population which lives within a 300-mile radius.

    The greatest growth in the past fifteen years in the greater Philadelphia region has occurred in the suburban counties as migration out of the central urban core has taken place. The Company's Philadelphia region properties are located in the Pennsylvania suburban counties within the Philadelphia MSA. The suburban counties have seen higher growth since 1980 in employment compared to the Philadelphia central business district as jobs moved from the central business district and new jobs emerged in the surrounding areas. Management believes the Pennsylvania suburban counties are well positioned for continued growth in both employment and population.

    PHILADELPHIA SUBURBAN OFFICE MARKET: As of September 30, 1997, the Philadelphia Suburban Office Market contained approximately 44.2 million square feet and is divided into two overall markets, the Pennsylvania Suburban Market and the Southern New Jersey Market. The Company believes that current and projected economic trends favor the Pennsylvania Suburban Office Market and present advantageous conditions for commercial real estate.

    As of September 30, 1997, the Pennsylvania Suburban Market was comprised of approximately 34.7 million square feet of non-owner occupied office space. Vacancy in the suburban markets increased in the late 1980's, but a significant improvement has occurred in the past few years. Vacancy at the end of the third quarter of 1997 stood at 9.3%, a slight increase from 9.2% at the end of 1996, and a decrease from 14.9% at the end of 1995. Leasing activity during the first three quarters of 1997 totaled 2,326,949 square feet with net absorption totaling 365,777 square feet during the period.

    Within the Philadelphia Suburban Market, the Pennsylvania Suburban Market consists of nine separate submarkets. The following table provides certain information with respect to office properties located in the Pennsylvania Suburban Market as of September 30, 1997.

                                                             OVERALL
                                                            AVAILABLE
                                                              SPACE         OVERALL         LEASING       WEIGHTED
                                                TOTAL        (SQUARE        VACANCY        ACTIVITY      AVG. ASKING
SUBMARKET                                     INVENTORY       FEET)          RATE       THROUGH 9/30/97  RENTAL RATE
-------------------------------------------  ------------  ------------  -------------  ---------------  -----------
Bala Cynwyd................................     2,827,907      210,181           7.4%         173,554     $   24.61
Southern Bucks County......................     2,591,276      356,938          13.8          150,936         17.74
Southern Route 202 Corridor................     3,766,383      685,461          18.2          340,132         20.51
Lehigh & Northampton Counties..............     4,397,524      554,140          12.6          110,680         14.53
Blue Bell/Plymouth Meeting/
  Ft. Washington...........................     4,856,811      272,493           5.6          327,104         19.38
Main Line..................................     2,450,126      105,271           4.3          109,997         22.85
Conshohocken...............................     1,094,018       37,281           3.4          102,058         20.54
Horsham/Willow Grove/Jenkintown............     3,143,323      307,863           9.8          154,137         18.61
King of Prussia/Valley Forge...............     9,590,937      713,885           7.4          858,351         19.65
                                             ------------  ------------                 ---------------
Pennsylvania Suburban Total................    34,718,305    3,243,513           9.3        2,326,949     $   18.96
                                             ------------  ------------                 ---------------
                                             ------------  ------------                 ---------------

------------------------

Source:  Cushman & Wakefield

    Within the Philadelphia Suburban Market, the Company focuses on the western and southern suburban markets located in Montgomery and Chester Counties. These markets include the King of

Prussia/Valley Forge, Conshohocken, Blue Bell/Plymouth Meeting/Fort Washington, Southern Route 202 Corridor and the Bala Cynwyd submarkets. These markets benefit from excellent road networks and transportation systems, making these markets easily accessible and well positioned for future growth as jobs and the population exit the Philadelphia central business district.

    BLUE BELL/PLYMOUTH MEETING/FORT WASHINGTON SUBMARKET: As of September 30, 1997, the Blue Bell/ Plymouth Meeting/Fort Washington submarket contained 4,856,811 square feet of non-owner occupied office space. With the opening of I-476 connecting the Pennsylvania Turnpike to I-95 south of Philadelphia and connecting to I-76 into Philadelphia, the Blue Bell/Plymouth Meeting/Fort Washington submarket is located at the crossroads of the primary road network in the region. As a result, the northern suburbs, especially the prime infill markets such as Blue Bell/Plymouth Meeting/Fort Washington, made a strong rebound from the recession and have seen rapidly rising rental rates in the past year.

    The Company owns four properties in the Blue Bell/Plymouth Meeting/Fort Washington submarket. As of September 30, 1997, this submarket contains approximately 4.9 million square feet of commercial space and total vacancy for commercial office space was approximately 5.6%, down from 5.7% at the end of 1996. Absorption of office space in this submarket for the first three quarters of 1997 totaled 33,697 square feet. Leasing activity through September 30, 1997 totaled 327,104 square feet. The direct weighted average asking rental rate was $19.38 per square foot as of September 30, 1997, an increase of 9.0% from a rate of $17.78 per square foot on December 31, 1996.

    THE MERCK BUILDING: The Merck Building is a 218,219 square foot office building located on 28 acres at 785 Jolly Road in Blue Bell, Montgomery County, Pennsylvania. The building has a one-story lobby with a structural steel frame and brick exterior.

    The building is currently 50% occupied by Unisys and 50% occupied by Merck & Co. Inc. ("Merck"), which will be taking the remainder of the building on January 1, 1999. The building is leased in its entirety to Unisys on a triple net basis through June 30, 2009 with the tenant responsible for the payment of all operating and capital improvement expenses of the property. The lease provides for 2% annual increases in the base rent. Merck has subleased one-half of the building from Unisys through June 30, 2009, the remainder of the Unisys lease term. The Merck sublease contains a call option under which Merck can take the remainder of the space in the building and a put option under which Unisys can cause Merck to take the remaining space. Merck has exercised its option to become the sole occupant of the building on January 1, 1999. Under the sublease, Merck has a direct obligation to pay the landlord if Unisys were to default on its obligations. The two-story brick building was constructed in 1970 as the Remington Rand Headquarters and was renovated by Merck in 1996.

    UNISYS WORLD HEADQUARTERS: The Unisys World Headquarters, located on 84 acres in Blue Bell, Montgomery County, Pennsylvania, consists of 736,718 square feet contained in three office buildings in a suburban office campus setting.

    All of the buildings are leased to Unisys under separate leases which expire June 30, 2009. The buildings are leased on a triple net basis though June 30, 2009 with the tenant responsible for the payment of all operating and capital improvement expenses of the property. The leases provide for 2% annual increases in the base rent.

    - 751 Jolly Road: The first building comprising the Unisys World Headquarters consists of 112,958 square feet in a two-story steel frame facility. Exterior walls of glass and concrete panels enclose the executive offices, boardroom, and worldwide telecommunications facilities of this international corporation. The building was substantially renovated by Unisys in 1991.

    - 753 Jolly Road: The second building comprising the Unisys World Headquarters is a single story office/flex building with structural steel frame and brick, block and glass exterior containing 424,380 square feet. The building possesses the heavy power capabilities, fiber optics, upgraded HVAC and telecommunications and electronic systems necessary to support this Fortune 500 technology company. The building contains the primary software engineering and development divisions for

      Unisys, as well as general offices. Renovation of this building has been ongoing since 1993, during which time Unisys has expended over $6 million in capital improvements on the building.

    Both 751 Jolly Road and 753 Jolly Road are leased under a single lease with Unisys, which has posted a cash security deposit in the amount of $12.75 million under the lease.

    - 760 Jolly Road: The third building comprising the Unisys World Headquarters is a 199,380 square foot office building situated on 29.67 acres. This building serves as the headquarters for Unisys' worldwide marketing operations. The three-story building consists of structural steel framing with brick and concrete panel exterior walls. This technologically advanced building contains the latest telecommunications and electronic systems, a high tech display center and a cafeteria.

    HARRISBURG, PENNSYLVANIA.

    REGIONAL ANALYSIS: The Harrisburg Capital Region is the MSA composed of Cumberland, Dauphin, Lebanon and Perry counties located midway between Philadelphia and Pittsburgh. At the center of the area is the city of Harrisburg, the capital of the Commonwealth of Pennsylvania and seat of Dauphin County.

    With its central location and convenient access to major markets (I-83, I-81, and the Pennsylvania Turnpike) along the East Coast, Harrisburg has recently become a fast growing area in the state. The region is strategically situated along major air, train, and highway arteries. The Company believes that Harrisburg, which has become a new "edge city" to Philadelphia, is well positioned for long term growth and stability. The diverse economic base includes distribution, agriculture, retail and wholesale trade, light and heavy manufacturing, the federal military and state government activities.

    Over the last decade, employment opportunities have increased by 20% in the Harrisburg region with job growth in the private sector growing by 25% in the period from 1980 to 1990. The Harrisburg area's unemployment rate has consistently been lower than the state's and the nation's.

    HARRISBURG OFFICE MARKET: The Harrisburg office market, which as of September 30, 1997 consisted of 9.8 million square feet in 467 buildings, has continued a strong recovery with the overall office occupancy level of 91.2% at the end of the third quarter of 1997. Class A vacancy levels were 3.6% by the end of the third quarter of 1997. The Harrisburg office market positively absorbed over 90,000 square feet of office space in 1997. The Harrisburg office market consists of three primary submarkets: the Downtown Business District, the West Shore Business District, and the East Shore Business District.

                                                                                                        AVERAGE
                                                                                                        CLASS A
                                                                            TOTAL        VACANCY      ASKING RATE      VACANCY
                                                NUMBER OF      TOTAL      AVAILABLE    RATE (AS OF      (AS OF       RATE (AS OF
SUBMARKET                                       BUILDINGS    INVENTORY   SQUARE FEET    9/30/97)       9/30/97)       12/31/96)
--------------------------------------------  -------------  ----------  -----------  -------------  -------------  -------------
Downtown Business District..................          146     3,408,240     269,554           7.9%     $   17.25            8.7%
East Shore..................................          145     2,389,964     264,734          11.1          17.50           11.4
West Shore..................................          176     3,980,231     328,382           8.3          17.75            7.0
                                                      ---    ----------  -----------
    Total...................................          467     9,778,435     862,670           8.8                           8.7
                                                      ---    ----------  -----------
                                                      ---    ----------  -----------

------------------------

Source:  Landmark Commercial Realty, Inc.

    The Company believes that the stability provided by the presence of the state capital coupled with the strong growth prospects due to Harrisburg's central location within the transportation network make Harrisburg an excellent market for commercial properties.

    EAST SHORE SUBMARKET: The East Shore submarket, which is the newest of the three submarkets, contained 2,389,964 square feet of office space as of September 30, 1997. With limited new construction, the market has tightened and effective rents have recently increased.

    The Company owns three properties in the East Shore submarket. As of September 30, 1997, total vacancy for commercial office space in this submarket was approximately 11.0%, down from 11.4% at the end of 1996. Absorption of office space in this submarket for the first three quarters of 1997 totaled 25,000 square feet. The Company has leased over 45,000 square feet of space within its properties during the fourth quarter of 1997, bringing occupancy to 99.4%.

    GATEWAY CORPORATE CENTER: The Gateway Corporate Center is a corporate office park strategically located on the East Shore, just six and a half miles from downtown Harrisburg in Lower Paxton Township. Gateway Corporate Center, consisting of 67 landscaped acres, is Harrisburg's first comprehensive business park. The Gateway Corporate Center contains 335,000 rentable square feet in seven buildings with an overall occupancy of 99%. When completed, the park will have in excess of 410,000 rentable square feet.

    - 6385 Flank Drive: 6385 Flank Drive was built in 1995 and consists of a single-story brick and glass office building of 32,800 rentable square feet located in the Gateway Corporate Center. The building is occupied on a multi-tenant basis with lease up reaching 100% in 1997. Primary tenants include Cowles Magazines, Orion Capital and Pitney Bowes.

    COMMERCE PARK: Commerce Park is a multiple ownership corporate office park located at the intersection of I-81 and I-83 in the East Shore Market of Harrisburg. Commerce Park is three miles from downtown Harrisburg in Susquehanna Township. When completed, the park will have in excess of 900,000 square feet on 150 acres.

    - Commerce Court: Commerce Court is a four-story office building built in 1989 and located on 8.5 acres in Commerce Park. The existing building contains 67,377 rentable square feet and consists of a structural steel frame with brick and reflective glass facade. Commerce Court is leased on a multi-tenant basis with Texas Eastern, Ernst & Young and Penn State Geisinger Health Systems as primary tenants.

    - 2605 Interstate Drive: 2605 Interstate Drive is an 84,268 rentable square feet three-story office building and is located on 5.75 acres in Commerce Park. The building was constructed in 1990 and consists of a structural steel frame and concrete panel and reflective glass exterior. The building is leased on a multi-tenant basis with the Pennsylvania Emergency Management Agency and USF&G as the primary tenants.

    PRINCETON, NEW JERSEY.

    REGIONAL ANALYSIS: Central New Jersey enjoys a premium location between the major metropolitan areas of New York and Philadelphia. The central counties' (Middlesex, Mercer and Somerset) equidistant position between these cities, together with favorable demographics and high quality of life, have made them highly favorable for commercial properties. In fact, the three counties are the geographic center of the entire Northeastern Corridor, stretching from Boston to Washington, DC, with both urban centers located within 250 miles.

    The Princeton Technology Center is included in a geographic region collectively referred to as "Princeton," which stretches southward from South Brunswick in Middlesex County to Hamilton in Mercer County. Since 1980, there has developed an image of prestige at being located in the Princeton area. The office real estate market has increased eightfold since 1980. Large corporations such as Merrill Lynch, Bristol-Myers Squibb, AT&T, Johnson & Johnson, Dow Jones, Raytheon, Rhone Poulenc Rorer and Wyeth Ayerst have relocated major divisions to the area. The area's proximity to major roadways, including I-95 and the New Jersey Turnpike, make it a valuable distribution center.

    The Princeton Technology Center is located in the southwestern corner of Middlesex County, close to the border of Mercer County. Private sector non-agricultural employment increased in Middlesex County from 1981 to 1990, rising by 60,000 or 25.1%. The county population increased by 12.7% to a total of 671,780 over the same period. This growth has helped earn Central New Jersey the designation as second place in Money Magazine's "300 Best Areas to Live in America."

    PRINCETON OFFICE MARKET: The Princeton office market, which as of September 30, 1997 consisted of approximately 14.4 million square feet, experienced the corporate downsizing of the early 1990's, reaching a vacancy level of 21% in 1993. However, the market has recovered, particularly the heart of the market, the Route 1 corridor, and vacancy levels have dropped from 16.1% at December 31, 1996 to 8.2% at September 30, 1997.

    The Princeton office market consists of six submarkets:

                                                                                                          AVERAGE
                                                   NUMBER                                   VACANCY       ASKING        VACANCY
                                                     OF           TOTAL        TOTAL       RATE (AS      RATE PER      RATE (AS
                                                  BUILDINGS     INVENTORY    AVAILABLE    OF 9/30/97)   SQUARE FOOT  OF 12/31/96)
                                                -------------  ------------  ----------  -------------  -----------  -------------
Route 1 Corridor..............................          104       7,229,951     445,700          6.2%    $   20.45           9.3%
Princeton--Route 206..........................           45       1,260,017      84,675          6.7         19.44          16.2
Exit 8A--Cranbury.............................           43       1,877,006     148,616          7.9         18.03          40.0
Hamilton--Windsor.............................           13         645,770     150,390         23.3         17.35          18.4
Lawrenceville--Ewing..........................           44       1,833,167     262,321         14.3         18.63          16.3
Trenton.......................................           13       1,615,422      92,054          5.7         19.50           7.5
                                                        ---    ------------  ----------
    Total.....................................          262      14,461,333   1,183,756          8.2                        16.1
                                                        ---    ------------  ----------
                                                        ---    ------------  ----------

------------------------

Source:  Buschman Jackson-Cross

    The Company believes that the strong growth prospects of the Princeton market make Princeton an excellent market for commercial properties. Princeton has become an attractive alternative to the New York/North Jersey office market.

    Exit 8A--Cranbury Submarket: The Exit 8A--Cranbury submarket contains 1,877,006 square feet of office space. The access to the New Jersey Turnpike, Route 1, and Route 130 has helped to establish the Exit 8A--Cranbury submarket as a premier distribution location since the early 1980s.

    The Company owns three properties in the Exit 8A--Cranbury submarket. As of September 30, 1997, total vacancy for commercial office space was approximately 7.9%, down from 40.0% at the end of 1996. Vacancy was distorted in 1996 when Continental Insurance put 500,000 square feet on the sublease market. This space was re-absorbed in 1997.

    Princeton Technology Center: The Princeton Technology Center, a corporate business park located on 18.8 acres in Dayton, New Jersey, consists of three parcels and 342,385 rentable square feet contained in three separate buildings--two office buildings and an office/flex building.

    - 429 Ridge Road: The first of two buildings leased to TCG is a 142,385 rentable square feet three-story building on 14 acres. TCG is a rapidly expanding, leading fiber optic based telecommunications company. In January 1998, AT&T announced its agreement to acquire TCG. This three-story building has a structural steel frame with brick, metal panel and glass exterior. TCG operates a National Monitoring Center and its national training headquarters at this location and has made a multi-million dollar investment in the building. The initial term of TCG's lease ends in 2008. The building was totally renovated in 1996 and provides the latest in technologically advanced telecommunications and electronics capabilities.

    - 437 Ridge Road: The second of the buildings leased to TCG consists of a 30,000 rentable square feet single-story building. The building has a glass exterior along with a glass enclosed landscaped courtyard. TCG occupies the building under a sublease with IBM through April 2002, and a direct lease extending its occupancy through December 2006. This facility houses the Chief Executive Officer and other executive officers. TCG totally renovated this building at a cost exceeding $2 million for TCG's initial occupancy beginning November 1, 1996.

    - 431 Ridge Road: 431 Ridge Road is a 170,000 rentable square feet single-story office and research building which is leased in its entirety to IBM through March 31, 2002. The building has a structural steel frame with glass, metal panel and block exterior. The large floorplate, ample parking and ceiling height make the building highly adaptable for either office or research uses.

THE RETAIL PROPERTIES.

    Set forth below is certain information with respect to the Company's retail properties.

                                                      PERCENTAGE                   PERCENTAGE      TOTAL RENTAL
                             YEAR                       LEASED         TOTAL        OF TOTAL          REVENUE
                            BUILT/       RENTABLE       (AS OF        RENTAL         RENTAL         PER SQUARE
PROPERTY LOCATION          RENOVATED    SQUARE FEET     2/1/98)     REVENUE(1)     REVENUE(1)         FOOT(1)
-----------------------  -------------  -----------  -------------  -----------  ---------------  ---------------
SUPERVALU STORES, INC.
  Indianapolis, IN
    5835 West 10th St.          1991        67,541         100.0%    $ 548,196           22.5%       $    8.12
  Plymouth, MN
    3550 Vicksburg Ln.          1991        67,510         100.0       522,813           21.4             7.74

NASH-FINCH STORES
  Minot, ND
    2100 S. Broadway            1993        46,134         100.0       305,774           12.5             6.63
  Peru, IL
    1351 38th St. North         1993        60,232         100.0       334,776           13.7             5.56

FLEMING COMPANIES
  STORES
  Delafield, WI
    3265 Golf Rd.               1994        52,800         100.0       312,201           12.8             5.91
  Glendale, WI
    7601 N. Port
      Washington Rd.            1992        36,248         100.0       168,300            6.9             4.64
  Oconomowac, WI
    630 E. Wisconsin
      Ave.                      1994        39,272         100.0       249,125           10.2             6.34
                                        -----------                 -----------         -----

  TOTAL/WEIGHTED
    AVERAGE                                369,737         100.0%    $2,441,185         100.0%       $    6.60
                                        -----------                 -----------         -----
                                        -----------                 -----------         -----

PROPERTY LOCATION               TENANTS
-----------------------  ----------------------
SUPERVALU STORES, INC.
  Indianapolis, IN
    5835 West 10th St.   SV Ventures
  Plymouth, MN
    3550 Vicksburg Ln.   Innsbruck Investments
NASH-FINCH STORES
  Minot, ND
    2100 S. Broadway     Nash-Finch Company
  Peru, IL
    1351 38th St. North  Nash-Finch Company
FLEMING COMPANIES
  STORES
  Delafield, WI
                         Fleming Companies,
    3265 Golf Rd.          Inc.
  Glendale, WI
    7601 N. Port         Fleming Companies,
      Washington Rd.       Inc.
  Oconomowac, WI
    630 E. Wisconsin     Fleming Companies,
      Ave.                 Inc.
  TOTAL/WEIGHTED
    AVERAGE

------------------------
(1) Total Rental Revenue is the monthly contractual base rent as of February 1, 1998 multiplied by 12.

TENANTS

    The following table sets forth certain information with respect to the Company's office and retail tenants.

                                                                                                                       PERCENTAGE
                                             NUMBER       REMAINING                      PERCENTAGE OF    AGGREGATE   OF AGGREGATE
                                               OF        LEASE TERM     TOTAL RENTAL     TOTAL RENTAL      LEASED        LEASED
TENANT NAME                                  LEASES       IN MONTHS   REVENUE($000)(1)    REVENUE(1)     SQUARE FEET   SQUARE FEET
----------------------------------------  -------------  -----------  ----------------  ---------------  -----------  -------------
OFFICE TENANTS
Unisys Corporation......................            3           137      $    7,895(2)          39.7%       845,827          45.7%
Teleport Communications Group...........            2            (3)          3,092             15.5        172,385           9.3
IBM.....................................            1            50           2,767             13.9        170,000           9.2
Merck (4)...............................            1           137           1,048(2)           5.3        109,110           5.9
Penna. Emergency Mgmt. Agency(5)........            1            46             636              3.2         47,328           2.6
Penn State Geisinger....................            2            (6)            411              2.1         25,428           1.4
Ernst & Young...........................            1           117             292              1.5         17,499           0.9
Texas Eastern...........................            1            28             286              1.4         17,363           0.9
USF&G...................................            1            53             272              1.4         19,903           1.1
Health Central..........................            1            35             190              1.0         12,699           0.7
Cowles Magazines........................            1            50             149              0.7         11,309           0.6
Orion Capital...........................            1            33             117              0.6          8,640           0.5
Pitney Bowes............................            1            40              87              0.4          6,898           0.4
Aerotek.................................            1            20              62              0.3          4,338           0.2
Groundwater Sciences....................            1            39              56              0.3          4,420           0.2
Orion Consulting........................            1            52              45              0.2          3,566           0.2
Hershey Foods...........................            1            51              34              0.2          2,387           0.1
McGraw-Hill.............................            1            52              26              0.1          1,467           0.1
                                                   --
                                                                            -------            -----     -----------        -----
    Total Office Properties.............           22                        17,464             87.7      1,480,567          80.0
RETAIL TENANTS
Fleming Companies, Inc..................            3            (7)            730              3.7        128,320           6.9
Nash-Finch Company (8)..................            2           191             640              3.2        106,366           5.7
SV Ventures (9).........................            1           165             548              2.8         67,541           3.7
Innsbruck Investments (10)..............            1           157             523              2.6         67,510           3.6
                                                   --
                                                                            -------            -----     -----------        -----
    Total Retail Properties.............            7                         2,441             12.3        369,737          20.0
                                                   --
                                                                            -------            -----     -----------        -----
Total...................................           29                    $   19,905            100.0%     1,850,304         100.0%
                                                   --
                                                   --
                                                                            -------            -----     -----------        -----
                                                                            -------            -----     -----------        -----

------------------------
(1) Total Rental Revenue is the monthly contractual base rent as of February 1, 1998 multiplied by 12, plus the estimated annualized expense reimbursements under existing leases, except for the Philadelphia Region properties and the retail properties which are triple net leases for which the tenant pays all operating expenses directly.

(2) Property occupied under a triple net lease agreement, pursuant to which the tenant directly pays all building operating expenses.

(3) Teleport leases 142,385 square feet which expires in February 2008 and 30,000 square feet which expires in December 2006. The 30,000 square feet are subleased from IBM through April 2002 and directly leased through 2006.

(4) Lease is with Unisys. Merck subleases 109,110 square feet with an option to lease an additional 109,109 square feet on January 1, 1999.

(5) Aggregate Leased Square Feet has been adjusted from a 43,828 useable square feet lease to 47,828 rentable square feet for comparability.

(6) Penn State Geisinger leases 17,665 square feet through October 2007 and 7,763 square feet through October 2000. Both leases are in the Commerce Court property.

(7) Fleming Companies, Inc. has three leases consisting of 36,248 square feet, 39,272 square feet and 52,800 square feet. The leases expire in September 2010, May 2014 and November 2014, respectively.

(8) Nash-Finch has two leases consisting of 60,232 square feet and 46,134 square feet. Both leases expire in January 2014.

(9) SV Ventures is a wholly owned subsidiary of SuperValu, Inc. SuperValu, Inc. has guaranteed this lease through 2006.

(10) Franchisee of SuperValu, Inc. The Company pays SuperValu, Inc. a credit enhancement fee to guarantee payment under the lease through 2001.

LEASE EXPIRATION--PORTFOLIO TOTAL

    The following table sets forth a summary schedule of the lease expirations for the Trust's properties for leases in place as of February 1, 1998, assuming that none of the tenants exercise renewal options.

                                                                         TOTAL RENTAL     TOTAL RENTAL
                                             SQUARE                       REVENUE OF         REVENUE
                                           FOOTAGE OF   PERCENTAGE OF      EXPIRING        OF EXPIRING        PERCENTAGE OF
                             NUMBER OF      EXPIRING   TOTAL OCCUPIED       LEASES         LEASES PER         TOTAL RENTAL
PERIOD OF EXPIRATION      LEASES EXPIRING    LEASES      SQUARE FEET       ($000)(1)     SQUARE FOOT(1)    REVENUE EXPIRING(1)
------------------------  ---------------  ----------  ---------------  ---------------  ---------------  ---------------------
1998....................             0              0           0.0%       $       0        $    0.00                 0.0%
1999....................             1          4,420           0.2               56            12.65                 0.3
2000....................             4         46,465           2.5              712            15.33                 3.6
2001....................             3         58,564           3.2              784            13.40                 3.9
2002....................             6        208,632          11.3            3,293            15.78                16.5
2003....................             0              0           0.0                0             0.00                 0.0
2004....................             0              0           0.0                0             0.00                 0.0
2005....................             0              0           0.0                0             0.00                 0.0
2006....................             1         30,000           1.6              583            19.43                 2.9
2007....................             2         35,164           1.9              584            16.60                 2.9
2008 and beyond.........            12      1,467,059          79.3           13,893             9.47                69.8
                                    --
                                           ----------         -----          -------                                -----
Total...................            29      1,850,304         100.0%       $  19,905            10.76               100.0%
                                    --
                                    --
                                           ----------         -----          -------                                -----
                                           ----------         -----          -------                                -----

------------------------

(1) Total Rental Revenue is the monthly contractual base rent as of February 1, 1998 multiplied by 12, plus the estimated annualized expense reimbursements under existing leases, except for the Philadelphia Region properties and the retail properties which are triple net leases for which the tenant pays all operating expenses directly.

LEASE EXPIRATIONS BY PROPERTY

    The following table sets forth a schedule of lease expirations by property for leases in place as of February 1, 1998, for each of the 10 full and partial calendar years beginning February 1, 1998, assuming that none of the tenants exercise renewal options and excluding an aggregate 1,200 square feet of vacant space.

                                                     1998       1999       2000       2001       2002       2003       2004
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
OFFICE PROPERTIES
------------------------
PHILADELPHIA REGION
  751 Jolly Road          Square Feet (1)                  0          0          0          0          0          0          0
                          % Square Feet (2)             0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                          Total Rental Revenue     $       0  $       0  $       0  $       0  $       0  $       0  $       0
                          (3)
                          Number of Leases                 0          0          0          0          0          0          0
                          Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00

  753 Jolly Road          Square Feet (1)                  0          0          0          0          0          0          0
                          % Square Feet (2)             0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                          Total Rental Revenue     $       0  $       0  $       0  $       0  $       0  $       0  $       0
                          (3)
                          Number of Leases                 0          0          0          0          0          0          0
                          Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00

  760 Jolly Road          Square Feet (1)                  0          0          0          0          0          0          0
                          % Square Feet (2)             0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                          Total Rental Revenue     $       0  $       0  $       0  $       0  $       0  $       0  $       0
                          (3)
                          Number of Leases                 0          0          0          0          0          0          0
                          Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00

  785 Jolly Road          Square Feet (1)                  0          0          0          0          0          0          0
                          % Square Feet (2)             0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                          Total Rental Revenue     $       0  $       0  $       0  $       0  $       0  $       0  $       0
                          (3)
                          Number of Leases                 0          0          0          0          0          0          0
                          Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00

HARRISBURG REGION
  6385 Flank Drive        Square Feet (1)                  0          0      8,640      6,898     17,262          0          0
                          % Square Feet (2)             0.0%       0.0%      26.3%      21.0%      52.6%       0.0%       0.0%
                          Total Rental Revenue     $       0  $       0  $ 116,726  $  86,915  $ 227,974  $       0  $       0
                          (3)
                          Number of Leases                 0          0          1          1          3          0          0
                          Rent per Square Foot     $    0.00  $    0.00  $   13.51  $   12.60  $   13.21  $    0.00  $    0.00

  2601 Market Place       Square Feet (1)                  0      4,420     25,126          0      1,467          0          0
                          % Square Feet (2)             0.0%       6.6%      37.3%       0.0%       2.2%       0.0%       0.0%
                          Total Rental Revenue     $       0  $  55,930  $ 406,040  $       0  $  25,673  $       0  $       0
                          (3)
                          Number of Leases                 0          1          2          0          1          0          0
                          Rent per Square Foot     $    0.00  $   12.65  $   16.16  $    0.00  $   17.50  $    0.00  $    0.00

  2605 Interstate Drive   Square Feet (1)                  0          0     12,699     51,666     19,903          0          0
                          % Square Feet (2)             0.0%       0.0%      15.1%      61.3%      23.6%       0.0%       0.0%
                          Total Rental Revenue     $       0  $       0  $ 189,723  $ 697,761  $ 271,676  $       0  $       0
                          (3)
                          Number of Leases                 0          0          1          2          0          0          0
                          Rent per Square Foot     $    0.00  $    0.00  $   14.94  $   13.51  $   13.65  $    0.00  $    0.00

                                                            2008 AND
                            2005       2006       2007       BEYOND      TOTALS
                          ---------  ---------  ---------  ----------  -----------
OFFICE PROPERTIES
------------------------
PHILADELPHIA REGION
  751 Jolly Road                  0          0          0     112,958      112,958
                               0.0%       0.0%       0.0%      100.0%       100.0%
                          $       0  $       0  $       0  $1,425,955  $ 1,425,955

                                  0          0          0           1            1
                          $    0.00  $    0.00  $    0.00  $    12.62  $     12.62
  753 Jolly Road                  0          0          0     424,380      424,380
                               0.0%       0.0%       0.0%      100.0%       100.0%
                          $       0  $       0  $       0  $2,903,216  $ 2,903,216

                                  0          0          0           1            1
                          $    0.00  $    0.00  $    0.00  $     6.84  $      6.84
  760 Jolly Road                  0          0          0     199,380      199,380
                               0.0%       0.0%       0.0%      100.0%       100.0%
                          $       0  $       0  $       0  $2,516,925  $ 2,516,925

                                  0          0          0           1            1
                          $    0.00  $    0.00  $    0.00  $    12.62  $     12.62
  785 Jolly Road                  0          0          0     218,219      218,219
                               0.0%       0.0%       0.0%      100.0%       100.0%
                          $       0  $       0  $       0  $2,096,951  $ 2,096,951

                                  0          0          0           2            2
                          $    0.00  $    0.00  $    0.00  $     9.61  $      9.61
HARRISBURG REGION
  6385 Flank Drive                0          0          0           0       32,800
                               0.0%       0.0%       0.0%        0.0%       100.0%
                          $       0  $       0  $       0  $        0  $   431,616

                                  0          0          0           0            5
                          $    0.00  $    0.00  $    0.00  $     0.00  $     13.16
  2601 Market Place               0          0     35,164           0       66,177
                               0.0%       0.0%      52.2%        0.0%        98.3%
                          $       0  $       0  $ 583,706  $        0  $ 1,071,348

                                  0          0          2           0            6
                          $    0.00  $    0.00  $   16.60  $     0.00  $     16.19
  2605 Interstate Drive           0          0          0           0       84,268
                               0.0%       0.0%       0.0%        0.0%       100.0%
                          $       0  $       0  $       0  $        0  $ 1,159,160

                                  0          0          0           0            3
                          $    0.00  $    0.00  $    0.00  $     0.00  $     13.76

                                                                1998       1999       2000       2001       2002       2003
                                                              ---------  ---------  ---------  ---------  ---------  ---------
OFFICE PROPERTIES
-----------------------------------
PRINCETON REGION
  429 Ridge Road                     Square Feet (1)                  0          0          0          0          0          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $       0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0          0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00

  431 Ridge Road                     Square Feet (1)                  0          0          0          0    170,000          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%     100.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $2,767,414 $       0
                                     (3)
                                     Number of Leases                 0          0          0          0          1          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $   16.28  $    0.00

  437 Ridge Road                     Square Feet (1)                  0          0          0          0          0          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $       0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0          0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00

TOTAL OFFICE PROPERTIES              Square Feet (1)                  0      4,420     46,465     58,564    208,632          0
                                     % Square Feet (2)             0.0%       0.3%       3.1%       4.0%      14.1%       0.0%
                                     Total Rental Revenue     $       0  $  55,930  $ 712,489  $ 784,676  $3,292,736 $       0
                                     (3)
                                     Number of Leases                 0          1          4          3          5          0
                                     Rent per Square Foot     $    0.00  $   12.65  $   15.33  $   13.40  $   15.78  $    0.00

RETAIL PROPERTIES
-----------------------------------
  Plymouth                           Square Feet (1)                  0          0          0          0          0          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $       0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0          0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00

  Indianapolis                       Square Feet (1)                  0          0          0          0          0          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $       0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0          0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00

  Glendale                           Square Feet (1)                  0          0          0          0          0          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $       0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0          0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $    0.00  $    0.00

                                                                                  2008 AND
                                       2004       2005       2006       2007       BEYOND      TOTALS
                                     ---------  ---------  ---------  ---------  ----------  ----------
OFFICE PROPERTIES
-----------------------------------
PRINCETON REGION
  429 Ridge Road                             0          0          0          0     142,385     142,385
                                          0.0%       0.0%       0.0%       0.0%      100.0%      100.0%
                                     $       0  $       0  $       0  $       0  $2,508,824  $2,508,824

                                             0          0          0          0           1           1
                                     $    0.00  $    0.00  $    0.00  $    0.00  $    17.62  $    17.62
  431 Ridge Road                             0          0          0          0           0     170,000
                                          0.0%       0.0%       0.0%       0.0%        0.0%      100.0%
                                     $       0  $       0  $       0  $       0  $        0  $2,767,414

                                             0          0          0          0           0           1
                                     $    0.00  $    0.00  $    0.00  $    0.00  $     0.00  $    16.28
  437 Ridge Road                             0          0     30,000          0           0      30,000
                                          0.0%       0.0%     100.0%       0.0%      100.0%      100.0%
                                     $       0  $       0  $ 582,867  $       0  $        0  $  582,867

                                             0          0          1          0           1           1
                                     $    0.00  $    0.00  $   19.43  $    0.00  $     0.00  $    19.43
TOTAL OFFICE PROPERTIES                      0          0     30,000     35,164   1,097,322   1,480,567
                                          0.0%       0.0%       2.0%       2.4%       74.1%       99.9%
                                     $       0  $       0  $ 582,867  $ 583,706  $11,451,871 $17,464,275

                                             0          0          1          2           6          22
                                     $    0.00  $    0.00  $   19.43  $   16.60  $    10.44  $    11.80
RETAIL PROPERTIES
-----------------------------------
  Plymouth                                   0          0          0          0      67,510      67,510
                                          0.0%       0.0%       0.0%       0.0%      100.0%      100.0%
                                     $       0  $       0  $       0  $       0  $  522,813  $  522,813

                                             0          0          0          0           1           1
                                     $    0.00  $    0.00  $    0.00  $    0.00  $     7.74  $     7.74
  Indianapolis                               0          0          0          0      67,541      67,541
                                          0.0%       0.0%       0.0%       0.0%      100.0%      100.0%
                                     $       0  $       0  $       0  $       0  $  548,196  $  548,196

                                             0          0          0          0           1           1
                                     $    0.00  $    0.00  $    0.00  $    0.00  $     8.12  $     8.12
  Glendale                                   0          0          0          0      36,248      36,248
                                          0.0%       0.0%       0.0%       0.0%      100.0%      100.0%
                                     $       0  $       0  $       0  $       0  $  168,300  $  168,300

                                             0          0          0          0           1           1
                                     $    0.00  $    0.00  $    0.00  $    0.00  $     4.64  $     4.64

                                                                1998       1999       2000       2001        2002       2003
                                                              ---------  ---------  ---------  ---------  ----------  ---------
RETAIL PROPERTIES
-----------------------------------
  Peru                               Square Feet (1)                  0          0          0          0           0          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%        0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $        0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0           0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $     0.00  $    0.00

  Oconomowac                         Square Feet (1)                  0          0          0          0           0          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%        0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $        0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0           0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $     0.00  $    0.00

  Minot                              Square Feet (1)                  0          0          0          0           0          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%        0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $        0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0           0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $     0.00  $    0.00

  Delafield                          Square Feet (1)                  0          0          0          0           0          0
                                     % Square Feet (2)             0.0%       0.0%       0.0%       0.0%        0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $        0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0           0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $     0.00  $    0.00

TOTAL RETAIL                         Square Feet (1)          $       0  $       0  $       0  $       0  $        0  $       0
  PROPERTIES                         % Square Feet (2)             0.0%       0.0%       0.0%       0.0%        0.0%       0.0%
                                     Total Rental Revenue     $       0  $       0  $       0  $       0  $        0  $       0
                                     (3)
                                     Number of Leases                 0          0          0          0           0          0
                                     Rent per Square Foot     $    0.00  $    0.00  $    0.00  $    0.00  $     0.00  $    0.00

TOTAL PROPERTIES                     Square Feet (1)                  0      4,420     46,465     58,564     208,632          0
                                     % Square Feet (2)             0.0%       0.2%       2.5%       3.2%       11.3%       0.0%
                                     Total Rental Revenue     $       0  $  55,930  $ 712,489  $ 784,676  $3,292,736  $       0
                                     (3)
                                     Number of Leases                 0          1          4          3           5          0
                                     Rent per Square Foot     $    0.00  $   12.65  $   15.33  $   13.40  $    15.78  $    0.00

                                                                                  2008 AND
                                       2004       2005       2006       2007       BEYOND     TOTALS
                                     ---------  ---------  ---------  ---------  ----------  ---------
RETAIL PROPERTIES
-----------------------------------
  Peru                                       0          0          0          0      60,232     60,232
                                          0.0%       0.0%       0.0%       0.0%      100.0%     100.0%
                                     $       0  $       0  $       0  $       0  $  334,776  $ 334,776

                                             0          0          0          0           1          1
                                     $    0.00  $    0.00  $    0.00  $    0.00  $     5.56  $    5.56
  Oconomowac                                 0          0          0          0      39,272     39,272
                                          0.0%       0.0%       0.0%       0.0%      100.0%     100.0%
                                     $       0  $       0  $       0  $       0  $  249,125  $ 249,125

                                             0          0          0          0           1          1
                                     $    0.00  $    0.00  $    0.00  $    0.00  $     6.34  $    6.34
  Minot                                      0          0          0          0      46,134     46,134
                                          0.0%       0.0%       0.0%       0.0%      100.0%     100.0%
                                     $       0  $       0  $       0  $       0  $  305,774  $ 305,774

                                             0          0          0          0           1          1
                                     $    0.00  $    0.00  $    0.00  $    0.00  $     6.63  $    6.63
  Delafield                                  0          0          0          0      52,800     52,800
                                          0.0%       0.0%       0.0%       0.0%      100.0%     100.0%
                                     $       0  $       0  $       0  $       0  $  312,201  $ 312,201

                                             0          0          0          0           1          1
                                     $    0.00  $    0.00  $    0.00  $    0.00  $     5.91  $    5.91
TOTAL RETAIL                         $       0  $       0  $  30,000  $       0  $  369,737  $ 369,737
  PROPERTIES                              0.0%       0.0%       0.0%       0.0%      100.0%     100.0%
                                     $       0  $       0  $       0  $       0  $2,441,185  $2,441,185

                                             0          0          0          0           7          7
                                     $    0.00  $    0.00  $    0.00  $    0.00  $     6.60  $    6.60
TOTAL PROPERTIES                             0          0     30,000     35,164   1,467,059  1,850,304
                                          0.0%       0.0%       1.6%       1.9%       79.3%      99.9%
                                     $       0  $       0  $ 582,867  $ 583,706  $13,893,056 $19,905,460

                                             0          0          1          2          13         29
                                     $    0.00  $    0.00  $   19.43  $   16.60  $     9.47  $   10.76

------------------------
(1) Total net rentable square feet represented by expiring leases.

(2) Percentage of total net rentable square feet represented by expiring leases.

(3) Total Rental Revenue is the monthly contractual base rent as of February 1, 1998 multiplied by 12, plus the estimated annualized expense reimbursements under existing leases, except for the Philadelphia Region properties and the retail properties which are triple net leases for which the tenant pays all operating expenses directly.

                              DISTRIBUTION POLICY

    The Trust, in order to qualify as a REIT, is required to make distributions (other than capital gains distributions) to its shareholders each year in an amount at least equal to (a) the sum of (i) 95% of the Trust's REIT taxable income for such year (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (b) the sum of certain items of non-cash income. Such distributions as are required to maintain the Trust's REIT status must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for the earlier year and if paid on or before the first regular distribution payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amounts at regular corporate tax rates; provided, however, that, as discussed below, effective for taxable years of the Trust beginning on or after January 1, 1998, the Trust's shareholders may claim a credit for taxes paid by the Trust in respect of undistributed net capital gains if the Trust so elects. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (A) 85% of its ordinary income for such year, (B) 95% of its capital gain net income for such year, and (C) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions declared by the Trust in October, November or December of a calendar year payable to shareholders of record on a specified date in any such month will be deemed to have been paid by the Trust and received by each shareholder on December 31 of such year as long as they are actually paid in January of the following year.

    The Trust intends to make regular quarterly cash distributions to its shareholders based upon a quarterly distribution of $0.125 per Common Share (equivalent to the cash distributions currently being paid on the Common Stock). On an annualized basis, this would be $0.50 per Common Share (or an annual distribution rate of approximately 5% based on the last trade price of the Common Stock on NASDAQ on February 3, 1998).

    Future distributions by the Trust will be at the discretion of the Board of Trustees and will depend on the actual funds from operations of the Trust, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Taxation of the Trust--Annual Distribution Requirements") and such other factors as the Board of Trustees deems relevant. See "Risk Factors--Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt."

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

    The following is a description of certain investment, financing and other policies of the Trust. These policies have been adopted by the Board of Trustees and may be amended or revised from time to time without the approval of the Trust's shareholders, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

    If the Reformation is approved, the Trust will own the net retail properties directly but intends to conduct all of its other investment activities through the Operating Partnership and its subsidiaries and other affiliates and joint ventures in which the Operating Partnership or a subsidiary may be a partner. The Trust's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Trust's portfolio of properties and its operations. For a discussion of the Trust's properties, see "Properties." The Trust's policies are to (i) purchase income-producing commercial properties primarily for long-term capital appreciation and rental growth and (ii) expand and improve its current properties or other properties purchased or sell such properties, in whole or in part, when circumstances warrant. To a lesser extent, the Trust intends to grow through the selective development, redevelopment and construction of commercial properties. The Trust does not intend to expand its existing investments in net leased retail properties and, to the extent appropriate opportunities arise, it may contribute some or all of these properties to the Operating Partnership in exchange for additional Units or sell or exchange some or all of these properties and reinvest any net cash proceeds in suburban office properties.

    Equity investments may be subject to existing mortgage financing and other indebtedness or to such financing or indebtedness as may be incurred in connection with acquiring or refinancing such equity investments. Debt service with respect to such financing or indebtedness will have a priority over any distributions with respect to the Common Shares. Investments are also subject to the Trust's policy not to be treated as an investment company under the Investment Company Act of 1940.

    The Trust expects to pursue its investment objectives primarily through the direct ownership by the Operating Partnership of its current properties (other than those currently held by the Properties Partnerships) and other properties to be acquired in the future. The Trust currently intends to invest primarily in existing improved properties but may, if market conditions warrant, invest in development projects as well. The Trust intends to concentrate on acquiring, owning and operating suburban office properties, and future investment or development activities will not be limited to any geographic area or product type or to a specified percentage of the Trust's assets. While the Trust intends to seek diversity in its investments in terms of property locations, size and market, the Trust does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Trust intends to engage in such future investment and development activities in a manner which is consistent with the maintenance of its status as a REIT for federal income tax purposes.

    While the Trust's current portfolio consists of, and the Trust's business objectives emphasize, equity investments in suburban office properties, the Trust may, in the discretion of the Board of Trustees, invest in mortgages and deeds of trust, consistent with the Trust's continued qualification as a REIT for federal income tax purposes, including participating or convertible mortgages if the Trust concludes that it may benefit from the cash flow or any appreciation in value of the property secured by such mortgages. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Trust to recoup its full investment.

    Subject to the limitations on ownership of certain types of assets and the gross income tests imposed by the Code, the Trust also may invest in the securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such entities. See "Federal Income Tax Considerations--Taxation of the Trust--Asset Tests" and "--Taxation of the Trust--Gross Income Tests." The Trust may enter into joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Trust's investment policies. Such investments may permit the Trust to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Trust will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.

FINANCING POLICIES

    In conjunction with its strategy to acquire additional suburban office properties, the Company has developed a two-phase capital strategy. The Company intends that the first phase will be a rapid growth period, during which the Company plans to emphasize the issuance of Units to facilitate entity and portfolio acquisitions. To accelerate growth in FFO per share during this period, the Company will utilize a cash flow to debt service coverage ratio of approximately 1.6 to 1 which is anticipated to equate to a debt to total market capitalization of between 40% and 60%. During the second phase, the Company's mature growth period, it plans to gradually reduce its debt as a percentage of total market capitalization while continuing to grow FFO per share. The Declaration of Trust and the Maryland Bylaws, however, do not limit the amount or percentage of indebtedness that the Trust may incur, and the Trust may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, the market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its Common Shares, growth and acquisition opportunities and other factors. Any increase in the Trust's level of indebtedness results in an increased risk of default on its obligations and a related increase in debt service requirements that could adversely affect the financial condition and results of operations of the Trust and the Trust's ability to make distributions to shareholders. The Trust will consider a number of factors in making decisions regarding the incurrence of debt such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing and the ability of particular properties and the Trust as a whole to generate sufficient cash flow to cover expected debt service. See "Risk Factors--Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt."

    The Trust has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

    To the extent that the Board of Trustees decides to obtain additional capital, the Trust may raise such capital through additional equity offerings (including offerings of senior securities), debt financings or retention of cash available for distribution (subject to provisions in the Code concerning taxability of undistributed REIT income), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of the sale of Common Shares by the Trust will be transferred to the Operating Partnership in exchange for that number of Partnership Units in the Operating Partnership equal to the number of Common Shares sold by the Trust. The Trust presently anticipates that any additional borrowings would be made through the Operating Partnership, although the Trust may incur indebtedness directly and loan the proceeds to the Operating Partnership. Borrowings may be unsecured or may be secured by any or all of the assets of the Trust, the Operating Partnership or any existing or new property owning partnership and may have full or limited recourse to all or any portion of the assets of the Trust, the Operating Partnership or any existing or new property owning partnership. Indebtedness incurred by the Trust may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowings by the Trust may be used for working capital, to refinance existing indebtedness or to finance acquisitions, expansions or the development of new properties, and for the payment of distributions. See "Federal Income Tax Considerations."

CONFLICT OF INTEREST POLICIES

    The Trust has adopted certain policies that are intended to minimize potential conflicts of interest. The Board of Trustees also is subject to certain provisions of Maryland law that are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders. See "Risk Factors--Conflicts of Interest."

    DECLARATION OF TRUST AND MARYLAND BYLAW PROVISIONS. The Declaration of Trust includes a provision generally permitting the Trust to enter into an agreement or transaction with any person, including any Trustee, employee or agent of the Trust. The Operating Partnership Agreement provides that neither the Trust nor any of its affiliates (including its officers and Trustees) may sell, transfer or convey any property to, or purchase any property from, the Operating Partnership except on terms competitive with those that may be obtained in the marketplace from unaffiliated persons.

    THE OPERATING PARTNERSHIP. The Operating Partnership Agreement gives the Trust, in its capacity as General Partner, full, complete and exclusive discretion in managing and controlling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating

Partnership. Pursuant to the Operating Partnership Agreement, the Limited Partners have agreed that the Trust is acting on behalf of the Operating Partnership and the Trust's shareholders generally and, in its capacity as General Partner, although owing fiduciary duties to all partners, in the event of a conflict of interest between the Limited Partners and the Trust's shareholders, the General Partner shall discharge its fiduciary obligations to the Limited Partners by acting in the best interests of the Trust's shareholders. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided that such agents were appointed in good faith. See "Operating Partnership Agreement."

    PROVISIONS OF MARYLAND LAW. Under the MGCL, a contract or transaction between a corporation and any of its directors or between a corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of (a) the common directorship or interest, (b) the presence of the director at the meeting of the board of directors or a committee of the board of directors that authorizes or approves or ratifies the contract or transaction or
(c) the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction if (i) after disclosure of the interest, the transaction is authorized, approved or ratified by the affirmative vote of a majority of the disinterested directors, or by the affirmative vote of a majority of the votes cast by shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or such corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the corporation. Under the Maryland By-laws, these provisions apply to the Trust and the Trustees.

    POLICIES WITH RESPECT TO OTHER ACTIVITIES. The Trust may, but does not presently intend to, make investments other than as previously described. The Trust has authority to offer its Common Shares, other shares of beneficial interest or other securities for cash or in exchange for property and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. The Trust has not issued Common Shares, interests or any other securities to date, except in connection with the formation of the Trust. The Trust has no outstanding loans to other entities or persons, including its officers and Trustees. The Trust has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Trust invested in the securities of other issuers other than the Operating Partnership for the purpose of exercising control and currently does not intend to do so. The Trust makes and intends to continue to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Trust's policies with respect to such activities may be reviewed and modified or amended from time to time by the Board of Trustees without approval of the Trust's shareholders.

    At all times, the Trust intends to make investments in such a manner consistent with the requirements of the Code for the Trust to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Board of Trustees determines that it is no longer in the best interests of the Trust to quality as a REIT.

WORKING CAPITAL RESERVES

    The Trust intends to maintain working capital reserves in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Trust's business and investments.

                        OPERATING PARTNERSHIP AGREEMENT

GENERAL

    Substantially all of the Trust's assets (other than its interest in the retail properties) will be held by, and its operations will be conducted through, the Operating Partnership. The Trust holds Partnership Units representing an 18.86% partnership interest in the Operating Partnership (after giving effect to the Retained Interests) and will control the Operating Partnership in its capacity as the sole general partner. Subject to the Trust's right to receive the Excess Allocations through December 31, 2000, the Trust's interest in the Operating Partnership will entitle it to share in quarterly cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the Trust's percentage ownership of the Operating Partnership; provided, however, that the Trust as General Partner will be allocated all losses in excess of partner capital accounts. See "Certain Transactions--The Transactions." The Limited Partners will own the remaining 81.14% economic interest in the Operating Partnership (after giving effect to the Retained Interests) through their ownership of Partnership Units and Preferred Units. Under the Operating Partnership Agreement no Partnership Units or Preferred Units may be transferred by a Limited Partner without the consent of the General Partner and no such transfer may be made if such transfer would (i) result in the Operating Partnership being terminated for federal income tax purposes or treated as an association taxable as a corporation, (ii) be effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, (iii) violate the provisions of applicable securities laws or (iv) violate the terms of any law, rule, regulation or commitment binding on the Operating Partnership, among others. The transferee will only be admitted as a Limited Partner by furnishing certain requested instruments or documents to the Trust in its capacity as General Partner. In addition, with the consent of the General Partner, Partnership Units and Preferred Units may be transferred to certain family members or entities controlled by or comprised of such family members.

    The net proceeds of any subsequent issuance of Common Shares are anticipated to be contributed to the Operating Partnership in exchange for an equivalent number of Partnership Units.

    As the general partner of the Operating Partnership, the Trust will have the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. The Board of Trustees will direct the affairs of the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of its properties. The General Partner of the Operating Partnership may have fiduciary duties to the Limited Partners, the discharge of which may conflict with interests of the Trust shareholders. Pursuant to the Operating Partnership Agreement, however, the Limited Partners have acknowledged that the Trust is acting both on behalf of the Trust's shareholders and, in its capacity as General Partner, on behalf of the Limited Partners. The Limited Partners have agreed that the Trust will discharge its fiduciary duties to the Limited Partners by acting in the best interests of the Trust's shareholders.

    The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this Proxy Statement/Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

MANAGEMENT

    The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. The Trust, as the sole general partner of the Operating Partnership, will generally have full, exclusive and complete discretion in managing and controlling the Operating Partnership. The Limited Partners of the Operating Partnership will have no authority to transact business for, or to participate in the management activities or decisions of, the Operating Partnership, except as provided in the Operating Partnership Agreement and as provided by applicable law. However, the General Partner may not perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided in the Operating Partnership Agreement or under the laws of the State of Delaware. In addition, no amendments may be made to the Operating Partnership Agreement that would alter a partner's amount of, or right to, distributions, modify the redemption rights discussed below or terminate the Operating Partnership without the consent of each partner adversely affected thereby.

CONVERSION AND REDEMPTION

    Preferred Units may be converted on or after October 1, 1999 into Partnership Units of the Operating Partnership on the basis of 3.5714 Partnership Units for each Preferred Unit being converted plus an amount in cash equal to the accrued Priority Return Amount (as defined in the Operating Partnership Agreement) in respect of such Preferred Units.

    Subject to compliance with the Operating Partnership Agreement, beginning on September 1, 1998, each Limited Partner has the right to require the Operating Partnership to redeem all or a portion of the Partnership Units held by such Limited Partner. The Operating Partnership (or the Trust as its General Partner) has the right, in its sole discretion, to deliver to such redeeming Limited Partner for each Partnership Unit either one Common Share (subject to anti-dilution adjustment) or a cash payment equal to the then fair market value of such share (so adjusted) (based on the formula for determining such value set forth in the Operating Partnership Agreement). Such rights of redemption and conversion are immediately exercisable upon the happening of a Special Event (as defined in the Operating Partnership Agreement). The redemption of Partnership Units for Common Shares will have the effect of increasing the Trust's percentage interest in the Operating Partnership.

    The receipt of Common Shares upon exercise of such right of redemption is subject to compliance with a number of significant conditions precedent, including compliance with the Declaration of Trust, all requirements under the Code applicable to REITs, the MGCL or any other law then in effect applicable to the Trust and any applicable rule or policy of any stock exchange or self-regulatory organization.

LIABILITY AND INDEMNIFICATION

    The Operating Partnership Agreement provides the General Partner shall not be liable to the Operating Partnership or any of the other partners for any act or omission performed or omitted in good faith on behalf of the Operating Partnership and in a manner reasonably believed to be (i) within the scope of the authority granted by the Operating Partnership Agreement and (ii) in the best interests of the Operating Partnership or the shareholders of the General Partner. The Operating Partnership Agreement also provides that the Operating Partnership shall indemnify the General Partner and each director, officer and shareholder of the General Partner and each person (including any affiliate) designated as an agent by the General Partner to the fullest extent permitted under the Delaware Revised Uniform Limited Partnership Act from and against any and all losses (including reasonable attorney's fees), and any other amounts arising out of or in connection with any claim, relating to or resulting (directly or indirectly) from the operations of the Operating Partnership, in which such indemnified party becomes involved, or reasonably believes it may become involved, as a result of its acting in the referred to capacity.

CAPITAL CONTRIBUTIONS

    When the Trust contributes additional capital to the Operating Partnership from the proceeds of subsequent issuances of Common Shares (or Preferred Shares), the Trust's interest in the Operating Partnership will be increased on a proportionate basis based upon the number of Common Shares (or Preferred Shares) issued to the extent the net proceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.

TAX MATTERS

    Pursuant to the Operating Partnership Agreement, the Trust will be the tax matters partner of the Operating Partnership and, as such, will have authority to make certain tax related decisions and tax elections under the Code on behalf of the Operating Partnership.

OPERATIONS

    The Operating Partnership Agreement allows the Trust to operate the Operating Partnership in a manner that will enable the Company to satisfy the requirements for being classified as a REIT. The Operating Partnership Agreement also requires the distribution of the cash available for distribution of the Operating Partnership quarterly on a basis in accordance with the Operating Partnership Agreement.

TERM

    The Operating Partnership will continue in full force and effect until October 31, 2096 or until sooner dissolved upon (i) the withdrawal of the Trust as a general partner (unless a majority the Limited Partners elect to continue the Operating Partnership) or (ii) entry of a decree of judicial dissolution of the Operating Partnership or (iii) the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership or (iv) the affirmative vote of two-thirds in interest of Limited Partners.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND TRUSTEES

    The persons who will serve as executive officers and directors of the Trust are identified below. Except as noted below, each of the executive officers will be a full time employee of the Trust or the Operating Partnership.

NAME                                                   AGE                           OFFICE                           CLASS
-------------------------------------------------      ---      -------------------------------------------------     -----

Jay H. Shidler...................................          51   Chairman of the Board of Trustees                      III

Clay W. Hamlin, III..............................          52   President, Chief Executive Officer and Trustee         III

Vernon R. Beck...................................          56   Vice President and Vice Chairman of the Board of        I
                                                                Trustees

Kenneth D. Wethe.................................          56   Trustee                                                II

Allen C. Gehrke..................................          63   Trustee                                                 I

William H. Walton................................          45   Trustee                                                II

Kenneth S. Sweet, Jr.............................          65   Trustee                                                III

Antony Bernheim..................................          37   Vice President, Chief Investment Officer

Thomas D. Cassel.................................          39   Vice President, Finance

David P. Hartsfield..............................          46   Vice President, Operations and Development

John Parsinen....................................          55   Secretary

James K. Davis, Jr...............................          37   Vice President, Acquisitions

Denise J. Liszewski..............................          41   Vice President, Administration

Stephen S. Fera..................................          31   Controller

    JAY H. SHIDLER is Chairman of the Board of Trustees. Mr. Shidler is the Founder and Managing Partner of The Shidler Group. A nationally acknowledged expert in the field of real estate investment and finance, Mr. Shidler has over 25 years of experience in real estate investment and has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada totalling over $4 billion in aggregate value. Mr. Shidler is a founder and current Chairman of the Board of Directors of First Industrial Realty Trust, Inc. (NYSE: FR) and is a founder and former director and Co-Chairman of TriNet Corporate Realty Trust, Inc. (NYSE: TRI). Mr. Shidler is also founder and Chairman of the Board of Directors of CGA Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor based in Bermuda.

    Mr. Shidler serves on the boards of directors of several companies and is active as a trustee of several charitable organizations, including The Shidler Family Foundation. Mr. Shidler holds a bachelor's degree in Business Administration from the University of Hawaii.

    CLAY W. HAMLIN, III is a Trustee and President and Chief Executive Officer of the Trust. Mr. Hamlin joined The Shidler Group in May 1989, where he was Managing Partner of The Shidler Group's Mid-Atlantic regional office and acquired over 4 million square feet of commercial property with a value in excess of $300 million. A resident of Philadelphia for over 30 years, Mr. Hamlin has been active in the real estate business for 25 years. Mr. Hamlin is an attorney, a CPA and holds an MBA from The Wharton

School of Business and an undergraduate degree from the University of Pennsylvania. Mr. Hamlin served as a Lieutenant J.G. in the U.S. Navy, and is active in many professional and charitable organizations. Mr. Hamlin is a founding shareholder of both TriNet Corporate Realty Trust, Inc. and First Industrial Realty Trust, Inc. His professional affiliations include the Urban Land Institute, NAREIT, NAIOP, the American Institute of CPAs and the American Bar Association.

    VERNON R. BECK is Vice Chairman of the Board of Trustees and is a Vice President of the Trust. From 1988 to 1997, Mr. Beck served as President of the Company and as President of Crown Advisors, Inc., the Company's former external advisors. Since 1976, Mr. Beck has also been President of Vernon Beck & Associates, Inc., a commercial mortgage banking and real estate development firm, which has developed and financed numerous commercial real estate projects. Mr. Beck is a former commercial loan officer with IDS Mortgage Corporation and senior analyst with Northwestern National Life Insurance Company. Mr. Beck, together with John Parsinen, owns all of the interests in Glacier Realty LLC. See "Certain Transactions--Management Agreement."

    KENNETH D. WETHE is a Trustee of the Trust. Since 1990, Mr. Wethe has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies. Mr. Wethe's background includes over 26 years experience in the group insurance and employee benefits area. He is a certified public accountant and holds an MBA from Pepperdine University.

    ALLEN C. GEHRKE is a Trustee of the Trust. Prior to becoming a private investor in 1995, Mr. Gehrke served for 35 years in various key positions at Fleming Companies, Inc. As Senior Vice President of Corporate Development, Mr. Gehrke's responsibilities included management of company physical assets, market research, lease negotiations and real estate financing. Prior to his employment with Fleming Companies, Mr. Gehrke spent seven years with Midwest Contractors and L.A. Construction Co. of Milwaukee. Mr. Gehrke is a former director of United Cerebral Palsy and several other community organizations.

    WILLIAM H. WALTON is a Trustee of the Trust. Mr. Walton is a Managing Principal of Westbrook Partners, L.L.C. ("Westbrook") which he co-founded in April of 1994. With offices in Dallas, New York, San Francisco and Florida, Westbrook is a fully integrated real estate investment management company. Westbrook is the sponsor of Westbrook Real Estate Fund and Westbrook Real Estate Fund II, which together control approximately $4 billion of real estate assets including investments in: real estate companies and securities; offices, retail and industrial properties; apartments; hotels; and residential developments. Prior to co-founding Westbrook, Mr. Walton was a Managing Director of Morgan Stanley Realty. Mr. Walton holds an AB from Princeton University and an MBA from Harvard Business School.

    KENNETH S. SWEET, JR. is a Trustee of the Trust. Mr. Sweet is the Managing Director of Gordon Stuart Associates, Inc., which he founded in 1991. In 1971, Mr. Sweet founded K.S. Sweet Associates which specialized in real estate and venture capital investments. From 1957 to 1971, he served in increasingly responsible positions at The Fidelity Mutual Life Insurance Company. Currently the Managing General Partner of fifteen venture capital and real estate partnership with assets of over $300 million, Mr. Sweet has over 37 years of experience in real estate investment, management, development and venture capital transactions.

    Mr. Sweet is active in community affairs and serves as a director, chairman of the real estate committee and a member of the finance committee of the Main Line Health and the Philadelphia Chapter of the Nature Conservancy and is on the Advisory Committee of the Arthur Ashe Youth Tennis Center. Mr. Sweet holds a BA degree from the Lafayette College and attended The Wharton School of Business.

    ANTONY BERNHEIM became Vice President, Chief Investment Officer, of the Company in November 1997. Prior to joining the Company, Mr. Bernheim served as Director of Acquisitions for Cali Realty Corp from September 1994 to May 1997. As Cali's Director of Acquisitions, Mr. Bernheim oversaw the acquisition program which transformed Cali from a $300 million company with 12 buildings to a 130 building, $2.5 billion company. Prior to his employment with Cali, Mr. Bernheim had 13 years experience in the real estate industry, including three years with Oppenheimer & Company from February 1991 to September 1994. Mr. Bernheim studied international finance at the University of Southern California.

    THOMAS D. CASSEL has been Vice President, Finance of the Company since October 1997. Mr. Cassel has over 18 years experience in real estate accounting, finance, acquisitions and management. From 1995 until he joined the Company, Mr. Cassel was Vice President and Chief Financial Officer of Delancey Investment Group, Inc., a Philadelphia based real estate investment and management company of commercial and residential properties. Prior to Delancey, he was a real estate consulting manager for Arthur Andersen, LLP for four years and Kenneth Leventhal & Co. for two years. As a consultant, he performed strategic planning, capital markets, valuation and acquisition analyses for a variety of real estate companies, including REITs. Mr. Cassel is a CPA and received his bachelor's degree in Finance with a major in Accounting from the Wharton School at the University of Pennsylvania. He is active in several professional and charitable organizations.

    DAVID P. HARTSFIELD has been Vice President, Operations and Development of the Company since October 1997. He joined The Shidler Group in November 1994, as Vice President with responsibility for management, leasing and development for The Shidler Group's Mid-Atlantic region. Prior to joining The Shidler Group, he served as Vice President, Development for the Kevin F. Donohoe Companies, where he was responsible for the development and management of office, hotel and retail properties, including the 1.1 million square foot Curtis Center in Philadelphia. Mr. Hartsfield has over 20 years of experience with commercial real estate management, leasing and development. He has a degree in architecture and an MBA from The University of Virginia and is a member of BOMA and other professional organizations.

    JOHN PARSINEN. has over 31 years of experience in commercial real estate. Mr. Parsinen has developed and owns various real estate projects. Mr. Parsinen has been a senior attorney at Parsinen Kaplan Levy Rosberg & Gotlieb, P.A. (Minneapolis, Minnesota) since it was formed in 1982. Mr. Parsinen owns 50% of Guaranty Title, Inc. a Minneapolis-based real estate title insurance company. Mr. Parsinen was a general partner of Earle Brown Commons Limited Partnership II, which owned and operated an elderly housing facility in Brooklyn Center, MN. In 1994, the limited partnership initiated a Chapter 11 bankruptcy reorganization proceeding to restructure certain tax and debt obligations. The bankruptcy was dismissed in 1995 and the project was sold. Mr. Parsinen, together with Vernon Beck, owns all of the interests in Glacier Realty LLC. See "Certain Transactions--Management Agreement."

    JAMES K. DAVIS, JR. has been Vice President, Acquisitions of the Company since October 1997. He joined The Shidler Group in July 1994, as Vice President with responsibility for acquisitions, financing, and leasing for The Shidler Group's Mid-Atlantic region. Prior to joining The Shidler Group, Mr. Davis, was Vice President, Acquisitions for Sandler Securities, Inc. He has 13 years of real estate experience in acquisitions, financing, development and leasing. Mr. Davis has an MBA from The Wharton School with a major in finance and an undergraduate degree from The University of North Carolina. He is active in several professional and charitable organizations.

    DENISE J. LISZEWSKI has been Vice President, Administration of the Company and Assistant Secretary since October l997. She joined The Shidler Group in May 1989 serving in a number of capacities, where she was in charge of personnel, administration and information systems. Ms. Liszewski has over 20 years of business experience and has an undergraduate degree from Drexel University.

    STEPHEN S. FERA has been Controller of the Company since December 1997. Prior to joining the Company, he spent seven years at Pennsylvania Real Estate Investment Trust ("PREIT"), where he was promoted to the position of Controller. At PREIT, he was responsible for managing the day-to-day accounting operations of the REIT including all wholly-owned and joint venture properties. Prior to PREIT, Mr. Fera was Assistant Controller at Calvanese Corporation, where he was responsible for all corporate and construction accounting.

CERTAIN INFORMATION REGARDING THE BOARD OF TRUSTEES AND COMMITTEES

    THE BOARD OF TRUSTEES. The business and affairs of the Trust will be managed under the direction of the Board of Trustees. Pursuant to the terms of the Declaration of Trust, the Trustees are divided into three classes. Class I will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999, Class II will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2000, and Class III will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2001. At each annual meeting of the shareholders of the Trust, the successors to the class of Trustees whose terms expire at the meeting will be elected to hold office for a term continuing until the annual meeting of shareholders held in the third year following the year of their election and the election and qualification of their successors. See "Proposal 1--Reformation of Company--Comparison of Rights of Shareholders of the Company and Shareholders of the Trust."

    COMMITTEES. The Trust has a standing Audit Committee which currently consists of Mr. Wethe (Chairman) and Mr. Gehrke and Mr. Shidler and a Compensation Committee which currently consists of Mr. Sweet and Mr. Walton. The Audit Committee reviews, recommends and reports to the Board of Trustees on (1) independent auditors, (2) the quality and effectiveness of internal controls,
(3) engagement or discharge of the independent auditors, (4) professional services provided by the independent auditors and (5) the review and approval of major changes in the Trust's accounting principles and practices. The Compensation Committee determines all executive compensation, recommends specific option grants to key personnel and approves employment contracts.

    The Board of Trustees presently acts as its own Nominating Committee.

    COMPENSATION OF TRUSTEES. Independent Trustees (Messrs. Gehrke, Sweet, Walton and Wethe) will receive an annual fee of $15,000 from the date of the Special Meeting. Trustees incurring travel expenses in connection with their duties as trustees of the Trust are reimbursed in full. If the Plan is approved, each Trustee is eligible to participate in the Plan. Management intends to recommend that the Compensation Committee grant to each Trustee who is not an employee of the Trust, upon initial election or appointment, an option to purchase Common Shares in an amount to be determined, at the then fair market value of the Common Shares, and grant such Trustee options to purchase additional Common Shares annually.

EXECUTIVE COMPENSATION

    Upon completion of the Transactions on October 14, 1997, the Company converted from an externally advised to a self-administered REIT. Prior to October 14, 1997, no individual officer of the Company was paid any cash or other compensation. The following table sets forth the compensation paid from October 14, 1997 to December 31, 1997 and current base annual compensation for each of the executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                            PRINCIPAL                   1997 ACTUAL  BASE ANNUAL
NAME                                                         POSITION                     SALARY        SALARY
------------------------------------------  ------------------------------------------  -----------  ------------

Clay W. Hamlin, III.......................  President, Chief Executive Officer           $  18,000    $   90,000

Antony Bernheim...........................  Vice President, Chief Investment Officer        --           125,000

Thomas D. Cassel..........................  Vice President, Finance                         22,038        90,000

David Hartsfield..........................  Vice President, Operations and Development      16,000        80,000

James K. Davis Jr.........................  Vice President                                  13,000        65,000

    Other than Mr. Hamlin, none of these officers received options in connection with their service to the Company during the year ended December 31, 1997. See "Certain Transactions--Other." In addition, none of these officers contributed to any 401(k) plan.

    In addition to cash compensation in the form of base annual salary, the Company anticipates that it will have a cash bonus incentive plan pursuant to which cash bonuses may be awarded to executive officers and other key employees based on attainment of specified personal and corporate objectives. It is anticipated that the amounts of such bonuses will be determined by the Board based upon a recommendation of the Compensation Committee.

EMPLOYMENT AGREEMENT

    Mr. Hamlin has entered into an employment agreement with the Company. The agreement is for a continuous and self-renewing term of two years unless terminated by either party. The agreement provides for base annual compensation in the amount set forth above and incentive compensation to be determined by the Board, upon a recommendation of the Compensation Committee. The base annual compensation may be increased in subsequent years by action of the Compensation Committee. The employment agreement provides for certain severance payments in the event of disability or termination by the Company without cause or by Mr. Hamlin based upon constructive termination. The agreement also provides for certain payments to be made to Mr. Hamlin in the event of a Change in Control (as defined in the agreement). Mr. Hamlin is required under the terms of his employment agreement to devote his full business time to the affairs of the Company. The agreement also prohibits Mr. Hamlin from engaging, directly or indirectly, during the term of his employment and for a period thereafter, in activities that compete with those of the Company.

EXISTING PLAN

    Since 1993, the Company has maintained the Existing Plan. A total of 75,000 shares of Common Stock are reserved for issuance under the Existing Plan. Each director of the Company is eligible to participate in the Existing Plan. The Existing Plan provides that each director will receive, upon initial election or appointment, an option to purchase 2,500 shares of Common Stock at the then fair market value of the Common Stock. The Existing Plan also provides for the grant of an option to purchase an additional 2,500 shares of the Common Stock upon each director's re-election to the Board. The options become exercisable in full one year after date of grant and expire ten years from the date of grant. Following the adoption of the Plan, the Trust will assume the Existing Plan but does not intend to issue additional options thereunder. See "Proposal 2--Adoption of the Plan."

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

THE COMPANY

    The following table contains certain information as of January 14, 1998, regarding the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each current director and executive officer of the Company and (iii) the current directors and executive officers as a group, and as to the percentage of the outstanding shares held by them on such date. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares.

                                                                                     SHARES
                                                                                   BENEFICIALLY
                                                                                    OWNED(1)    PERCENT OF CLASS
                                                                                   -----------  -----------------
Clay W. Hamlin, III..............................................................     300,000           13.22%
Jay H. Shidler...................................................................     300,000           13.22
Vernon R. Beck...................................................................     149,293(  (3)          6.55
John Parsinen....................................................................     151,965(  (4)          6.67
Allen C. Gehrke..................................................................       5,250(5)         *
Kenneth S. Sweet, Jr.............................................................      10,000(1)         *
William H Walton.................................................................      --               *
Kenneth D. Wethe.................................................................      10,224(3)         *
Anthony P. Bernheim..............................................................       7,500           *
Thomas D. Cassel.................................................................         660           *
All Directors and ExecutiveOfficers as a Group (10 persons)......................     934,892(6)         40.58%

------------------------

*   Represents less than one percent.

(1) Shares Beneficially Owned by a person are determined in accordance with the definition of "beneficial ownership" as set forth in the regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other shares as to which the person has or shares voting or investment power or has the option or right to acquire Common Stock within 60 days.

(2) Shares are held by Enterprise Nautical, Inc., of which Mr. Beck is the sole owner.

(3) Includes 10,000 shares of Common Stock each issuable upon exercise of presently exercisable options.

(4) Includes 3,000 shares owned by Mr. Parsinen's wife.

(5) Includes 5,000 shares of Common Stock issuable upon exercise of presently exercisable options.

(6) Includes 35,000 shares of Common Stock issuable upon exercise of presently exercisable options.

THE OPERATING PARTNERSHIP

    The following table sets forth certain information as of December 31, 1997 regarding the ownership of Partnership Units and Preferred Units (before giving effect to any contribution of Retained Interests):

                                                                                   PERCENTAGE        PREFERRED
                                                                 COMMON UNITS       INTEREST           UNITS
                                                                --------------  -----------------  --------------
GENERAL PARTNER
The Company...................................................                         20.6946%
LIMITED PARTNERS AND PREFERRED LIMITED PARTNERS
Mr. Shidler...................................................          2,600           0.0897           126,079
Shidler Equities, L.P.(1).....................................        582,103          20.0773           457,826
Mr. Hamlin....................................................          5,235            .1805           115,334
LBCW Limited Partnership(2)...................................        875,284          30.1894           663,808
CHLB Partnership(2)...........................................         63,243           2.1813            41,741
Robert L. Denton..............................................        129,549           4.4683            85,502
James K. Davis................................................         15,368            .5300            10,142
John E. deB. Blockey, Trustee of the John E. deB. Blockey
  Living Trust dated 9/12/88..................................         89,549           3.0886            59,102
Henry D. Bullock..............................................         34,718           1.1975            22,914
Frederick K. Ito..............................................         17,359           0.5987            11,457
LGR Investment Fund, Ltd......................................         80,030           2.7603            52,820
Tiger South Brunswick, L.L.C..................................          2,875            .0992             1,898
Westbrook Real Estate Fund I, L.P.............................        336,121          11.5931           221,840
Westbrook Real Estate Co. InvestmentPartnership I, L.P........         33,299           1.1485            21,977
Denise J. Liszewski...........................................         10,227           0.3527             6,750
Samuel Tang...................................................          6,818           0.2352             4,500
David P. Hartsfield...........................................          9,091           0.3136             6,000
Lawrence J. Taff..............................................          4,091           0.1411             2,700
Kimberly F. Aquino............................................          1,750           0.0604             1,155
                                                                --------------        --------     --------------
                                                                    2,899,310         100.0000%        1,913,545
                                                                --------------        --------     --------------
                                                                --------------        --------     --------------

------------------------

(1) A limited partnership controlled by Jay H. Shidler and his wife, Wallette Shidler.

(2) A family partnership controlled by Mr. Hamlin and his wife, Lynn B. Hamlin, as the sole general partners.

REGISTRATION RIGHTS

    The Company has granted to the holders of the Partnership Units and the Preferred Units certain registration rights. No later than August 1, 1998, the Company is obligated to file a shelf registration statement with respect to the shares of Common Stock issuable upon conversion or redemption of the Units (the "Registerable Securities"). The Company is also required, at the demand of holders of 6% or more of the Registerable Securities, to register such holders' Registerable Securities, subject to the right to defer the filing of the necessary registration statement for a period not to exceed 90 days under certain limited circumstances. This right to demand registration may be exercised not more than three times. In addition, the Company has granted to holders of Registrable Securities certain "piggy-back" rights. The Company has agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act. The Company will pay all fees associated with these registrations, other than underwriting discounts and commissions. In connection with the Reformation, the Trust will assume these obligations with respect to registering Common Shares issuable upon conversion or redemption of the Units.

                              CERTAIN TRANSACTIONS

THE TRANSACTIONS

    On October 14, 1997, the Company completed the Transactions pursuant to the Formation Agreement. Although the Transactions involved a number of properties and partnerships and were effected by a series of intermediate steps, the Transactions were negotiated and effected as a unitary transaction and, in effect, constituted the acquisition by the Company of an interest in the Operating Partnership formed to acquire a portfolio of ten properties representing the Mid-Atlantic suburban office operations of The Shidler Group, a national real estate firm.

    Pursuant to the Transactions, the Company became the sole General Partner of the Operating Partnership, and the Operating Partnership acquired all of the limited partnership interests in limited partnerships holding the Shidler Acquisition Properties (collectively, the "Properties Partnerships") except for an 11% limited partnership interest in Blue Bell Investment Company, L.P. retained by Shidler Equities, L.P., a limited partnership in effect controlled by Mr. Shidler, Chairman of the Board, and his wife, Wallette Shidler, and 11% limited partnership interests in each of ComCourt Investors L.P. and 6385 Flank Drive, L.P. retained by Mr. Hamlin, the President, Chief Executive Officer and a director of the Company (collectively, the "Retained Interests"). Immediately prior to the Acquisition, Holdings was admitted as the sole general partner of each of the Properties Partnerships, holding a .1% interest in each of them. The Company has a 20.6946% percentage interest (before giving effect to the contribution of the Retained Interests) in the Operating Partnership. In addition, until December 31, 2000, a portion of the Profits (as defined in the Operating Partnership Agreement) for each fiscal year is to be allocated 19.8% to the Company as the General Partner and 80.2% to all partners (including the Company as the General Partner but not the holders of Preferred Units).

    The Retained Interests are required to be contributed to the Operating Partnership in November 2000 in consideration for the issuance to them of an aggregate of 282,508 Partnership Units and 186,455 Preferred Units.

    Immediately prior to the Acquisition, each of the Properties Partnerships jointly and severally entered into a $100 million principal amount mortgage financing with Bankers Trust Company pursuant to a Senior Secured Credit Agreement dated as of October 14, 1997 (the "Property Financing"). See "Description of Property Financing."

    For the purposes of the Acquisition, the Properties Partnerships (including the Retained Interests) were treated as having a value of $170 million (which includes the $100 million of indebtedness represented by the Property Financing). For purposes of determining the consideration to be given in respect of the acquisition by the Operating Partnership of limited partnership interests in the Properties Partnerships, Partnership Units were issued (and will be issued in November 2000 for Retained Interests) at the rate of one Partnership Unit for every $5.50 in exchange value and Preferred Units were issued (and will be issued in November 2000 for Retained Interests) at a rate of one Preferred Unit for every $25.00 in exchange value.

    The aggregate consideration issued in the Transactions by the Company and the Operating Partnership on October 14, 1997 to the former general and limited partners of the Properties Partnerships consisted of (x) 600,000 shares of Common Stock (issued at a price of $5.50 per share); (y) an aggregate of 2,899,310 Partnership Units (including 600,000 issued to the Company in consideration for limited partnership interests in the Properties Partnerships acquired by it for 600,000 shares of Common Stock and subsequently contributed by it to the Operating Partnership); and (z) 1,913,545 Preferred Units. The nature and amount of consideration given and received by the Company in the Transactions was based on its judgment as to the fair market value of the Shidler Acquisition Properties and the shares of Common Stock at the time the Formation Agreement was negotiated.

    Pursuant to the Transactions, Messrs. Shidler and Hamlin each acquired 300,000 shares of Common Stock in exchange for partnership interests in various of the Properties Partnerships. The Common Stock issued to Mr. Shidler and Mr. Hamlin represents, in the aggregate, approximately 26% of the outstanding Common Stock immediately following the Transactions. Prior to the Transactions, the Properties Partnerships had in effect been controlled by Mr. Shidler and Mr. Hamlin.

MANAGEMENT AGREEMENT

    Subject to the supervision of the Board, prior to October 14, 1997 the business of the Company was managed by Crown Advisors, Inc. ("Crown"), which provided investment advisory and administrative services to the Company pursuant to an advisory agreement (the "Advisory Agreement"). Crown was owned by John Parsinen and Vernon R. Beck, then officers and directors of the Company and currently Secretary and Vice President and a director of the Company, respectively. Under the Advisory Agreement, the Company paid Crown certain attorney fees, expenses and performances fees, as defined in the Advisory Agreement, and a 3% fee for each real estate acquisition or disposition.

    Concurrently with the closing of the Transactions and pursuant to the Formation Agreement, the Advisory Agreement was terminated, and the Company entered into a new management agreement (the "Management Agreement") with Glacier Realty LLC, a Minnesota limited liability company ("Glacier"). All of the interests in Glacier are owned by Vernon R. Beck, a Vice President and Vice Chairman of the Board of the Trust, and John Parsinen, the Secretary of the Trust. Under the Management Agreement, Glacier is responsible for the management of the retail properties of the Company, subject to the approval and direction of the Board. The Management Agreement provides that Glacier will receive an annual fee of $250,000 plus a percentage of Average Invested Assets (as defined in the Management Agreement) and will pay third party expenses associated with owning the retail properties. In addition Glacier will receive a fee of 1% of the purchase price or the sale price upon the acquisition or disposition by the Company or any of its affiliates of any net-leased real estate assets. Under the Management Agreement, this percentage is increased to 3% in the event that all or substantially all of the net-leased real estate properties are disposed of. The Management Agreement has a term of five years and is terminable thereafter on 180 days prior written notice. In the event the Management Agreement is terminated, including for non-renewal, a fee equal to 3% of the Invested Real Estate Assets (defined in the Management Agreement to exclude the Company's current net-leased real estate assets) would be due to Glacier. Crown and Glacier received combined fees of $250,288 pursuant to the Advisory Agreement and the Management Agreement in the year ended December 31, 1997.

OTHER

    Options to purchase an aggregate of 17,500 shares of Common Stock were granted to the directors in the year ended December 31, 1997 under the Existing Plan at a purchase price of $7.59 (options to purchase 2,500 Common Shares were granted to each Messrs. Hamlin, Shidler, Sweet and Walton in October 1997) and $5.25 (options to purchase 2,500 Common Shares were granted to each of Messrs. Beck, Gehrke and Wethe in May 1997) in each case, pursuant to the terms of the Existing Plan. These options expire ten years after their issue date.

    Parsinen Kaplan Levy Rosberg & Gotlieb, P.A. performed legal services for the Company. The Company incurred legal fees to them of approximately $69,000 in the year ended December 31, 1997. John Parsinen, Secretary of the Company, is an officer, director and shareholder of the Parsinen Kaplan Levy Rosberg & Gotlieb, P.A.

                       DESCRIPTION OF PROPERTY FINANCING

    Immediately prior to the Acquisition, each of the Properties Partnerships jointly and severally entered into the $100 million Property Financing with Bankers Trust Company. Approximately $96.1 million of the proceeds of the Property Financing was used by entities other than the Company and the Operating Partnership to refinance indebtedness of or secured by the assets of the Properties Partnerships and to pay various costs in connection with the Transactions. Approximately $3.9 million of the proceeds of the Property Financing were contributed to the Operating Partnership in connection with the Transactions.

The Operating Partnership used approximately $2.9 million of these funds to pay various costs associated with the Transactions and retained approximately $1.0 million for working capital needs.

    The Operating Partnership is a joint and several obligor in respect of the Property Financing. The Company and Holdings are not obligors with respect to the Property Financing, but have pledged certain assets described in the following sentence to secure repayment of the Property Financing. Substantially all of the assets of the Properties Partnerships and the Operating Partnership's and Holdings' interests in the Properties Partnerships and the Company's interests in Holdings and the Operating Partnership have been pledged or mortgaged to secure the Properties Partnerships' and the Operating Partnership's joint and several obligations in respect of the Property Financing.

    The initial term of the Property Financing is three years with the right given to the obligors to extend it, subject to the satisfaction of certain conditions precedent thereto, for two successive one year extensions. Borrowings under the Property Financing bear interest at the rate of 7.5% per annum. In the event that the Property Financing is extended after the third anniversary or following an event of default during the first three years, the borrowings under the Property Financing will bear interest at a floating rate based on LIBOR plus 2.5%.

    The Property Financing contains, among other things, covenants restricting the ability of the Operating Partnership to make distributions. The Property Financing also contains covenants restricting the ability of each Properties Partnership to incur indebtedness, create liens, make certain investments, enter into transactions with affiliates and otherwise restrict activities. The Property Financing also contains the following financial covenants binding upon the Company and its subsidiaries: maintenance of consolidated net worth, a minimum consolidated interest coverage ratio, a maximum consolidated unhedged floating rate debt ratio and a maximum consolidated total indebtedness ratio. Each Properties Partnership must also maintain a minimum property interest coverage ratio and a minimum property hedged interest coverage ratio.

    Events of default under the Property Financing include, among other things, default in the payment of principal or interest on borrowings outstanding under the Property Financing, any payment default in respect of material amounts of indebtedness of the Company or its subsidiaries, any non-payment default on such indebtedness, any material breach of the covenants or representations and warranties included in the Property Financing and related documents, the institution of any bankruptcy proceedings and the failure of any security agreement related to the Property Financing or lien granted thereunder to be valid and enforceable. Upon the occurrence and continuance of an event of default under the Property Financing, the lenders may declare the then outstanding loans due and payable.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The Company was organized in 1988 and elected to be taxed as a REIT commencing with its taxable year ended on December 31, 1992. The Company believes that it was organized and has operated in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code, and the Trust intends to continue to operate in such a manner. No assurance can be given, however, that such requirements have been or will continue to be met. The following is a summary of the federal income tax considerations for the Trust and its shareholders with respect to the treatment of the Trust as a REIT.

    Based upon certain assumptions and representations described below, Cahill Gordon & Reindel, special tax counsel to the Company and the Trust, is of the opinion that, for federal income tax purposes, (i) the Company has properly elected and otherwise qualified to be taxed as a REIT for the taxable years beginning on and after January 1, 1992 and ending prior to January 1, 1998 and
(ii) the proposed method of operation as described in this Proxy Statement/Prospectus and as represented by the Company will enable the Company and the Trust to continue to satisfy the requirements for such qualification for subsequent taxable years. See the discussion below under "--Taxation of the Trust" and "--Share Ownership Tests," however, regarding the possible impact of the Company's failure to make certain demands of information from its shareholders, as required by Treasury Regulations. The determination of REIT qualification is based on certain assumptions relating to the organization and operation of the Company, the Trust, the Operating Partnership and the Properties Partnerships, and is conditioned upon certain representations made by the Company as to certain factual matters relating to its and the Trust's organization and intended or expected manner of operation. In addition, this determination is based on the law existing and in effect on the date hereof (or, where applicable, as in effect during earlier periods in question) and the Company's and the Trust's qualification and taxation as a REIT will depend on compliance with such law and as the same may hereafter be amended. The qualification and taxation as a REIT will further depend upon the ability to meet, on a continuing basis through actual operating results, asset composition, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code discussed below. No assurance can be given that the Company and the Trust will satisfy such tests on a continuing basis.

    In brief, a corporation that invests primarily in real estate can, if it meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such a corporation generally is not taxed on its "REIT taxable income" to the extent such income is currently distributed to shareholders, thereby substantially eliminating the "double taxation" (i.e., at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the dividends it paid to its shareholders and would be subject to full federal income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders. See "--Taxation of the Trust-General" and "--Taxation of the Trust-- Failure to Qualify."

    The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, financial institutions and broker-dealers) subject to special treatment under the federal income taxation laws. Except as noted, this summary is intended to address the federal income tax treatment applicable to the Trust and its shareholders following the Mergers.

TAXATION OF THE TRUST

    GENERAL. In any year in which the Trust qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gains not distributed. Under recently enacted legislation, shareholders are required to include their proportionate share of the REIT's undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by the REIT.

    Notwithstanding its qualification as a REIT, the Trust also may be subject to taxation in certain other circumstances. If the Trust should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Trust fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Trust's profitability. The Trust will also be subject to a tax of 100% on net income from any "prohibited transaction" (as described below), and if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior years, the Trust would be subject to a 4% excise

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tax on the excess of such required distribution over the amounts actually distributed. The Trust also may be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. The Trust will use the calendar year both for federal income tax purposes, as is required of a REIT, and for financial reporting purposes.

    In order to qualify as a REIT, the Trust must meet the following requirements, among others:

    SHARE OWNERSHIP TESTS. The Trust's shares of beneficial interest (which term, in the case of the Trust, currently means the Common Shares) must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportionate number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of the Trust may be owned, directly or indirectly and including the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust.

    In order to attempt to ensure compliance with the foregoing share ownership tests, the Company has and the Trust will place certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of stock ownership. Moreover, to evidence compliance with these requirements, Treasury Regulations require the Trust to maintain records which disclose the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, the Trust must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury Regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of the Trust's records. A shareholder failing or refusing to comply with the Trust's written demand must submit with his tax return a similar statement disclosing the actual ownership of Trust shares of beneficial interest and certain other information. In addition, the Trust's Declaration of Trust provides restrictions regarding the transfer of its shares of beneficial interest that are intended to assist the Trust in continuing to satisfy the share ownership requirements. See "Proposal 1--Reformation of the Company--Description of Shares of Beneficial Interest--Restrictions on Transfer."

    The Company unintentionally made required demands for shareholder statements later then the time permitted by the regulations for its taxable years 1994 through 1996 (and failed to make such demands for its taxable years 1992 and 1993, which are generally closed years for purposes of the assessment of federal income tax). As a consequence, the Service may contend that the Company failed to qualify as a REIT for some or all of such years. The Company, however, believes that it has substantially complied with the purposes of the shareholder demand regulation. At its own initiative, the Company requested that the Service enter into a closing agreement with the Company whereby the Service would agree not to treat the Company as failing to qualify as a REIT because of the Company's failure strictly to comply with the shareholder demand regulation. The Service has not yet advised the Company whether it will enter into such closing agreement, although the Company has been advised that the Service has in some cases agreed to enter into such agreements under similar circumstances. The Service has given no indication that it intends to challenge the Company's qualification as a REIT for a failure to make the shareholder demands. If such a challenge were successfully made, the Company believes that any liability for income taxes and interest for the taxable years 1994 through 1996 could be material. If the Service were successful in challenging the Company's REIT status for failure to satisfy the shareholder demand regulation, the Company's qualification as a REIT for 1997 would depend on the Company's ability to prove that its failure to make the shareholder demands was due to reasonable cause and not due to willful neglect. Otherwise, the Company and the Trust could not elect REIT status, potentially until 1999. The Company estimates that if it was unable to elect REIT status until 1999, the Company's and the Trust's aggregate liability for income taxes and interest for the years 1994 through 1996 would be approximately $165,000 plus applicable interest. An additional tax liability could also fall due with respect to tax years 1997 and 1998.

    ASSET TESTS. At the close of each quarter of the Trust's taxable year, the Trust must satisfy two tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Trust's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of the Trust's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Trust's total assets (the "Value Test") or (ii) 10% of the outstanding voting securities of any one such issuer (the "Voting Stock Test"). Where the Trust invests in a partnership (such as the Operating Partnership), it will be deemed to own a proportionate share of the partnership's assets, and the partnership interest will not constitute a security for purposes of these tests. See "--Tax Aspects of the Trust's Investments in Partnerships--General." Accordingly, the Trust's investment in the Properties through its interests in the Operating Partnership and the Properties Partnerships (jointly referred to herein as the "Partnerships") will constitute an investment in qualified assets for purposes of the 75% asset test.

    GROSS INCOME TESTS. There are two separate percentage tests relating to the sources of the Trust's gross income which must be satisfied for each taxable year. For purposes of these tests, where the Trust invests in a partnership, the Trust will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Trust as it has in the hands of the partnership. See "--Tax Aspects of the Trust's Investments in Partnerships--General" below. The two tests are as follows:

    THE 75% TEST. At least 75% of the Trust's gross income for the taxable year must be "qualifying income." Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Trust's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property.

    Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% gross income test (or the 95% gross income test described below) if the Trust, or an owner of 10% or more of the Trust, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater that 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, the Trust generally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" from whom the Trust derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Trust are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant for his convenience." In addition, under recently enacted legislation, beginning with its taxable year ending December 31, 1998, the Trust may directly perform a DE MINIMIS amount of non-customary services. See "--Other Tax Considerations--The Taxpayer Relief Act" below.

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
    The Trust intends to monitor its operations in the context of these standards so as to satisfy the 75% and 95% gross income tests. The Operating Partnership will provide certain services at the properties of the Properties Partnerships and possibly at any newly acquired properties of the Partnerships. The Trust believes that for purposes of the 75% and 95% gross income tests the services provided at such properties and any other services and amenities provided by the Operating Partnership or its agents with respect to such properties will be of the type usually or customarily rendered in connection with the rental of space for occupancy only and not rendered to the occupants of such properties. The Trust intends that services that cannot be provided directly by the Operating Partnership or other agents will be performed by independent contractors.

    THE 95% TEST. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. The Trust intends to monitor closely its non-qualifying income and anticipates that non-qualifying income from its other activities will not result in the Trust failing to satisfy either the 75% or 95% gross income test.

    For purposes of determining whether the Trust complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, a sale of property will not be a prohibited transaction if such property is held for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "--Taxation of the Trust--General" and "--Tax Aspects of the Trust's Investments in Partnerships--Sale of the Properties."

    The Trust believes that, for purposes of both the 75% and the 95% gross income test, its investment in properties through the Partnerships will in major part give rise to qualifying income in the form of rents, and that gains on sales of its properties generally will also constitute qualifying income.

    Even if the Trust fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Trust's failure to comply is due to reasonable cause and not to willful neglect; (ii) the Trust reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Trust will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Trust's profitability.

    ANNUAL DISTRIBUTION REQUIREMENTS. In order to qualify as a REIT, the Trust is required to distribute dividends to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Trust's REIT taxable income (computed without regard to the dividends received deduction and the Trust's net capital gain) and (ii) 95% of the net income (after tax), if any, for foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after the declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gain or ordinary corporate tax rates, as the case may be.

    The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first sentence of the preceding paragraph. In this regard, the Partnership Agreement authorizes the Trust in its capacity as general partner to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Trust to meet the

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
distribution requirements. It is possible that the Trust may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expense in computing the Trust's REIT taxable income on the other hand; or for other reasons. The Trust will monitor closely the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

    If the Trust fails to meet the 95% distribution requirement as a result of an adjustment to the Trust's tax return by the Service, the Trust may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

    FAILURE TO QUALIFY. If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify as a REIT will not be deductible by the Trust, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF THE TRUST'S INVESTMENTS IN PARTNERSHIPS

    GENERAL. The Trust will hold a partnership interest in the Operating Partnership. In general, a partnership is a "pass-through" entity which is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether a partner received a distribution from the partnership. The Trust will include its proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of its REIT taxable income. See "--Taxation of the Trust--General" and "--Gross Income Tests."

    Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Code Section 704(b) and the regulations thereunder. The Partnerships' allocations of tax attributes are intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, the Trust will be deemed to own its proportionate share of each of the assets of the Partnerships and will be deemed to have received a share of the income of the Partnerships based on its capital interest in the Partnerships.

    Accordingly, any resultant increase in the Trust's REIT taxable income from its interest in the Partnerships (whether or not a corresponding cash distribution is also received from the Partnerships) will increase its distribution requirements (see "--Taxation of the Trust--Annual Distribution Requirements"), but will not be subject to federal income tax in the hands of the Trust provided that an amount equal to such income is distributed by the Trust to its shareholders. Moreover, for purposes of the REIT asset tests (see "--Taxation of the Trust--Asset Tests"), the Trust will include its proportionate share of assets held by the Partnerships.

    TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is

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
generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital amounts or other economic arrangements among the partners. Consequently, the Partnership Agreement requires certain allocations to be made in a manner consistent with Section 704(c) of the Code.

    Treasury Regulations under Section 704(c) provide partnerships with a choice of several methods of accounting for Book-Tax Differences. The Partnerships and the Trust have not yet determined which of the alternative methods of accounting for Book-Tax Differences will be elected, and accordingly, such determination could have differing timing and other effects on the Trust.

    The Trust's properties acquired in taxable transactions will in general have a tax basis equal to their fair market value. Section 704(c) of the Code will not apply in such cases.

    SALE OF THE PROPERTIES. The Trust's share of any gain realized by a Partnership on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Taxation of the Trust--General" and "--Gross Income Tests--The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Company has held and the Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing its properties and other commercial properties, and to make such occasional sales of properties, whether presently held or acquired subsequent to the date hereof, as are consistent with the Trust's investment objectives. Based upon the Trust's investment objectives, the Trust believes that overall, its current properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

TAXATION OF SHAREHOLDERS

    TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic shareholders out of current or accumulated earnings and profits generally will be taxed to such shareholders as ordinary dividend income, except that, subject to the discussion below regarding the new tax rates contained in the Taxpayer Relief Act of 1997 (the "Taxpayer Relief Act"), distributions of net capital gain designated by the Trust as capital gain dividends will be taxed to such shareholders as long-term capital gain (to the extent they do not exceed the Trust's actual net capital gain for the fiscal year) without regard to the period for which the shareholder has held its shares of beneficial interest in the Trust. However, corporate shareholders may be required to treat up to 20% of capital gain dividends as ordinary income. To the extent that the Trust makes distributions in excess of current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to the shareholder, reducing the tax basis of such shareholder's Common Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gain (if the Common Shares are held by the shareholder as a capital asset). See "Distribution Policy." In addition, any dividend declared by the Trust in October, November or December of any year that is payable to a shareholder of record on a specific date in any such month shall be treated as both paid by the Trust and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses of the Trust. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to the Trust's shareholders.

    The Trust is permitted under the Code to elect to retain and pay income tax on its net capital gain for any taxable year. However, if the Trust so elects, a shareholder must include in income such shareholder's proportionate share of the Trust's undistributed capital gain for the taxable year, and will be deemed to have paid such shareholder's proportionate share of the income tax paid by the Trust with respect to such undistributed capital gain. Such tax would be credited against the shareholder's tax liability and subject to normal refund procedures. In addition, each shareholder's basis in such shareholder's Common Shares would be increased by the amount of undistributed capital gain (less the tax paid by the Trust) included in the shareholder's income.

    The Taxpayer Relief Act alters the taxation of capital gain income for individuals (and for certain trusts and estates). Gain from the sale or exchange of certain investments held for more than 18 months will be taxed at a maximum rate of 20%. Gain from the sale or exchange of such investments held for 18 months or less, but for more than one year, will be taxed at a maximum rate of 28%. The Taxpayer Relief Act also provides a maximum rate of 25% for "unrecaptured section 1250 gain" recognized on the sale or exchange of certain real estate assets, introduces special rules for "qualified 5-year gain," and makes certain other changes to prior law. On November 10, 1997, the Service issued Notice 97-64, which provides generally that the Trust may classify portions of its designated capital gain dividend as (i) a 20% rate gain distribution (which would be taxed as capital gain in the 20% group), (ii) an unrecaptured Section 1250 gain distribution (which would be taxed as capital gain in the 25% group) or (iii) a 28% rate gain distribution (which would be taxed as capital gain in the 28% group). If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate capital gain distribution. Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income was subject to a marginal tax rate of at least 28%.

    In general, any loss upon a sale or exchange of Common Shares by a shareholder who has held such Common Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of prior distributions required to be treated by such shareholders as long-term capital gains.

    BACKUP WITHHOLDING. The Trust will report to its domestic shareholders and to the Service the amount of distributions paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 31% with respect to distributions paid unless such shareholder (i) is a corporation or comes with certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Trust with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Trust. See "--Taxation of the Shareholders--Taxation of Foreign Shareholders" below.

    TAXATION OF TAX-EXEMPT SHAREHOLDERS. The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling, distributions by the Trust to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Trust, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit ("REMIC") that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

    If any pension or other retirement trust that qualifies under Section 401(a) of the Code (a "qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT (i) which would not have qualified

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
as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) as to which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

    TAXATION OF FOREIGN SHAREHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a brief summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Trust will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares of beneficial interest are held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and estates). The Trust currently anticipates that it will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States trade or business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Trust's current expectation that the Trust will qualify as a domestically-controlled REIT, because the Common Shares will be publicly traded no assurance can be given that the Trust will continue to so qualify.

    Distributions of cash generated by the Trust's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign shareholder files with the Trust the required form evidencing such lower rate, or (ii) the foreign shareholder files an IRS Form 4224 with the Trust claiming that the distribution is "effectively connected" income.

    Distributions of proceeds attributable to the sale or exchange of United States real property interests by the Trust are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may also be subject to branch profits tax in the hands of a shareholder that is a foreign corporation if it is not entitled to treaty relief or exemption. The Trust is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by the Trust as a capital gain dividend. This amount is creditable against the foreign shareholder's FIRPTA tax liability.

    The federal income taxation of foreign persons is a highly complex matter that may be affected by other considerations. Accordingly, foreign investors in the Trust should consult their own tax advisor regarding the income and withholding tax considerations with respect to their investment in the Trust.

OTHER TAX CONSIDERATIONS

    THE TAXPAYER RELIEF ACT. The Taxpayer Relief Act modifies many of the provisions relating to the requirements for qualification as, and the taxation of, a REIT. Among other things, the Taxpayer Relief Act (i) replaces the rule that disqualifies a REIT for any year in which the REIT fails to comply with Treasury Regulations that are intended to enable the REIT to ascertain its ownership with a prescribed penalty for failing to do so; (ii) permits a REIT to render a DE MINIMIS amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real property; (iii) permits a REIT to elect to retain and pay income tax on net long-term capital gains; (iv) repeals a rule that required that less than 30% of a REIT's gross income be derived from gain from the sale or other disposition of stock or securities held for less than one year, certain real property held for less than four years, and property that is sold or disposed of in a prohibited transaction; (v) lengthens the original grace period for foreclosure property from two years after the REIT

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acquired the property to a period ending on the last day of the third full taxable year following the taxable year in which the property was acquired; (vi) treats income from all hedges that reduce the interest rate risk of REIT liabilities, not just interest rate swaps and caps, as qualifying income under the 95% gross income test; and (vii) permits any corporation wholly owned by a REIT to be treated as a qualified subsidiary, regardless of whether the corporation has always been owned by a REIT. The changes are effective for taxable years beginning after the date of enactment, and thus will apply to the Trust's taxable year ending December 31, 1998.

    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX
CONSEQUENCES. Shareholders should recognize that the present federal income tax treatment of an investment in the Trust may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly in review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof can adversely affect the tax consequences of an investment in the Trust.

    STATE AND LOCAL TAXES. The Trust and the Partnerships may be subject to state or local taxation, and the Trust's shareholders may be subject to state or local taxes in various jurisdictions, including those in which they transact business or reside. The state and local tax treatment of the Trust and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares. See "Risk Factors--Tax Risks--Other Tax Liabilities."

    EACH SHAREHOLDER IS ADVISED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE OWNERSHIP AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                                 PROPOSAL 2 --
                              ADOPTION OF THE PLAN

DESCRIPTION OF THE PLAN

    Prior to the Reformation, the Board of Trustees will adopt, and the sole shareholder of the Trust will approve, the Plan for the purpose of attracting, retaining and motivating employees and directors of the Trust. The Plan authorizes the issuance of up to ten percent of the Common Shares outstanding from time to time, subject to adjustment on the event of certain recapitalization or reorganization transactions. The Plan will be administered by the Compensation Committee of the Board of Trustees or, with respect to certain matters, its delegate. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate. Trustees, and employees of the Trust, the Operating Partnership and other subsidiaries of the Trust, and designated affiliates of the Trust will be eligible for selection by the Administrator to participate in the Plan. The maximum number of Common Shares with respect to which options may be granted during a calendar year to any participant under the Plan will be 200,000 Common Shares, subject to adjustment for certain recapitalization or reorganization transactions. No awards may be granted under the Plan after the tenth anniversary of the Plan's approval by the Shareholders.

    The Plan provides for the grant of (i) share options intended to qualify as incentive stock options under Section 422 of the Code, (ii) share options not intended to qualify as incentive stock options under Section 422 of the Code ("nonqualified stock options") and (iii) Dividend Equivalents (as defined in the Plan) which may be granted alone or in conjunction with share options (each an "Award"). The Administrator will determine the type and number of Awards granted, the terms and conditions of any Award and adopt, amend, waive and rescind the rules and regulations necessary to administer the Plan, among other things. In connection with the grant of options under the Plan, the Administrator will determine the option exercise price, the term of the option and the time and method of exercising.

    An option granted under the Plan may be exercised for any number of whole Common Shares less than the full number of Common Shares for which the option could be exercised. Unless otherwise agreed by the Administrator, Awards will not be transferable except by will or the laws of descent and distribution. A holder of an option will have no rights as a shareholder with respect to Common Shares subject to his or her option until the option is exercised. Any Common Shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the Plan. Payment of the exercise price of an option granted under the Plan may be made in cash, or, if permitted by the Administrator, by exchanging Common Shares having a fair market value equal to the option exercise price. Unless otherwise provided by the Administrator, all outstanding Awards will become fully exercisable upon a Change of Control.

BOARD RECOMMENDATION

    The Board has determined that it is in the best interests of the Trust and the Shareholders to seek approval of the Plan. The Company believes that a long-term incentive plan is important to the retention of its senior management team, and also aligns the economic interests of its senior management team with the economic interests of its shareholders.

VOTE REQUIRED

    Under Minnesota law, the adoption of the Plan requires the affirmative vote of a majority of the shares of Common Stock, represented and entitled to vote, at the Special Meeting. Abstentions and broker non-votes will not be counted as either "for" or "against" the approval of the Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the principal federal income tax consequences of the Plan. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the Plan.

    STOCK OPTIONS. In general, the grant of an option will not be a taxable event to the recipient (the "Participant") and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of Common Shares acquired on the exercise of such option depend on whether the option is an incentive stock option or a nonqualified stock option.

    Upon the exercise of a nonqualified stock option, the Participant will recognize ordinary taxable income equal to the excess of the fair market value of the Common Shares received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the Common Shares will be capital gain or loss. If the holding period for the shares is not more than one year, the gain or loss will be short-term capital gain or loss. Short-term capital gain is taxable at the same rates as ordinary income. If the holding period is more than one year, the gain or loss will be long-term capital gain or loss. In general, long-term capital gain is subject to lower maximum federal income tax rates than ordinary income. Currently, the maximum rate for long-term capital gain on assets held for more than eighteen months is generally 20%, and the maximum rate on capital gain on assets held for more than one year but less than eighteen months ("mid-term gain") is 28%.

    Generally, a Participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the Participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the Plan will be treated as a nonqualified stock option to the extent it (together with any other incentive stock options granted under plans of the Company and its subsidiaries) first becomes exercisable in any calendar year for Common Shares having a fair market value, determined as of the date of grant, in excess of $100,000.

    If Common Shares acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss, taxable as discussed above at either a maximum rate of 20% or 28% depending on the holding period. If Common Shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the Participant will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the Common Shares at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term, mid-term or short-term, depending on how long the shares of Common Stock have been held. Where Common Shares are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the Common Shares have been held.

    Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the Participant, it would result in an increase in the Participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

    DIVIDEND EQUIVALENT RIGHTS. With respect to dividend equivalent rights under the Plan, generally, when a Participant receives payment with respect to the dividend equivalent right, the amount of cash and the fair market value of any other property received will be ordinary income to such Participant and will be allowed as a deduction for federal income tax purposes to the Company.

    PAYMENT OF WITHHOLDING TAXES. The Company may withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Plan.

    SPECIAL RULES.  Special rules may apply to a Participant who is subject to
Section 16(b) of the Exchange Act as in effect from time to time (generally directors, officers and 10% stockholders). Certain additional special rules apply if the exercise price for an option is paid in shares previously owned by the Participant rather than in cash.

    LIMITATION ON DEDUCTIBILITY. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the Plan) by a public company to a "covered employee" (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options granted under the Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

                            INDEPENDENT ACCOUNTANTS

    The Board of Trustees has selected Coopers & Lybrand L.L.P. ("Coopers & Lybrand") to serve as independent accountants for the Trust for the year ending December 31, 1998. Coopers & Lybrand was appointed by the Board on October 31, 1997 to be independent certified public accountants for the Company, replacing Lurie, Besikof, Lapidus & Co., LLP ("Lurie"). A representative of Coopers & Lybrand is expected to be present at the Special Meeting, have the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

                         SHAREHOLDER PROPOSALS FOR THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS

    Any shareholder who wishes to present a proposal for action at the next annual meeting of shareholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by December 31, 1998. Any such proposal must be in the form required under the rules and regulations promulgated by the Commission.

                                 OTHER MATTERS

    The Board knows of no other matters that are intended to be brought before the Special Meeting. If other matters, of which the Board is not aware, are presented for action, it is the intention of the proxies named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Common Shares being offered hereby will be passed upon for the Trust by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Cahill Gordon & Reindel will rely, without independent investigation, on Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland as to certain matters of Maryland law and on Maun & Simon, PLC, Minneapolis, Minnesota as to certain matters of Minnesota law.

                                    EXPERTS

    As previously announced, on October 31, 1997, Coopers & Lybrand L.L.P. was appointed by the Board of Directors of the Company as the Company's independent accountants for the year ending December 31, 1997. The Company is not aware of any disagreements with Lurie during the Company's two most recent fiscal years and through October 31, 1997 on any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures which, if not resolved to the satisfaction of Lurie, would have caused Lurie to make reference to the matters in their reports. Lurie has furnished to the Commission a letter agreeing with this statement.

    The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996 incorporated by reference in this Registration Statement have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of the Shidler Acquisition Properties as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996 incorporated by reference in this Registration Statement have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The balance sheet of Corporate Office Properties Trust as of February 3, 1998 included in this Registration Statement has been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

CORPORATE OFFICE PROPERTIES TRUST
Report of Independent Accountants.....................................................        F-2
Audited Financial Statements
  Balance Sheet at February 3, 1998...................................................        F-3
  Notes to Balance Sheet..............................................................        F-4

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholder
  Corporate Office Properties Trust:

We have audited the accompanying balance sheet of Corporate Office Properties Trust (Company) as of February 3, 1998. This balance sheet is the responsibility of the Company's management. Our responsi-bility is to express an opinion on this balance sheet based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Corporate Office Properties Trust as of February 3, 1998, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 4, 1998

                       CORPORATE OFFICE PROPERTIES TRUST

                                 BALANCE SHEET

                                FEBRUARY 3, 1998

                                     ASSETS

Cash.................................................................................  $     100
                                                                                       ---------
                                                                                       ---------

                              SHAREHOLDER'S EQUITY

Preferred shares of beneficial interest, $.01 per share; 5,000,000 shares authorized;
  none issued or outstanding.........................................................

Common shares of beneficial interest, $.01 par value; 45,000,000 shares authorized; 1
  issued and outstanding.............................................................          0

Additional paid-in capital...........................................................        100
                                                                                       ---------

      Total shareholder's equity.....................................................       $100
                                                                                       ---------
                                                                                       ---------

                   (See accompanying notes to balance sheet)

                       CORPORATE OFFICE PROPERTIES TRUST

                             NOTES TO BALANCE SHEET

1. ORGANIZATION:

    Corporate Office Properties Trust (the Company) was formed in the State of Maryland as a real estate investment trust on January 22, 1998 and issued one share to COPT, Inc. for a total consideration of $100. The Company has executed an Agreement and Plan of Merger under which it will indirectly merge with Corporate Office Properties Trust, Inc. (the Merger). The Company intends to file a Form S-4 registration statement with Securities and Exchange Commission in connection with the Merger.

    The Company has had no operations. The purposes for which the Company was formed are to invest in and to acquire, hold, manage, administer, control and dispose of property, as a real estate investment trust. Upon consummation of the Merger, the Company intends to begin operations. The Company will have an indirect interest in certain suburban office buildings and hold a number of retail properties with related indebtedness.

2. FEDERAL INCOME TAXES:

    At the earliest possible date, the Company intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Accordingly, upon such qualification it will not be subject to federal income taxes on amounts distributed to shareholders provided it distributes at least 95 percent of its taxable income and meets certain other conditions. The Company may, however, be subject to state or local taxation in various jurisdictions.

3. PLANNED TRANSACTIONS:

    The Company intends to consummate the Merger as soon as practicable following approval of the Merger by the shareholders of Corporate Office Properties Trust, Inc. There can be no assurance that the Merger will be consummated.

4. EMPLOYEE BENEFIT PLANS AND RELATED MATTERS:

    The Company's Board of Trustees intends to adopt a long-term incentive plan under which the Board of Trustees is authorized to grant common share awards, and determine the form, payment, exercise provisions, and other terms thereof. The Company intends to reserve 10% of common shares outstanding from time to time for issuance under the incentive plan.

    The Company intends to enter into an employment agreement with its president and chief executive officer. The agreement will have an initial term of three years, subject to automatic renewal for subsequent two year terms, and will cover matters including compensation, disability and termination. The agreement will also contain provisions which are intended to limit the president from competing with the Company throughout the term of the agreement and for a period of two years thereafter.

    The Company will also enter into a noncompetition agreement with the chairman of the board of trustees. The agreement will be in effect during the period that he serves as chairman.

    There can be no assurance that the aforementioned actions will be completed as intended.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 31, 1998, is by and among Corporate Office Properties Trust, Inc., a Minnesota corporation (the "Company"), COPT, Inc., a Maryland corporation (the "Maryland Company") and Corporate Office Properties Trust, a Maryland real estate investment trust (the "Trust").

                                    RECITALS

    WHEREAS, the Boards of Directors of the Company and the Maryland Company and the Board of Trustees of the Trust each have determined that it is in the best interests of their respective shareholders to effect the Mergers (as hereinafter defined) upon the terms and subject to the conditions set forth herein; and

    NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein the parties hereto adopt the plan of merger encompassed by this Agreement and agree as follows:

                                   ARTICLE I
                      THE MERGERS; CLOSING; EFFECTIVE TIME

    1.1. THE COMPANY MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Company shall be merged with and into the Maryland Company and the separate corporate existence of the Company shall thereupon cease (the "Company Merger"). The Maryland Company shall be the surviving entity in the Company Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the Maryland Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Company Merger.

    The Company Merger shall have the effects specified in the Minnesota Business Corporation Act (the "MBCA") and the Maryland General Corporation Law (the "MGCL").

    1.2. THE TRUST MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Surviving Corporation shall be merged with and into the Trust and the separate corporate existence of the Surviving Corporation shall thereupon cease (the "Trust Merger" and, together with the Company Merger, the "Mergers"). The parties intend that the Mergers qualify as a reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended. The Trust shall be the surviving entity in the Trust Merger (sometimes hereinafter referred to as the "Surviving Entity") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the Trust with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

    The Trust Merger shall have the effects specified in the MGCL.

    1.3. CLOSING. The Closing of the Mergers (the "Closing") shall take place
(i) at the offices of the Trust, One Logen Square, Suite 1105, Philadelphia, Pennsylvania 19103 at 10:00 a.m. local time on the first business day on which the last to be fulfilled or waived of the conditions set forth in Section 6.1 hereof shall be fulfilled or (ii) at such other place and time and/or on such other date as the Company, the Maryland Company and the Trust may agree.

    1.4. EFFECTIVE TIME. Following the fulfillment or waiver of the conditions set forth in Section 6.1 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII hereof, the Company and the Maryland Company will, at such time as they deem advisable, cause Articles of Merger (the "Minnesota Articles of Merger") to be signed and filed with the Secretary of State of the State of Minnesota as provided in Section 302A.641 of the MBCA and Articles of Merger (the "Maryland Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 3-105 of the MGCL. Following the fulfillment or waiver of the conditions set forth in Section 6.1 hereof, provided that this Agreement shall not have been terminated or abandoned pursuant to Article VII hereof, the Maryland Company and the Trust will, at such time as they deem advisable, cause Articles of Merger (the "Trust Articles of Merger") to be filed with the SDAT as provided in Section 3-105 of the MGCL. The Mergers shall become effective upon the latter of (i) the filing the Articles of Merger with the Secretary of State of the State of Minnesota and (ii) the acceptance for record of the Maryland Articles of Merger and the Trust Articles of Merger by the SDAT (the "Effective Time"). The parties hereto intend the Mergers to become effective simultaneously.

                                   ARTICLE II
                        DECLARATION OF TRUST AND BYLAWS
                          OF THE SURVIVING CORPORATION
                            AND THE SURVIVING ENTITY

    2.1. SURVIVING CORPORATION. The Certificate of Incorporation and Bylaws of the Maryland Company in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the MGCL.

    2.2. SURVIVING ENTITY. The Declaration of Trust and Bylaws of the Trust in effect at the Effective Time shall be the Declaration of Trust and Bylaws of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.

                                  ARTICLE III
                             TRUSTEES AND OFFICERS
                        OF THE SURVIVING CORPORATION AND
                              THE SURVIVING ENTITY

    3.1. DIRECTORS. The directors of the Maryland Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

    3.2. TRUSTEES. The trustees of the Trust at the Effective Time shall, from and after the Effective Time, be the trustees of the Surviving Entity until their successors have been duly elected or until their earlier death, resignation or removal in accordance with the Surviving Entity's Declaration of Trust and Bylaws.

    3.3. OFFICERS. The officers of the Maryland Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. The officers of the Trust at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Declaration of Trust and Bylaws.

                                   ARTICLE IV
                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

    4.1. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any capital stock of the Company:

    (a) Each share of the common stock, par value $0.01 per share (the "Company Stock"), of the Company issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable common share of beneficial interest, par value $0.01 per share (the "Common Shares") of the Trust. Each certificate (each, a "Certificate") representing any such shares of Common Stock shall thereafter represent the right to receive Common Shares. At the Effective Time, all shares of Common Stock shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

    (b) Each share of Common Stock issued and held in the Company's treasury at the Effective Time, shall by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

    (c) At the Effective Time, each share of common stock, par value $0.01 per share, of the Maryland Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the Maryland Company or the holder of such shares, be cancelled and retired without payment of any consideration therefor.

    (d) At the Effective Time, each Common Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the Trust or the holder of such shares, be cancelled and retired without payment of any consideration therefor.

    (e) Each option to purchase or otherwise acquire shares of Common Stock pursuant to the stock option plan of the Company granted and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder of such option, be converted into and become a right to purchase or otherwise acquire the same number of Common Shares at the same price per share and upon the same terms and subject to the same conditions as applicable to such options immediately prior to the Effective Time.

    4.2. CONVERSION OF OUTSTANDING STOCK OF THE COMPANY. From and after the Effective Time, each issued and outstanding share of Common Stock and all rights in respect thereof shall be converted into one fully paid and nonassessable Common Share, and each Certificate nominally representing shares of Common Stock shall for all purposes be deemed to evidence the ownership of an equal number of Common Shares. The holders of Certificates shall not be required immediately to surrender the same in exchange for certificates for Common Shares, but, as Certificates nominally representing shares of Common Stock are surrendered for transfer, the Trust will cause to be issued certificates representing Common Shares, and, at any time upon surrender by any holder of Certificates nominally representing shares of Common Stock, the Trust will cause to be issued therefor certificates for an equal number of Common Shares.

                                   ARTICLE V
                                   COVENANTS

    5.1. NASDAQ LISTING. The Trust shall use its reasonable best efforts to cause the Common Shares to be issued in the Mergers to be approved for trading on the Nasdaq SmallCap Market tier of The Nasdaq Stock Market ("NASDAQ"), subject to official notice of issuance, prior to the Closing Date.

    5.2. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Entity agrees that it will indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Company or the Maryland Company or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law.

                                   ARTICLE VI
                                   CONDITIONS

    6.1. CONDITION TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Company, the Maryland Company and the Trust to consummate the Mergers are subject to the fulfillment of each of the following conditions:

    (a) The registration statement on Form S-4 to be filed by the Trust, which will include the proxy statement of the Company soliciting proxies to approve the Mergers, shall have been declared effective in accordance with the Securities Act of 1933, as amended, by the Securities and Exchange Commission and no stop order shall have been issued or threatened.

    (b) This Agreement shall have been duly approved by (i) the requisite vote of holders of the shares of Common Stock, in accordance with applicable law and the Amended and Restated Articles of Incorporation and Bylaws of the Company,
(ii) the Company, as sole shareholder of the Maryland Company, and (iii) the Maryland Company, as sole shareholder of the Trust.

    (c) Holders of not more than 5.0% of the Common Stock issued and outstanding on the record date set for the special meeting of the Company's shareholders called to approve the Mergers shall have exercised their rights under Section 302A.471 of the MBCA.

    (d) The Common Shares issuable to the Company's shareholders pursuant to this Agreement shall have been authorized for trading on the NASDAQ or the National Market tier of the Nasdaq Stock Market, subject to official notice of issuance.

    (e) No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or either of the Mergers shall have been entered by any court or administrative body and shall remain in full force and effect.

    (f) The obligations to consummate the Mergers contemplated hereby shall not have been terminated pursuant to Article VII hereof.

    (g) All consents and approvals, if any, necessary for the transactions contemplated hereby shall have been obtained and be in full force and effect.

                                  ARTICLE VII
                                  TERMINATION

    7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Common Stock, by the mutual consent of the Boards of Directors of the Company and the Maryland Company and the Board of Trustees of the Trust.

    7.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VII, no party hereto (or any of its directors, trustees or officers) shall have any liability or further obligation to any other party to this Agreement.

                                  ARTICLE VIII
                           MISCELLANEOUS AND GENERAL

    8.1. MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the MBCA and the MGCL, at any time prior to the Effective Time, the parties hereto may amend or modify this Agreement by written agreement, executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Mergers have been approved by the Company's shareholders, no amendment or modification may change the amount or form of the consideration to be received by such shareholders in the Mergers.

    8.2. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the relevant Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

    8.3. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

    8.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the States of Minnesota and Maryland, in the case of the Company Merger, and in accordance with the laws of the State of Maryland, in the case of the Trust Merger.

    8.5. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 5.2, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee or any other person or entity.

    8.6. HEADINGS. The Article, Section and paragraph headings herein are for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

    8.7. SERVICE OF PROCESS. (a) The Trust may be served with process in the State of Minnesota in a proceeding for the enforcement of an obligation of the Company, the Maryland Company or the Trust, and in a proceeding for the enforcement of the rights of a dissenting shareholder of the Company against the Maryland Company or the Trust. The Trust hereby irrevocably appoints the Secretary of State of the State of Minnesota as its agent to accept service of process in any such proceeding. The address to which a copy of such process shall be mailed by the Secretary of State to the Trust is One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103, Attn: Clay W. Hamlin, III.

    (b) The Trust may be served with process in the State of Maryland in any proceeding for the enforcement of any obligation of the Company or the Maryland Company, as well as for enforcement of any obligations of the Trust arising from the Mergers, and it does hereby irrevocably appoint the Secretary of State of the State of Maryland as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State to the Trust is One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103, Attn: Clay W. Hamlin, III.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                          CORPORATE OFFICE PROPERTIES
                                          TRUST, INC.

                                          By: /s/ CLAY W. HAMLIN, III
--------------------------------------------------------------------------------

                                             Name: Clay W. Hamlin, III
                                             Title: President and Chief
                                          Executive Officer

                                          COPT, INC.

                                          By: /s/ CLAY W. HAMLIN, III
--------------------------------------------------------------------------------

                                             Name: Clay W. Hamlin, III
                                             Title: President

                                          CORPORATE OFFICE PROPERTIES
                                          TRUST

                                          By: /s/ CLAY W. HAMLIN, III
--------------------------------------------------------------------------------

                                             Name: Clay W. Hamlin, III
                                             Title: President and Chief
                                          Executive Officer

                                                                      APPENDIX B

                       CORPORATE OFFICE PROPERTIES TRUST
                   AMENDED AND RESTATED DECLARATION OF TRUST

    This DECLARATION OF TRUST is made as of the date set forth above by the undersigned Trustee (as defined herein):

                                   ARTICLE I
                                   FORMATION

    The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code).

                                   ARTICLE II
                                      NAME

    The name of the Trust is:

                       Corporate Office Properties Trust

    Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

                                  ARTICLE III
                              PURPOSES AND POWERS

    Section 3.1 PURPOSES. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property and interests (direct or indirect and of whatsoever nature) in and in respect of property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

    Section 3.2 POWERS. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

                                   ARTICLE IV
                                 RESIDENT AGENT

    The name of the resident agent of the Trust in the State of Maryland is James J. Hanks, Jr., whose post office address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

                                   ARTICLE V
                               BOARD OF TRUSTEES

    Section 5.1 POWERS. Subject to any express limitations contained in the Declaration of Trust or in the Bylaws, (a) the business and affairs of the Trust shall be managed under the direction of the Board of Trustees and (b) the Board shall have full, exclusive and absolute power, control and authority over any and all property of the Trust. The Board may take any action as in its sole judgment and discretion is necessary or appropriate to conduct the business and affairs of the Trust. The Declaration of Trust shall be construed with the presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Trustees included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or the Bylaws or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board or the Trustees under the general laws of the State of Maryland or any other applicable laws.

    The Board, without any action by the shareholders of the Trust, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the status of the Trust as a real estate investment trust under the Code; to determine that compliance with any restriction or limitations on ownership and transfers of shares of the Trust's beneficial interest set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of shares of beneficial interest of the Trust; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

    Section 5.2 NUMBER AND CLASSIFICATION. The number of Trustees (hereinafter the "Trustees") initially shall be 1, which number may be increased or decreased pursuant to the Bylaws of the Trust. The Trustees shall be elected at every third annual meeting of shareholders in the manner provided in the Bylaws or, in order to fill any vacancy on the Board of Trustees, in the manner provided in the Bylaws. The name and address of the Trustee who shall serve until the first annual meeting of shareholders and until his successor is duly elected and qualify is:

Name                                   Address
Clay W. Hamlin, III                    1 Logan Square
                                       Philadelphia, PA 19103

    This Trustee may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees prior to the first annual meeting of shareholders in the manner provided in the Bylaws. It shall not be necessary to list in the Declaration of Trust the names and addresses of any Trustees hereinafter elected.

    At any meeting of shareholders, the Trustees (other than any Trustee elected solely by holders of one or more classes or series of Preferred Shares) may be classified, with respect to the terms for which they severally hold office, into three classes, one class to hold office initially for a term expiring at the next succeeding annual meeting of shareholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of shareholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of shareholders, with the Trustees of each class to hold office until their successors are duly elected and qualify. At each annual meeting of shareholders, the successors to the class of Trustees whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

    Section 5.3 RESIGNATION, REMOVAL OR DEATH. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect one or more Trustees, a Trustee may be removed at any time, only for cause and only at a meeting of the shareholders, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote generally in the election of Trustees.

                                   ARTICLE VI
                         SHARES OF BENEFICIAL INTEREST

    Section 6.1 AUTHORIZED SHARES. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the "Shares"). The Trust has authority to issue 50,000,000 shares of beneficial interest, consisting of 45,000,000 common shares of beneficial interest, $0.01 par value per share ("Common Shares") and 5,000,000 preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"). The Board of Trustees, without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified.

    Section 6.2 COMMON SHARES. Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time in one or more classes or series of Shares.

    Section 6.3 PREFERRED SHARES. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series of Shares.

    Section 6.4 CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the "SDAT"). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.4 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

    Section 6.5 AUTHORIZATION BY BOARD OF SHARE ISSUANCE. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws of the Trust.

    Section 6.6 DIVIDENDS AND DISTRIBUTIONS. The Board of Trustees may from time to time authorize and declare to shareholders such dividends or distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or distribution unless and until authorized and declared by the Board. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.6 shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute "transferable shares" or "transferable certificates of beneficial interest" under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

    Section 6.7 GENERAL NATURE OF SHARES. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the beneficial interest ledger of the Trust.

    Section 6.8 FRACTIONAL SHARES. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

    Section 6.9 DECLARATION AND BYLAWS. All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust. Except as otherwise specifically required by law, the Trustees shall have the sole power to adopt, amend and modify the Bylaws of the Trust.

    Section 6.10 DIVISIONS AND COMBINATIONS OF SHARES. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of shareholders.

                                  ARTICLE VII
                RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

    Section 7.1 DEFINITIONS. For the purpose of this Article VII, the following terms shall have the following meanings:

    AGGREGATE SHARE OWNERSHIP LIMIT. The term "Aggregate Share Ownership Limit" shall mean not more than 9.8 percent in value of the aggregate of the outstanding Equity Shares. The value of the outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

    BENEFICIAL OWNERSHIP. The term "Beneficial Ownership" shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

    BUSINESS DAY. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

    CHARITABLE BENEFICIARY. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

    CHARITABLE TRUST. The term "Charitable Trust" shall mean any trust provided for in Section 7.3.1.

    CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    COMMON SHARE OWNERSHIP LIMIT. The term "Common Share Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares. The number and value of outstanding Common Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

    CONSTRUCTIVE OWNERSHIP. The term "Constructive Ownership" shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

    DECLARATION OF TRUST. The term "Declaration of Trust" shall mean this Declaration of Trust as filed for record with the SDAT, and any amendments thereto.

    EQUITY SHARES. The term "Equity Shares" shall mean all classes or series of Shares, including, without limitation, Common Shares and Preferred Shares.

    EXCEPTED HOLDER. The term "Excepted Holder" shall mean a Permitted Holder or a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.2.7.

    EXCEPTED HOLDER LIMIT. The term "Excepted Holder Limit" shall mean, (i) in the case of Permitted Holders, the percentage limit established by the Board of Trustees prior to their becoming shareholders of the Trust, subject to adjustment pursuant to Sections 7.2.7 and 7.2.8 and (ii) in the case of any other Excepted Holder, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to
Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Trustees pursuant to Section 7.2.7.

    INITIAL DATE. The term "Initial Date" shall mean the date upon which this Declaration of Trust containing this Article VII is filed for record with the SDAT.

    MARKET PRICE. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to the securities listed or admitted to trading on National Market or Small Cap tier of the Nasdaq Stock Market ("Nasdaq-NM") or, if such Equity Shares are not listed or admitted to trading on the Nasdaq-NM, as reported on the principal consolidated transaction reporting system with respect to the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on the Nasdaq-NM or any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Board of Trustees.

    PERMITTED HOLDER.  The term Permitted Holder shall mean Jay H. Shidler, Clay
W. Hamlin, III, Westbrook Real Estate Fund I, L.P. and Westbrook Real Estate Co. Investment Partnership I, L.P. and any corporation, partnership, trust, estate or other legal entity controlled by any of the foregoing persons (or jointly controlled by Messrs. Shidler and Hamlin).

    PERSON. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

    PROHIBITED OWNER. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own Equity Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

    REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

    RESTRICTION TERMINATION DATE. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

    SDAT. The term "SDAT" shall mean the State Department of Assessments and Taxation of Maryland.

    TRANSFER. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive dividends on Equity Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise; provided, however, that the term Transfer shall not include the initial issuance of Equity Shares in connection with the indirect merger of Corporate Office Properties Trust, Inc., a Minnesota corporation, with and into the Trust. The terms "Transferring" and "Transferred" shall have the correlative meanings.

    TRUSTEE. The term "Trustee" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

    Section 7.2  EQUITY SHARES.

    Section 7.2.1 OWNERSHIP LIMITATIONS. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

    (a)  BASIC RESTRICTIONS.

    (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

    (ii) No Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership of Equity Shares would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

    (iii) Notwithstanding any other provisions contained herein, any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the Nasdaq-NM or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Equity Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void AB INITIO, and the intended transferee shall acquire no rights in such Equity Shares.

    (b) TRANSFER IN TRUST. If any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of
Section 7.2.1(a)(i) or (ii),

    (i) then that number of Equity Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii)(rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Equity Shares; or

    (ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of
Section 7.2.1(a)(i) or (ii), then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void AB INITIO, and the intended transferee shall acquire no rights in such Equity Shares.

    Section 7.2.2 REMEDIES FOR BREACH. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section
7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Equity Shares in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; PROVIDED, HOWEVER, that any Transfers or attempted Transfers or other events in violation of Section 7.2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void AB INITIO as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

    Section 7.2.3 NOTICE OF RESTRICTED TRANSFER. Any Person who, as the result of a Transfer, attempted Transfer or intended Transfer acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 7.2.1(a), or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust's status as a REIT.

    Section 7.2.4 OWNERS REQUIRED TO PROVIDE INFORMATION. From the Initial Date and prior to the Restriction Termination Date:

    (a) every owner of more than five percent (or such other percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Equity Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares and other Equity Shares Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit.

    (b) each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

    Section 7.2.5 REMEDIES NOT LIMITED. Subject to Section 5.1 of the Declaration of Trust, nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust's status as a REIT.

    Section 7.2.6 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

    Section 7.2.7  EXCEPTIONS.

    (a) Subject to Section 7.2.1(a)(ii), the Board of Trustees, in its sole discretion, may exempt a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for a Person (including a Permitted Holder) if:

    (i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Equity Shares will violate Section 7.2.1(a)(ii);

    (ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust's ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

    (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such Equity Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.2.1(b) and 7.3.

    (b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

    (c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

    (d) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

    Section 7.2.8 INCREASE IN AGGREGATE SHARE OWNER-SHIP AND COMMON SHARE OWNERSHIP LIMITS. The Board of Trustees may from time to time increase the Common Share Ownership Limit and the Aggregate Share Ownership Limit.

        Section 7.2.9 LEGEND. Each certificate for Equity Shares shall bear substantially the following legend:

    The shares represented by this Certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Declaration of Trust of the Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder or a Permitted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Equity Shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder or a Permitted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Equity Shares which cause or will cause a Person to Beneficially Own or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge.

    Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

    Section 7.3  TRANSFER OF EQUITY SHARES IN TRUST.

    Section 7.3.1 OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3.6.

    Section 7.3.2 STATUS OF SHARES HELD BY THE TRUSTEE. Equity Shares held by the Trustee shall be issued and outstanding Equity Shares of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

    Section 7.3.3 DIVIDEND AND VOTING RIGHTS. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee shall be paid with respect to such Equity Shares to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible trust action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

    Section 7.3.4 SALE OF SHARES BY TRUSTEE. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this
Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the

Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

    Section 7.3.5 PURCHASE RIGHT IN SHARES TRANSFERRED TO THE TRUSTEE. Equity Shares transferred to the Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3.4. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

    Section 7.3.6 DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that
(i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

    Section 7.4 NASDAQ-NM TRANSACTIONS. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the Nasdaq-NM or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this
Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

    Section 7.5 ENFORCEMENT. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Article VII.

    Section 7.6 NON-WAIVER. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

                                  ARTICLE VIII
                                  SHAREHOLDERS

    Section 8.1 MEETINGS. There shall be an annual meeting of the shareholders, commencing with the calendar year 1999, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust or as specifically required by law, special meetings of shareholders may only be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

    Section 8.2 VOTING RIGHTS. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section
5.2 and the removal of Trustees as provided in Section 5.3; (b) amendment of the Declaration of Trust as provided in Article X; (c) termination of the Trust as provided in Section 10.3;

(d) merger or consolidation of the Trust, or the sale or disposition of substantially all of the Trust Property, as provided in Article XI; and (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting or by consent shall in any way bind the Board of Trustees.

    Section 8.3 PREEMPTIVE AND APPRAISAL RIGHTS. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.

    Section 8.4  EXTRAORDINARY ACTIONS.  Except as specifically provided in
Section 5.3 (relating to removal of Trustees), in Article X (relating to amendments to this Declaration of Trust), in Article XI (relating to mergers, consolidations or sales of trust property), and in Section 12.2 (relating to termination of the Trust) and except for any deletion or modification of the foregoing references in this Section 8.4, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or authorized by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

    Section 8.5 BOARD APPROVAL. The submission of any action to the shareholders for their consideration shall first be approved by the Board of Trustees.

    Section 8.6 ACTION BY SHAREHOLDERS WITHOUT A MEETING. The Bylaws of the Trust may provide that any action required or permitted to be taken by the shareholders may be taken without a meeting by the written consent of all shareholders entitled to cast votes on the matter.

                                   ARTICLE IX
                     LIABILITY LIMITATION, INDEMNIFICATION
                        AND TRANSACTIONS WITH THE TRUST

    Section 9.1 LIMITATION OF SHAREHOLDER LIABILITY. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

    Section 9.2 LIMITATION OF TRUSTEE AND OFFICER LIABILITY. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the

Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

    Section 9.3 INDEMNIFICATION. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, Trustee or officer of the Trust or (b) any individual who, while a Trustee of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee or officer of the Trust. The Trust shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

    Section 9.4 TRANSACTIONS BETWEEN THE TRUST AND ITS TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. Subject to any express restrictions in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

                                   ARTICLE X
                                   AMENDMENTS

    Section 10.1 GENERAL. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust
(a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record as provided in Section 13.5 and (c) shall become effective as of the later of the time the SDAT accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to the Declaration of Trust shall include all amendments thereto.

    Section 10.2 BY TRUSTEES. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, to qualify as a real estate investment trust under the Code or under Title 8 and as otherwise provided in the Declaration of Trust.

    Section 10.3 BY SHAREHOLDERS. Except as otherwise provided in the Declaration of Trust, any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

                                   ARTICLE XI
                MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

    Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the Trust Property. Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

                                  ARTICLE XII
                       DURATION AND TERMINATION OF TRUST

    Section 12.1 DURATION. The Trust shall continue perpetually unless terminated pursuant to Section 12.2 or pursuant to any applicable provision of Title 8.

    Section 12.2  TERMINATION.

    (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

    (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

    (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

    (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

    (b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

                                  ARTICLE XIII
                                 MISCELLANEOUS

    Section 13.1 GOVERNING LAW. The Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

    Section 13.2 RELIANCE BY THIRD PARTIES. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

    Section 13.3  SEVERABILITY.

    (a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the Declaration of Trust pursuant to Article X and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 10.2.

    (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

    Section 13.4 CONSTRUCTION. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

    Section 13.5 RECORDATION. The Declaration of Trust and any amendment hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

    IN WITNESS WHEREOF, this Declaration of Trust has been signed on this 22nd day of January, 1998 by the undersigned Trustee of the Trust, who acknowledges, that this document is his act, and that to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects and that the statement is made under the penalties for perjury.

                                     -----------------------------------------
                                     Clay W. Hamlin, III
                                     Trustee

                                                                      APPENDIX C

                                   BYLAWS OF
                       CORPORATE OFFICE PROPERTIES TRUST
                                 (THE "TRUST")

                                   ARTICLE I

                                    OFFICES

    Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the Trustees may designate.

    Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

    Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

    Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held within a reasonable period, but not less than 30 days, following delivery of the annual report, referred to in Section 12 of this
Article II, but in any event within six months after the end of each full fiscal year at a convenient location and on proper notice, on a date and at the time set by the Trustees, beginning with the year 1999. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

    Section 3. SPECIAL MEETINGS. The chairman of the board or the president or a majority of the Trustees may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such shareholders to the Trust of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

    Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

    Section 5. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

    Section 6. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.

    Section 7. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 8. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

    Section 9. PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record by him either in person or by proxy executed in writing by the shareholder or by his duly authorized agent. Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

    Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

    Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

    The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

    Notwithstanding any other provision contained herein or in the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

    Section 11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

    Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

    Section 12.  REPORTS TO SHAREHOLDERS.

    The Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during such fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trustees may deem appropriate.

    Section 13.  NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.

    (a) ANNUAL MEETINGS OF SHAREHOLDERS. (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

        (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) (1) of this Section 13, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Trust has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Trust. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

        (3) Notwithstanding anything in the second sentence of paragraph (a) (2) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

    (b) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this
Section 13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 13(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice containing the information required by paragraph (a) (2) of this Section 13 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

    (c) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.

        (2) For purposes of this Section 13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        (3) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

    Section 14. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

    Section 15. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                  ARTICLE III

                                    TRUSTEES

    Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

    Section 2. NUMBER. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees and may be classified into any class as provided for by the Declaration of Trust.

    Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

    Section 4. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the chairman of the board or the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

    Section 5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, telegraphed, facsimile-transmitted or mailed to each Trustee at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone or facsimile-transmission notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

    Section 6. QUORUM. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

    The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

    Section 7. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

    Section 8. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

    Section 9. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.

    Section 10. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he is replacing.

    Section 11.  COMPENSATION; FINANCIAL ASSISTANCE.

    (a) COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive compensation per year and/or per meeting and/or per visit to real property owned or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

    (b) FINANCIAL ASSISTANCE TO TRUSTEES. The Trust may lend money to, guarantee an obligation of or otherwise assist a Trustee or a trustee of its direct or indirect subsidiary. The loan, guarantee or other assistance may be with or without interest, unsecured, or secured in any manner that the Board of Trustees approves, including a pledge of Shares.

    Section 12. REMOVAL OF TRUSTEES. The shareholders may, at any time, remove any Trustee only in the manner provided in the Declaration of Trust.

    Section 13. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

    Section 14. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

    Section 15. RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

    Section 16. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the Maryland General Corporation Law (the "MGCL") shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

    Section 17.  CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND
AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust (other than a full-time officer, employee or agent of the Trust), in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Trust.

                                   ARTICLE IV

                                   COMMITTEES

    Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more Trustees, to serve at the pleasure of the Trustees.

    Section 2.  POWERS.  The Trustees may delegate to committees appointed under
Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

    Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

    One-third, but not less than two (if there are two or more members of the committee), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or any two (if there are two or more members of the committee) members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members.

    Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

    Section 4. TELEPHONE MEETINGS. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

    Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

    Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                   ARTICLE V

                                    OFFICERS

    Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected by the Trustees. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of president and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

    Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

    Section 3. VACANCIES. A vacancy in any office may be filled by the Trustees for the balance of the term.

    Section 4. CHIEF EXECUTIVE OFFICER. The Trustees may designate a chief executive officer from among the elected officers. The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. In the absence of both the chairman and vice chairman of the board, the chief executive officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present.

    Section 5. CHIEF OPERATING OFFICER. The Trustees may designate a chief operating officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

    Section 6. CHIEF FINANCIAL OFFICER. The Trustees may designate a chief financial officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

    Section 7. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the chairman of the board, the vice chairman of the board shall preside at such meetings at which he shall be present. The chairman and the vice chairman of the board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The chairman of the board and the vice chairman of the board shall perform such other duties as may be assigned to him or them by the Trustees.

    Section 8. PRESIDENT. In the absence of the chairman, the vice chairman of the board and the chief executive officer, the president shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. In the absence of a designation of a chief executive officer by the Trustees, the president shall be the chief executive officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Trustees from time to time.

    Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Trustees. The Trustees may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

    Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Trustees.

    Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

    The treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the president and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Trust.

    If required by the Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

    Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Trustees. The assistant treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

    Section 13. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Trustee.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

    Section 1. CONTRACTS. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

    Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Trustees.

    Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

                                  ARTICLE VII

                                     SHARES

    Section 1. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

    Section 2. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

    Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

    Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

    Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

    In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

    If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

    When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

    Section 5. STOCK LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

    Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

                                  ARTICLE VIII

                                ACCOUNTING YEAR

    The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                                   ARTICLE IX

                                 DISTRIBUTIONS

    Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

    Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                               INVESTMENT POLICY

    Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI

                                      SEAL

    Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

    Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                  ARTICLE XII

                    INDEMNIFICATION AND ADVANCE OF EXPENSES

    To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee, officer or shareholder and at the request of the Trust, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Trust shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason such status, provided that, in the case of a Trustee or officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

    Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

                                  ARTICLE XIII

                                WAIVER OF NOTICE

    Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIV

                              AMENDMENT OF BYLAWS

    The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                   ARTICLE XV

                                 MISCELLANEOUS

    All references to the Declaration of Trust shall include any amendments thereto.

                                                                      APPENDIX D

                       CORPORATE OFFICE PROPERTIES TRUST
                         1998 LONG TERM INCENTIVE PLAN

    1. PURPOSES.

    The purposes of the 1998 Long Term Incentive Plan are to advance the interests of Corporate Office Properties Trust and its shareholders by providing a means to attract, retain, and motivate employees and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

    2. DEFINITIONS.

    For purposes of the Plan, the following terms shall be defined as set forth below:

        (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

        (b) "Award" means any Option or Dividend Equivalent granted to an Eligible Person under the Plan.

        (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

        (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by such Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        (e) "Board" means the Board of Directors of the Company.

        (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

        (g) "Committee" means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board), as may be designated by the Board to administer the Plan.

        (h) "Company" means Corporate Office Properties Trust, a Maryland business trust, or any successor.

        (i) "Director" means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

        (j) "Dividend Equivalent" means a right, granted under Section 5(c), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

        (k) "Eligible Person" means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director.

        (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

        (m) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange or market system.

        (n) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

        (o) "NQSO" means any Option that is not an ISO.

        (p) "Option" means a right, granted under Section 5(b), to purchase Shares.

        (q) "Participant" means an Eligible Person who has been granted an Award under the Plan.

        (r) "Plan" means this 1998 Long Term Incentive Plan.

        (s) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        (t) "Shares" means common shares of beneficial interest, $.01 par value per share, of the Company.

        (u) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    3. ADMINISTRATION.

    (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

        (i) to select Eligible Persons to whom Awards may be granted;

        (ii) to designate Affiliates;

       (iii) to determine the type or types of Awards to be granted to each Eligible Person;

        (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

        (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

        (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

       (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

      (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

        (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

        (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

        (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

    (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or employees of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

    (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

    4. SHARES SUBJECT TO THE PLAN.

    (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 10 percent of the number of issued and outstanding Shares at the time the Award is granted; provided however, that no more than 200,000 Shares shall be cumulatively available for Awards of ISOs hereunder. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

    (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares with respect to which Options may be granted during a calendar year to any Eligible Person under this Plan shall be 200,000 Shares.

    (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise.

    (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

    5. SPECIFIC TERMS OF AWARDS.

    (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Person.

    (b) OPTIONS. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

        (i) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

        (ii) OPTION TERM. The term of each Option shall be determined by the Committee.

       (iii) TIME AND METHOD OF EXERCISE. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

        (iv) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

    (c) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

    6. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

    (a) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, a predecessor of the Company or any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company, a predecessor of the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, or purchase price of any other Award conferring a right to purchase Shares, which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company, a predecessor of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate shall be determined by the Committee, in its discretion.

    (b) TERMS OF AWARDS. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

    (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

    (d) NONTRANSFERABILITY. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

    7. CHANGE OF CONTROL PROVISIONS.

    (a) ACCELERATION OF EXERCISABILITY AND LAPSE OF RESTRICTIONS; CASH-OUT OF AWARDS. Unless otherwise provided by the Committee at the time of the Award grant, all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited shall become fully exercisable at the time of a Change of Control.

    (b) DEFINITIONS OF CERTAIN TERMS. For purposes of this Section 7, the following definitions, in addition to those set forth in Section 2, shall apply:

        (i) "Change of Control" means and shall be deemed to have occurred if:

           (a) any Person (within the meaning of the Exchange Act), other than the Company or a Permitted Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the

       Exchange Act), directly or indirectly, of Voting Securities representing more than 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or

           (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office;

           (c) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than
       (I) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or, in the case of a transaction involving a Subsidiary and not the Company, retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (II) any such transaction which would result in Permitted Persons beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction, or (III) the merger of Corporate Office Properties Trust, Inc. indirectly with and into the Company; or

           (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Permitted Persons owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

        (ii) "Permitted Person" means (a) a majority-owned subsidiary of the Company; (b) an employee or group of employees of the Company or any majority-owned subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities; (e) the Operating Partnership; or (f) Jay H. Shidler, Clay W. Hamlin III, Westbrook Real Estate Fund I, L.P. or Westbrook Real Estate Co. Investment Partnership I, L.P. or any corporation, partnership, trust, estate or other legal entity controlled by any of the foregoing Persons (or jointly controlled by Messrs. Shidler and Hamlin).

       (iii) "Voting Securities or Security" means any securities of the Company or a Subsidiary or Affiliate which carry the right to vote generally in the election of directors.

    8. GENERAL PROVISIONS.

    (a) COMPLIANCE WITH LEGAL AND TRADING REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company or a Subsidiary or Affiliate under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

    (b) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate any employee's or director's employment or service at any time.

    (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Subsidiary or Affiliate and any Eligible Person to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations.

    (d) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under
Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

    (e) NO RIGHTS TO AWARDS; NO SHAREHOLDER RIGHTS. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

    (f) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

    (g) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

    (h) NOT COMPENSATION FOR BENEFIT PLANS. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

    (i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

    (j) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

    (k) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective upon its approval by shareholders of the Company (the "Effective Date"). The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

    (l) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                                      APPENDIX E

302A.471.  RIGHTS OF DISSENTING SHAREHOLDERS

    SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

        (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

           (1) alters or abolishes a preferential right of the shares;

           (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

           (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

           (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

        (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

        (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

        (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

        (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    SUBD. 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    SUBD. 3. RIGHTS NOT TO APPLY. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

    (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473.  PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

    SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

    (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

    (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

    SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

    (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    SUBD. 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

    (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

    (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive.

The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    SUBD. 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

    (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

PROXY                CORPORATE OFFICE PROPERTIES TRUST, INC.               PROXY
                        SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 12, 1998

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jay H. Shidler and Clay W. Hamlin and each of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Common Stock of Corporate Office Properties Trust, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of Corporate Office Properties Trust, Inc. to be held at Room 803, Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania on March 12, 1998 commencing at 10:30 a.m. and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present upon:

(1) APPROVAL OF THE REFORMATION: Authority to vote this proxy for the approval the reformation of the Company, in which the Company will be reformed as a Maryland real estate investment trust, which will be named Corporate Office Properties Trust, pursuant to two consecutive mergers, (a) of the Company into a newly formed, wholly owned subsidiary corporation of the Company and
    (b) of the former subsidiary corporation into a newly formed, wholly owned subsidiary Maryland real estate investment trust (the "Trust"), and the conversion of each outstanding share of common stock of the Company into one common share of beneficial interest of the Trust, which approval shall constitute approval of all the provisions set forth in the Declaration of Trust and the Bylaws of the Trust, including a classified board of trustees, the members of which are the same as the current directors of the Company, and the more flexible operational and investment policies permitted thereunder, as more fully described in the Proxy Statement/Prospectus dated February 9, 1998 relating to the Special Meeting, is:

                   / /  GRANTED                  / /  WITHHELD

(2) ADOPTION OF THE PLAN: Authority to vote this Proxy for the approval and adoption of the 1998 Long Term Incentive Plan, as more fully described in the Proxy Statement/Prospectus dated February 9, 1998 relating to the Special Meeting, is:

                   / /  GRANTED                  / /  WITHHELD
(3) In their discretion, such other matters as may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE APPROVAL OF THE REFORMATION AND FOR THE APPROVAL AND ADOPTION OF THE 1998 LONG TERM INCENTIVE PLAN.

                                              PLEASE SIGN EXACTLY AS YOUR NAME
                                              APPEARS ON THIS PROXY. IF SIGNING
                                              FOR ESTATES, TRUSTS OR
                                              CORPORATIONS, TITLE OR CAPACITY
                                              SHOULD BE STATED. IF SHARES ARE
                                              HELD JOINTLY, EACH HOLDER SHOULD
                                              SIGN.

                                              Dated: _____________________, 1998

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                                                          Signature

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                                                          Signature